  As filed with the Securities and Exchange Commission on September 23, 1997.
                                                     Registration No. 333-27787
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           -------------------------

                                AMENDMENT NO. 3

                                       TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          -------------------------
                          THE RECOVERY NETWORK, INC.
                (Name of Small Business Issuer in Its Charter)

               Colorado                           7812                    39-173-1029
  (State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)     Identification No.)

                                1411 5th Street
                                   Suite 250
                        Santa Monica, California 90401
                                (310) 393-3979
         (Address and Telephone Number of Principal Executive Offices)
                          -------------------------
                               WILLIAM D. MOSES
                     President and Chief Executive Officer
                          The Recovery Network, Inc.
                                1411 5th Street
                                   Suite 250
                        Santa Monica, California 90401
                                (310) 393-3979
           (Name, Address and Telephone Number of Agent For Service)
                          -------------------------
                         Copies of Communications to:
            HENRY I. ROTHMAN, Esq.           ROBERT J. MITTMAN, Esq.
    Parker Chapin Flattau & Klimpl, LLP       Tenzer Greenblatt LLP
         1211 Avenue of the Americas          The Chrysler Building
           New York, New York 10036          New York, New York 10174
           Telephone: (212) 704-6000        Telephone: (212) 885-5000
          Telecopier: (212) 704-6288        Telecopier: (212) 885-5001
                          -------------------------
     Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                          -------------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                        CALCULATION OF REGISTRATION FEE
================================================================================


                                                         Proposed             Proposed
                                                          Maximum              Maximum            Amount Of
     Title Of Each Class Of           Amount To       Offering Price          Aggregate         Registration
   Securities To Be Registered       Be Registered    Per Security (1)    Offering Price (1)         Fee
-------------------------------------------------------------------------------------------------------------
Units, each Unit to purchase one
 share of Common Stock, par
 value $.01 per share, and one
 Redeemable Warrant to
 purchase one share of Common
 Stock ...........................      2,300,000(2)      $ 5.10             $ 11,730,000       $ 3,354.55
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share, issuable upon exercise of
 the Warrants included in the
 Units (3)   .....................      2,300,000(4)      $ 5.50             $ 12,650,000       $ 3,833.33
-------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to
 purchase one share of Common
 Stock (5)   .....................        200,000         $  .001            $        200                 (6)
-------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to
 purchase one warrant ............        200,000         $  .001            $        200                 (6)
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share (7)   .....................        200,000         $ 7.00             $  1,400,000       $   424.24
-------------------------------------------------------------------------------------------------------------
Warrants, each to purchase one
 share of Common Stock (7)  ......        200,000         $  .14             $     28,000       $     8.48
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share (8)   .....................        200,000         $ 9.075            $  1,815,000       $   550.00
-------------------------------------------------------------------------------------------------------------
Total Registration Fee ......................................................................   $ 8,370.60
-------------------------------------------------------------------------------------------------------------
Previously Filed ............................................................................   $ 7,742.80
-------------------------------------------------------------------------------------------------------------
Amount Due ..................................................................................   $   627.80
=============================================================================================================

(1) Estimated solely for the purpose of calculating the filing fee.

(2) Includes 300,000 shares of Common Stock which the Underwriter has the option to purchase from the Registrant to cover over-allotments, if any.

(3) Issuable upon exercise of the redeemable warrants to be sold to the public hereunder, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

(4) Assumes the Underwriter's option to purchase 300,000 additional redeemable warrants to cover over-allotments, if any, has been exercised.

(5) To be issued to the Underwriter at the time of delivery and acceptance of the securities to be sold to the public hereunder.
(6) No fee due pursuant to Rule 457(g).
(7) Issuable upon exercise of the Underwriter's Warrants.
(8) Issuable upon exercise of the warrants underlying the Underwriter's Warrants, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

                          THE RECOVERY NETWORK, INC.

                             CROSS REFERENCE SHEET





        Item Number of Form SB-2                              Location or Caption in Prospectus
        ---------------------------------------------------   --------------------------------------------
 1.     Front of the Registration Statement and
        Outside Front Cover Page of Prospectus    .........   Outside Front Cover Page
 2.     Inside Front and Outside Back Cover Pages of
        Prospectus  .......................................   Inside Front Cover Page; Outside Back Cover
                                                              Page
 3.     Summary Information and Risk Factors   ............   Prospectus Summary; Risk Factors
 4.     Use of Proceeds   .................................   Use of Proceeds
 5.     Determination of Offering Price  ..................   Outside Front Cover Page; Risk Factors;
                                                              Underwriting
 6.     Dilution    .......................................   Risk Factors; Dilution
 7.     Selling Security Holders   ........................   Not Applicable
 8.     Plan of Distribution    ...........................   Outside Front Cover Page; Underwriting
 9.     Legal Proceedings    ..............................   Not applicable
10.     Directors, Executive Officers, Promoters and
        Control Persons.  .................................   Management
11.     Security Ownership of Certain Beneficial
        Owners and Management   ...........................   Principal Shareholders
12.     Description of Securities.    .....................   Outside Front Cover Page; Description of
                                                              Securities
13.     Interest of Named Experts and Counsel  ............   Not applicable
14.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities.   .   Management--Limitation of Liability and
                                                              Indemnification
15.     Organization Within Last Five Years    ............   Not Applicable
16.     Description of Business    ........................   Prospectus Summary; Risk Factors; Business
17.     Management's Discussion and Analysis or
        Plan of Operation    ..............................   Plan of Operation
18.     Description of Property    ........................   Business - Properties
19.     Certain Relationships and Related
        Transactions   ....................................   Certain Transactions
20.     Market for Common Equity and Related
        Shareholder Matters  ..............................   Dividend Policy; Description of Securities;
                                                              Shares Eligible for Future Sale
21.     Executive Compensation  ...........................   Management - Executive Compensation;
                                                              Management - Stock Option Plans
22.     Financial Statements    ...........................   Financial Statements
23.     Changes in and Disagreements with
        Accountants on Accounting and Financial
        Disclosure  .......................................   Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 23, 1997

                             SUBJECT TO COMPLETION

                                2,000,000 Units



                   [LOGO]        THE RECOVERY NETWORK, INC.

                     2,000,000 Shares of Common Stock and
       Redeemable Warrants to Purchase 2,000,000 Shares of Common Stock
     Each Unit offered hereby consists of one share of common stock, par value $.01 per share (the "Common Stock"), of The Recovery Network, Inc. (the "Company"), and a redeemable warrant to purchase one share of Common Stock (each, a "Warrant" and collectively, the "Warrants"). The securities comprising the Units will become detachable and separately transferable commencing 90 days from the date of this Prospectus (or such earlier date as to which the Underwriter consents) (the "Separation Date"). Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.50, subject to adjustment in certain circumstances, commencing on the Separation Date through and including , 2002. The Warrants are redeemable by the Company, at any time commencing on the Separation Date, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice (the "Call Date") has been at least 150% (currently $8.25, subject to adjustment) of the then effective exercise price of the Warrants and the Company obtains the written consent of the Underwriter to such redemption prior to the Call Date. See "Description of Securities."

     Prior to this offering there has been no public market for the Units, Common Stock or Warrants and there can be no assurance that any such market will develop. It is anticipated that the Units, Common Stock and Warrants will be quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbols "RNETU," "RNET" and "RNETW," respectively. The offering price of the Units and the exercise price of the Warrants were determined pursuant to negotiations between the Company and the Underwriter and do not necessarily relate to the Company's book value or any other established criteria of value. For a discussion of the factors considered in the determination of the offering prices of the Shares and Warrants, see "Underwriting."
                          -------------------------


THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
                COMMENCING ON PAGE 9 AND "DILUTION" ON PAGE 20.

                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                       Price         Underwriting      Proceeds
                        to          Discounts and         to
                      Public        Commissions (1)   Company (2)
--------------------------------------------------------------------------------
Per Unit   ......  $5.10(3)           $      .51        $     4.59
--------------------------------------------------------------------------------
Total (4)  ......  $ 10,200,000       $1,020,000        $9,180,000
================================================================================

(1) In addition, the Company has agreed to pay to the Underwriter a 3% nonaccountable expense allowance, to grant to the Underwriter warrants (the "Underwriter's Warrants") to purchase up to 200,000 shares of Common Stock and/or 200,000 Warrants and to retain the Underwriter as a financial consultant. The Company has also agreed to indemnify the Underwriter against certain civil liabilities, including those arising under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses, including the nonaccountable expense allowance in the amount of $306,000 ($351,900 if the Underwriter's over-allotment option is exercised in full), estimated at $910,000, payable by the Company.

(3) Consisting of $5.00 per share of Common Stock and $.10 per Warrant.

(4) The Company has granted the Underwriters an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 300,000 additional shares of Common Stock and/or 300,000 additional Warrants on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If the Underwriter's over-allotment option is exercised in full, the price to public, underwriting discounts and commissions and proceeds to the Company will be $11,730,000, $1,173,000, $10,557,000, respectively. See
    "Underwriting."

                          -------------------------

     The Units are being offered, subject to prior sale, when, as and if delivered to, and accepted by, the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the securities comprising the Units offered hereby will be made against payment therefor at the offices of the Underwriter, 650
Fifth Avenue, New York, New York 10019, on or about    , 1997.


                          Whale Securities Co., L.P.


                    The date of this Prospectus is  , 1997

                 (Current television and radio markets reflect
                   the Company's markets as of June 30, 1997)










                             AVAILABLE INFORMATION

     As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its shareholders with annual reports containing audited financial statements certified by its independent public accountants and such other periodic reports as the Company deems appropriate or as may be required by law.

                          -------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS ON NASDAQ, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE, WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE UNITS, COMMON STOCK AND WARRANTS. SPECIFICALLY, THE UNDERWRITER MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE UNITS, SHARES OF COMMON STOCK AND WARRANTS IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Except as otherwise noted, all information contained in this Prospectus, including per share data and information relating to the number of shares outstanding, (i) gives effect to a 1-for-7.7432 reverse stock split of the Common Stock effected as of February 10, 1997 (the "Stock Split") and (ii) assumes no exercise of the Underwriter's over-allotment option to purchase up to 300,000 additional shares of Common Stock and/or 300,000 additional Warrants. See "Underwriting" and Note 1 of Notes to Financial Statements.


     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."


                                  The Company

     The Recovery Network, Inc. (the "Company"), a development stage company, was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems ("Recovery Issues"), as well as to persons seeking to prevent the onset of these problems and select positive lifestyle choices ("Prevention Issues"). The Company currently addresses Recovery Issues and Prevention Issues through The Recovery Network(TM), a cable television network which commenced test-broadcasting on a limited basis in March 1996, and was launched nationally in April 1997 and is currently airing on over 200 cable systems; Recovery Talk Radio(TM), a nationally syndicated talk radio program introduced in December 1996 and currently airing on 53 stations; and a toll-free telephone helpline (the "Help Line") which offers information to viewers of The Recovery Network about where to obtain information and help in their communities. The Company also owns a 50% interest in RecoveryNet Interactive, L.L.C. ("Recovery Interactive"), a joint venture with TCI Online RecoveryNet Holdings, Inc. (an affiliate of TeleCommunications, Inc.), formed in August 1996 to commence a business to provide behavioral health care products and services to managed care organizations and other organizations offering or providing health care services, as well as to provide information, interaction and support regarding Recovery Issues and Prevention Issues through an integrated multimedia platform.

     The Company believes that the market for recovery and prevention-oriented programming consists of four groups: (i) friends, families and co-workers of persons afflicted with Recovery Issues (the "Affected Others"); (ii) persons who are already in recovery ("Persons in Recovery") and seek the daily support and connection to others in recovery; (iii) afflicted persons who are not yet in recovery either because they are unaware of the resources that are available or are unwilling or unable to attend meetings or seek help publicly ("Afflicted Persons"); and (iv) persons concerned about Prevention Issues, particularly families with children. The Company believes that these four groups constitute a significant portion of the nation's population.

     The Company expects that a substantial portion of its audience will be the Affected Others, including the approximately 56 million people directly affected by alcohol abuse or addiction, the approximately 26.8 million children of alcoholics in the United States and others affected by their relationships with persons suffering from substance abuse, eating disorders and depression. Persons in Recovery include the millions of Americans who regularly attend meetings of various support groups, such as Alcoholics Anonymous, Al-Anon, Overeaters Anonymous, Cocaine Anonymous and Narcotics Anonymous, or are in some other form of treatment, including counseling. Afflicted Persons include the estimated 43 million Americans who are either heavy or binge drinkers and the approximately 12.8 million Americans who use illegal drugs. Afflicted Persons also include the approximately 20% of the female population between the ages of 12 and 30 that have major eating disorders, the estimated 59% of the United States population that is clinically obese, the estimated more than 11 million Americans who suffer from depression as well as the 61 million Americans that the 1995 National Household Survey on Drug Abuse estimates were current smokers, many of whom the Company believes wish to quit smoking.


     In April 1997, the Company launched The Recovery Network nationally via satellite transmission under a "nesting" contract (the "Nesting Contract") with Access Television Network ("ATN"). Pursuant to the Nesting Contract, ATN provides satellite uplink, master control and other related services (the "ATN Services") on its satellite transponder to The Recovery Network for two hours of broadcast time every day to subscribers of cable systems with which ATN has affiliation agreements. Currently, the Recovery Network is broadcast one hour in the morning to approximately 16 million subscribers and one hour in the evening to approximately 5 million subscribers. In addition to its distribution under the Nesting Contract, the Company is seeking two hours of broadcast time per day in other local cable systems in a large number of markets. The Company has identified all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at those 259 systems. The Company is also targeting a more focused affiliate marketing effort on 11 major cities whose communities contain 103 of these 259 systems.


     The Company has produced 59 episodes of its flagship program, Full Circle, an on-going one-hour series that documents the recovery process by featuring Persons in Recovery in actual meetings, 21 episodes of Testimony, in which people describe their stories of addiction and recovery, and two episodes of Bottoms, a program that takes recovering alcoholics and addicts back to the scenes of their lowest moments and turning points on the road to recovery. The Company is currently producing additional episodes of these programs, as well as developing several other half-hour series focusing on several Recovery Issues and Prevention Issues. The Company is also airing two programs it has licensed from third parties and is also seeking to license additional recovery and prevention-oriented programming.


     The Company intends for The Recovery Network to expand its hours of operations as additional programing is developed, as it is able to demonstrate viewer loyalty to local cable systems and as additional channel capacity becomes available. The recent development of direct satellite services ("DSS"), which currently offer more channel capacity than cable television, and the conversion of cable systems from analog to digital signal transmission, which will enable cable systems to offer more channels, are expected to create substantial additional channel capacity over the next several years. The Company believes that these developments will enable The Recovery Network to eventually become a full time television network. The Company believes that the unique benefits of its socially responsible programming to local communities and to cable systems positions the Company to capitalize on this projected increase in channel capacity.


     The Company has developed relationships with local and national grassroots organizations (such as groups whose members consist of recovery, prevention and other health professionals, community activists and/or Persons in Recovery) focused on Recovery Issues and Prevention Issues. The Company is seeking support from these organizations, and from local politicians and law enforcement agencies to further demonstrate the credibility and social significance of The Recovery Network to local cable systems. The Company has also formed The National Partnership for Recovery and Prevention (the "Partnership"), an umbrella coalition of national recovery and prevention organizations, which the Company believes will assist the Company's affiliate marketing by obtaining the support of the Partnership's members. The Company believes that demonstrating this support to local cable systems will help in obtaining agreements to air The Recovery Network's programming ("affiliation agreements"). In addition, the Company intends to use Recovery Talk Radio to advertise and promote The Recovery Network in markets in which The Recovery Network will air. The Company also expects that providing the toll-free Help Line will help build and maintain viewer loyalty and support for The Recovery Network. The Company's Board of Advisors will from time to time recommend to the Company's Board of Directors the adoption of standards and practices to provide guidance for the Company's employees in determining appropriate programming and online content, advertising and merchandise sales.

     The Company is in the development stage and has not yet generated any meaningful revenues. The Company believes that generation of meaningful revenues will be dependent upon the Company entering into affiliation agreements with local cable systems with a significant number of subscribers, developing additional television programming to enable The Recovery Network to expand its hours of broadcast, achieving significant viewer loyalty, attracting more advertisers and developing or entering into arrangements for the supply of recovery and prevention-related products, such as videotapes, audio cassettes and books to merchandise. The Company requires proceeds substantially in excess of the proceeds of this offering to implement its business plan. The Company expects to incur substantial up-front expenditures and operating costs in connection with the operation and expansion of The Recovery Network, satellite transmission of its programming and the development and production of television programming, which will result in significant losses for the foreseeable future. There can be no assurance that the Company will be able to enter into affiliation agreements with local cable systems with a sufficient number of subscribers, achieve significant viewer loyalty or attract advertisers for The Recovery Network, generate meaningful revenues or achieve profitable operations.

     The Company was incorporated under the laws of the State of Wisconsin in May 1992 under the name Recovery Net, Inc., merged with and into a Colorado corporation in December 1995 and changed its name to The Recovery Network, Inc. in May 1996. Unless the context requires otherwise, all references to the Company include Recovery Direct, Inc., a wholly-owned subsidiary of the Company ("Recovery Direct"). The Company's principal executive offices are located at 1411 5th Street, Suite 250, Santa Monica, California 90401, and its telephone number is (310) 393-3979.


                               Private Financing

     In March and April 1997, the Company completed a private financing (the "Private Financing") pursuant to which the Company issued and sold to 21 "accredited investors" an aggregate of 40 units (the "Financing Units") consisting of an aggregate of (i) $2,000,000 principal amount of unsecured non-negotiable promissory notes (the "Financing Notes") which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock (the "Financing Shares"); and (iii) warrants (the "Financing Warrants") to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $4.00 per share. The offering price was $50,000 per Financing Unit. After payment of $200,000 in placement agent fees to the Underwriter, which acted as placement agent for the Company in connection with the Private Financing, and other offering expenses of approximately $262,000, the Company received net proceeds of approximately $1,538,000 from the sale of the Financing Units. In August 1997, investors in the Private Financing agreed to increase the exercise price of the Financing Warrants from $4.00 to $5.50 per share. The net proceeds of the Private Financing are being used by the Company for the costs of, among other things, an affiliate marketing campaign in connection with the national launch of The Recovery Network, programming expenses for the production of Full Circle, Testimony and Bottoms, a capital contribution in the amount of $200,000 to Recovery Interactive and payments under the Nesting Contract with ATN in the amount of $102,000. The Company intends to use a portion of the proceeds of this offering to repay the entire principal amount of, and accrued interest on, the Financing Notes. See "Use of Proceeds" and "Description of Securities-- Recent Financing."

     From July through September 1997, the Company issued six 15% promissory notes with an aggregate principal amount of $605,250 (the "Promissory Notes") to five lenders. The Promissory Notes are due on the earlier of (i) the date which is two business days following the consummation of this offering and (ii) one year after their issuance; provided, however, that in the event that the Promissory Notes are repaid prior to the one year anniversary, the lenders will receive a full year's interest. The Company paid to the lenders loan origination fees in an amount equal to 5% of the Promissory Notes, or $30,300. The net proceeds from the issuance of the Promissory Notes were used for working capital. The Company intends to repay the Promissory Notes, plus $90,800 of interest thereon, from the net proceeds of this offering. See "Use of Proceeds" and "Plan of Operation."

                                 The Offering


Securities offered ......   2,000.000 Units, each Unit consisting of one share
                            of Common Stock and one Warrant to purchase one share of Common Stock. The securities comprising the Units will become detachable and separately transferable commencing 90 days from the date of this Prospectus (or such earlier date as to which the Underwriter consents) (the "Separation Date").
                            See "Description of Securities."

Common Stock to be
  outstanding after
  the offering...........   4,521,250 shares (1)

Warrants:
  Number to be
  outstanding after the
  offering 2,000,000
  Warrants ..............   (2)

Exercise terms  .........   Exercisable commencing on the Separation Date, each
                            to purchase one share of Common Stock at a price of $5.50, subject to adjustment in certain circumstances. See "Description of Securities --
                            Redeemable Warrants."

Expiration date .........        , 2002.

Redemption...............   Redeemable by the Company commencing on the
                            Separation Date, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the date on which the Company gives notice (the "Call
                            Date") has been at least 150% (currently $8.25, subject to adjustment) of the then effective exercise price of the Warrants and the Company obtains the written consent of the Underwriter with respect to such redemption prior to the Call Date.
                            The Warrants will be exercisable until the close of business on the date fixed for redemption. See
                            "Description of Securities -- Redeemable Warrants."


Use of Proceeds .........   The Company intends to use the net proceeds of
                            this offering for the repayment of outstanding indebtedness; marketing and affiliate sales;
                            programming expenses; sales and marketing; the commencement of merchandising operations; and the balance for working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors ............   The securities offered hereby involve a high
                            degree of risk and immediate substantial dilution to new investors. The securities should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

Proposed Nasdaq symbols     Units -- RNETU
                            Common Stock -- RNET
                            Warrants -- RNETW


------------



(1) Does not include: (i) 2,000,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) an aggregate of 400,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants and the warrants included therein; (iii) 15,506 shares of Common Stock reserved for issuance upon exercise of stock options available for future grant under the Company's stock option plans (the "Stock Option Plans"); (iv) 324,745 shares of Common Stock reserved upon exercise of outstanding options granted under the Stock Option Plans; (v) 123,039 shares of Common Stock reserved for issuance upon exercise of outstanding non-plan stock options; (vi) 515,498 shares of Common Stock reserved for issuance upon exercise of warrants which have been issued by the Company, including 500,000 shares of Common Stock issuable upon exercise of the Financing Warrants; and (vii) an indeterminable number of shares of Common Stock reserved for issuance in the event the Company fails under certain circumstances to register, or to maintain an effective registration statement with respect to, the Financing Shares and the shares of Common Stock issuable upon exercise of the Financing Warrants (the "Financing Warrant Shares"). See "Plan of Operation -- Liquidity and Capital Resources," "Management -- Stock Option Plans," "-- Non-Plan Stock Options," "Description of Securities" and "Underwriting."


(2) Does not include any Warrants referred to in clauses (ii) and (vi) of Note 1 above. See "Description of Securities -- Recent Financing."

                               ----------------


     Notice to California Investors: Each purchaser of Units in California must be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or satisfy one of the following suitability standards: (i) minimum gross income of $65,000 and a net worth (exclusive of home, home furnishings and automobiles) of $250,000; or (ii) minimum net worth (exclusive of home, home furnishings and automobiles) of $500,000.

     Residents of New Jersey: This offering is being directed to New Jersey "accredited investors" only, as defined by Regulation D Rule 501 of the Securities Act. An "accredited investor" is any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000; or any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year.

     Notice to Washington Investors: Each purchaser of Units in Washington must be an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                         Summary Financial Information

     The summary financial data set forth below is derived from and should be read in conjunction with the audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.


Statement of Operations Data:



                                                                Year Ended June 30,
                                                        -----------------------------------
                                                             1996               1997
                                                        ----------------   ----------------
Net loss   ..........................................    $ (1,223,829)      $ (3,817,652)
Net loss per share  .................................            (.75)             (1.52)
Weighted average number of shares outstanding  ......       1,633,028          2,504,887

Balance Sheet Data:





                                                           At June 30, 1997
                                         ----------------------------------------------------
                                             Actual          Pro Forma(1)     As Adjusted(2)
                                         -----------------   --------------   ---------------
                                                              (unaudited)      (unaudited)
Working capital (deficit) ............    $  (2,417,568)     $(2,447,828)       $5,476,854
Total assets  ........................          799,252        1,349,518         6,747,949
Total liabilities   ..................        2,500,076        3,050,342           924,660
Shareholders' equity (deficit)  ......       (1,700,824)      (1,700,824)        5,823,289


     ------------

(1) Gives effect to (i) the issuance from July through September 1997 of the $605,250 aggregate principal amount of Promissory Notes and the receipt of approximately $575,000 of net proceeds therefrom and (ii) the payment of approximately $55,000 of accrued interest on the Financing Notes through July 31, 1997 (collectively, the "Pro Forma Adjustments"). See "Plan of Operation."


(2) Gives effect to (i) the sale of the 2,000,000 Units offered hereby and the application of the estimated net proceeds therefrom, including the repayment of the Financing Notes plus $45,000 of interest expense to be incurred subsequent to June 30, 1997, (ii) non-recurring charges of approximately $479,568 representing the loan discount relating to the Private Financing and $100,269 representing the issuance costs of the Financing Notes and (iii) repayment of the Promissory Notes, including interest of approximately $90,800 and a non-recurring charge of approximately $30,300 respresenting deferred financing costs. See "Use of Proceeds."

                                 RISK FACTORS

     The securities offered hereby are highly speculative and involve a high degree of risk and therefore should not be purchased by anyone who cannot afford a loss of his or her entire investment. Each prospective investor should carefully review and consider the following risks before making an investment decision.


     1. Development Stage Company; Lack of Meaningful Revenues; Significant and Continuing Losses; Explanatory Paragraph in Independent Public Accountants Report. The Company was organized in 1992, was reorganized in 1995 and is in the development stage. Since its inception, the Company has been primarily engaged in test broadcasting of The Recovery Network in limited markets (which was launched nationally in April 1997), affiliate marketing and development, acquisition and production of programming, establishing Recovery Talk Radio and the Help Line and forming relationships with individuals and organizations in the recovery field. Accordingly, the Company has a limited relevant operating history upon which an evaluation of the Company's performance and prospects can be made. Such prospects must be considered in light of the numerous risks, expenses, problems, and difficulties typically encountered in establishing a new business and launching and expanding a cable television network. The Company has not generated any meaningful revenues and does not expect to generate any meaningful revenues for the foreseeable future. To date, the Company has incurred significant net losses, including net losses of $1,223,829 and $3,817,652 for the years ended June 30, 1996 and 1997, respectively. At June 30, 1997, the Company had a deficit accumulated in the development stage of $5,897,119 and, since June 30, 1997, the Company has continued to incur significant and increasing losses. The Company expects to incur substantial up-front capital expenditures and operating costs in connection with the operation and expansion of The Recovery Network, satellite transmission of its programming and the development and production of television programming, which will result in significant losses for the foreseeable future. The Company will also incur a non-recurring charge during the fiscal quarter in which this offering is consummated of approximately $610,137 relating to the Private Financing and Promissory Notes. There can be no assurance that the Company will ever generate significant revenues or achieve profitable operations. The Company's independent public accountants have included an explanatory paragraph in their report on the Company's financial statements, stating that certain factors raise substantial doubt about the Company's ability to continue as a going concern. See "Plan of Operation" and Financial Statements.



     2. Significant Capital Requirements; Dependence on Proceeds for Plan of Operation; Continuing Need for Additional Financing. The Company's capital requirements have been and will continue to be significant, and its cash requirements have been exceeding its cash flow from operations. At June 30, 1997, the Company had a working capital deficit of $2,417,568 (which has increased to approximately $3,300,000 as of August 31, 1997) due to, among other things, costs associated with program development and affiliate marketing efforts. As a result, the Company has been substantially dependent on loans from its shareholders and private placements of its securities to fund its operations. The Company is dependent upon the proceeds of this offering to fund its plan of operations, including the operation of The Recovery Network and production of new programming, as well as to fund its other working capital requirements. Although the Company anticipates that the net proceeds of this offering, together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements for approximately 12 months following the consummation of this offering, there can be no assurance that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders. See "Use of Proceeds" and "Plan of Operation."



     3. Uncertainty of Ability to Implement Plan of Operation. The Company's proposed plan of operation and prospects will be largely dependent on the success of its affiliate marketing efforts, including its ability to enter into affiliation agreements with operators of local cable systems with a significant number of subscribers or other arrangements for the airing of The Recovery Network, its ability to successfully operate under the Nesting Contract, develop or acquire sufficient television programming to enable the Recovery Network to expand its hours of broadcast, achieve significant viewer loyalty, attract advertisers and develop or enter into arrangements for the supply of products, such as videotapes, audio cassettes and books to merchandise. The Company has limited experience in developing and operating a cable television network and marketing recovery and prevention-related products and services, and there is limited information available concerning the potential performance or market acceptance of The Recovery Network and recovery and prevention-related products and services. There can be no assurance that the Company will be able to implement its business plan successfully or that unexpected expenses, problems, or technical difficulties will not occur which would result in material delays in its implementation. See "Business -- The Recovery Network."

     4. New Concept; Uncertainty of Market Acceptance of The Recovery Network by Cable System Operators, Viewers and Advertisers; Limited Affiliation Arrangements. The Recovery Network and the Company's recovery and prevention-related products and services involve a new business concept. As is typical in the case of a new concept in the entertainment industry, demand and market acceptance of The Recovery Network and recovery and prevention-related products and services is subject to a high level of uncertainty. The Company has not conducted and does not intend to conduct any independent market or concept feasibility studies, nor does it currently expect to conduct any additional market testing activities. The Company's prospects will be significantly affected by the success of its affiliate marketing efforts, the acceptance of its programming by potential viewers and its ability to attract advertisers. Achieving market acceptance for The Recovery Network and the Company's recovery and prevention-related products and services will require significant effort and expenditures by the Company to create awareness and demand by viewers, advertisers and cable operators that potentially will carry The Recovery Network. The Company has only recently launched The Recovery Network nationally via satellite transmission for two hours of broadcast time per day. In addition to The Recovery Network's distribution under the Nesting Contract, it will be important for the Company to enter into affiliation arrangements with a number of cable systems to significantly increase its subscriber base. Although the Company believes that the socially responsible nature of The Recovery Network's programming provides a valuable community service, cable system operators may be reluctant to provide air time for The Recovery Network and advertisers may be reluctant to pay for advertising time until such time, if ever, as the Company is able to demonstrate meaningful viewer loyalty. The Company's strategy and preliminary and future marketing plans may be subject to change as a result of a number of factors, including progress or delays in the Company's affiliate marketing efforts, the nature of possible affiliation and other broadcast arrangements which may become available to it in the future and factors affecting the cable television industry. There can be no assurance that the Company's strategy will result in initial or continued market acceptance for The Recovery Network and the Company's recovery and prevention-related products and services. See "Business -- The Recovery Network."

     5. Uncertainty of Program Development and Production and Program Acquisition. The Company has only recently commenced production of its first television programs. The Company will be required to commit considerable time, effort, and resources to continue development and production of its programming. The Company's development and production efforts are subject to all of the risks inherent in the development and production of new programming, including unexpected delays, expenses, technical problems and difficulties, as well as the possible insufficiency of funds to complete satisfactory development and production of programming, which could result in abandonment or substantial change in programming. There can be no assurance that the Company's program development and production efforts will be successfully completed on a timely basis, or at all, or that unexpected events will not occur which would result in increased costs or material delays in program development and production and delays in the Company's ability to air original programming. The Company's success will also be partially dependent upon its ability to acquire or license suitable programming. The Company currently has no specific arrangements for the acquisition or licensing of any programming and has allocated only limited proceeds to acquire or license programming. Accordingly, the Company's ability to obtain programming is subject to a high degree of uncertainty. Failure to obtain sufficient programming on acceptable terms would have a material adverse effect on the Company. There can be no assurance that the Company will be able to license suitable programming on acceptable terms, or at all. See "Business -- The Recovery Network -- Programming."

     6. Dependence on Consultants and Third-Party Marketing Arrangements. The Company has undertaken only limited marketing activities and has only limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities independently. Accordingly, the Company has relied, and intends to continue to rely to a large extent, on arrangements with third parties for the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services, including arrangements with political and marketing consultants, grassroots organizations and the Partnership. The marketing efforts of the Company's consultants and the support of local and national grassroots organizations are important for obtaining the support of local communities which the Company believes is necessary to persuade the operators of local cable systems to carry The Recovery Network. The Company's success is substantially dependent upon the efforts of these third parties and the continued availability of their services as needed by the Company. While the Company believes that third-party marketers and consultants will have an economic motivation to market and promote The Recovery Network and the Company's recovery and prevention-related products and services, the time and resources devoted to these activities generally will be contributed and controlled by such third parties and not by the Company. Many of these arrangements are relatively short-term, or are informal arrangements. There can be no assurance that any such third parties will continue to offer their services to the Company or that the Company will be able to enter into other marketing arrangements on commercially reasonable terms or at all. Moreover, there can be no assurance that the efforts of any third parties will result in market acceptance by cable system operators or viewers. See "Business -- The Recovery Network -- Affiliate Marketing Strategy."

     7. Dependence upon ATN; Broadcast Interruptions and Equipment Failures. ATN's subscribers currently represent substantially all of the households which receive broadcast of The Recovery Network's programming. The Company is dependent upon ATN to broadcast its programming to ATN's subscribers and to provide the necessary services to enable The Recovery Network to broadcast its programming through cable systems with which the Company directly enters into affiliation agreements. It is possible that ATN or its affiliates could experience broadcast interruptions and equipment failures which could last for a significant period of time. Broadcast interruptions or equipment failures affecting broadcasting of The Recovery Network's programming could adversely affect viewer perception of, and advertiser confidence in, The Recovery Network and could result in loss of advertising revenue, which could have a material adverse effect on the Company. The Company's prospects will be affected by ATN's ability to maintain its existing subscriber base and to enter into additional affiliation agreements to expand its subscriber base. Although the Company believes that ATN has an economic motivation to enter into and maintain affiliations with cable systems, ATN has complete discretion as to the cable systems with which it enters into and maintains affiliations. There can be no assurance that ATN will be able to increase its subscriber base or that ATN's affiliates will not terminate their relationship with ATN. Moreover, the Nesting Contract with ATN expires in April 1998 unless renewed by both parties and there can be no assurance that it will be renewed on terms favorable to the Company or at all. Failure to renew the Nesting Contract, in the absence of a similar arrangement for the broadcast of The Recovery Network's programming would have a material adverse effect on the Company. See "Business -- The Recovery Network" and "Certain Transactions."

     8. Conflicts of Interest. Mr. George H. Henry, the Chairman of the Board of the Company, is the Chairman of the Board and Chief Executive Officer and a principal shareholder of ATN. Mr. William D. Moses, the President and Chief Executive Officer of the Company, is a principal shareholder of ATN. As a result, conflicts of interest may arise from such officers' respective positions with and interests in ATN. There can be no assurance that any conflict of interest that arises will be resolved favorably to the Company. See "Certain Transactions."

     9. Risks Relating to Joint Venture. The Company recently entered into a joint venture arrangement with TCI Online RecoveryNet Holdings, Inc. ("TCII"), pursuant to which Recovery Interactive was formed. The prospects of Recovery Interactive will be dependent on its ability to finish construction of its web site and its ability to enter into arrangements with managed care and insurance companies for the delivery of behavioral health products and services. The Company and TCII have each made a capital contribution to Recovery Interactive in the amount of $300,000. These contributions by the Company and TCII will not be sufficient to fund Recovery Interactive's implementation of its business plan. The Company is not required to contribute any additional funding to Recovery Interactive and does not intend to make any additional contributions. There can be no assurance that TCII will provide any additional funding for Recovery Interactive or that Recovery Interactive will be able to obtain any additional capital it may require from third parties. The joint venture arrangement is subject to termination by either party under certain conditions. Although the Company believes that the joint venture will provide the Company with significant opportunities relating to an Internet business there can be no assurance that the joint venture will be commercially successful or will not be terminated by TCII. See "Business -- Recovery Interactive."

     10. Risks Relating to the Development and Supply of Recovery Related Products; Risks Related to Recovery Direct; Uncertainty of Commercial Acceptance of Recovery Related Products. To date, the Company has not developed or entered into any arrangements for the supply of recovery and prevention-related products to market. Development of such products is subject to all of the risks associated with the development of new products, including unexpected delays, as well as insufficiency of funds to complete satisfactory development of a product, which could result in abandonment or substantial change in the product. To the extent the Company enters into arrangements for the supply of recovery and prevention-related products with third parties, the Company will be dependent upon its suppliers to, among other things, satisfy the Company's quantity and performance specifications and to dedicate sufficient production capacity to meet the Company's scheduled delivery requirements. Additionally, the Company has not conducted and does not intend to conduct any formal market studies or feasibility studies for any potential products. Achieving market acceptance for recovery and prevention-related products will require substantial marketing efforts, expenditure of significant funds and use of commercial time on The Recovery Network and Recovery Talk Radio otherwise available for sale to advertisers to inform potential customers of potential products. There can be no assurance that the Company will develop or enter into arrangements for the supply of recovery and prevention-related products or that the Company's efforts will result in successful product commercialization or initial or continued market acceptance for any potential recovery and prevention-related products. See "Business -- Merchandise Sales."

     11. Risks Relating to Possible Acquisitions. The Company may seek to expand or compliment its operations through the possible acquisition or licensing of programs or programming libraries or companies which the Company believes are compatible with its business. While the Company is exploring acquisition opportunities, as of the date of this Prospectus, the Company has no definitive plans, agreements, commitments, arrangements or understandings with respect to any acquisition. The Company has not established any minimum criteria for any acquisition and management will have complete discretion in determining the terms of any such acquisition. Consequently, there is no basis for the investors in this offering to evaluate the specific merits or risks of any potential acquisitions that the Company may undertake. There can be no assurance that the Company will be able to ultimately effect any acquisition or successfully integrate into its operations any business which it may acquire. Under Colorado law, various forms of business combinations can be effected without shareholder approval and, accordingly, investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which may be made available to the Company in connection with any acquisition and must rely entirely upon the ability of management in selecting, structuring and consummating acquisitions that are consistent with the Company's business objectives. Although the Company will endeavor to evaluate the risks inherent in a particular acquisition, there can be no assurance that the Company will properly ascertain or assess all significant risks factors prior to consummating any acquisition.

     12. Factors Affecting Cable Television Industry. The Company's business is concentrated in the cable television industry which is continually evolving and subject to rapid change. Recently, direct satellite services ("DSS") and digital cable deployment and advances in signal compression/decompression technologies have begun to create additional channel capacity and new opportunities for television networks. There can be no assurance, however, that DSS or such other technologies will be further developed or utilized to expand channel capacity. The Company's growth strategy is based, in part, upon the continued growth of the cable and DSS industries and the expected increased availability of channel capacity. If the cable industry grows slower than expected or ceases to grow or if channel capacity does not expand as rapidly as expected, or ceases to grow, or if channel capacity does not expand as rapidly as expected, or at all, the Company may not be able to enter into a sufficient number of affiliation agreements or other arrangements for the carriage of The Recovery Network, which would have a material adverse effect on the Company. See "Business -- The Cable Television Industry."

     13. Government Regulation. The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission ("FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for non-commercial educational TV stations); commercial leased access rules designating 10% to 15% of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating additional channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relationships between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the ability of the Company to enter into arrangements for the distribution of its programming. Since ATN is a cable program provider, the aforementioned regulatory constraints on the availability of channel capacity on cable systems and FCC regulations governing relationships between program providers and cable system affiliates also affect distribution by ATN of The Recovery Network's programming as part of the services provided to cable systems by ATN. Although program providers that do not hold FCC licenses or operate distribution outlets, such as The Recovery Network and Recovery Talk Radio, are not within the FCC's direct jurisdiction, the satellite uplink provided by ATN must be licensed by the FCC, and ATN must operate and maintain the uplink in accordance with the FCC's technical standards. If ATN does not comply with the FCC's licensing and technical standards, ATN could lose the ability to use its uplink and would be unable to deliver The Recovery Network's programming to ATN's cable system affiliates. In addition, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems or radio stations to FCC fines or other sanctions, adversely affect the Company's relationship with such entities and result in the discontinuation of carriage of the Company's programming by such entities.


     Federal and state regulation governing interactive or on-line information services and potentially affecting the activities of Recovery Interactive is currently evolving. Regulations governing purchases of information services via toll-free telephone calls and laws governing obscene, indecent, or otherwise unlawful communications have been or may be adopted, and there can be no assurance whether such laws and regulations will be applied to, and therefore affect, the business and operations of Recovery Interactive. Additional laws and regulations are currently being considered by the federal government and many state and local governments. There can be no assurance that these or existing laws or regulations will not be applied in a manner that will adversely affect the Company's business or operations.


     Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FCC and state and local governments from time to time, and a number of such proposals are currently under consideration. Amendments to or interpretations of existing statutes and regulations, adoption of new statutes or regulations or expansion of the Company's operations could further restrict channel availability for The Recovery Network, require the Company to alter methods of operation (the cost of which may be prohibitive) limit the types of programming or services that the Company intends to provide, modify the content of its programming or require the Company to obtain regulatory approvals, any of which could result in material interruptions of operation. There can be no assurance that the Company will be able to comply with additional applicable statutory or regulatory requirements. See "Business -- Government Regulation."


     14. Competition. The Recovery Network will compete with all other existing and planned television networks and other television programming for available air time, channel capacity, advertiser revenue and revenue from license fees. Many of these television networks and producers of television programming are well-established, have reputations for success in the development and operation of television networks and/or development of television programming, have established significant viewer loyalty and have significantly greater industry, financial, marketing, programming, personnel and other resources than the Company. In addition, if cable television channel capacity increases as the Company expects, competition from smaller competitors and other start-up television networks could increase significantly. Although the Company is not aware of any television network with programming focusing principally on Recovery Issues and Prevention Issues, there are an increasing number of recently introduced or planned cable networks which focus on overall life-style, self-improvement and health themes and there are numerous programs which address Recovery Issues and Prevention Issues. Moreover, because The Recovery Network's programming is intended to provide information and support to persons facing Recovery Issues and Prevention Issues, The Recovery Network and the Company's recovery and prevention-related products and services will compete with other products and services which perform similar functions, such as support groups, self- help videos, audio cassettes and books and helplines. There can be no assurance that the Company will be able to successfully compete for air, time, channel capacity, advertiser time or viewership. See "Business -- Competition."


     15. Uncertainty of Protection of Proprietary Information. The Company has pending registration applications in the United States Patent and Trademark Office for four trademarks, including the "Recovery Network" trademark. The Company believes that its trademarks and copyrights, including "The Recovery Network" tradename and the signature look of the network, have significant value and are important to the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services. Although the Company believes that its trademarks and copyrights do not and will not infringe trademarks or violate proprietary rights of others, it is possible that existing trademarks and copyrights may not be valid or that infringement of existing or future trademarks or proprietary rights may occur. In the event the Company's trademarks or copyrights infringe trademarks or proprietary rights of others, the Company may be required to change the name of its network, proposed television shows, radio talk show or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, on acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a trademark infringement or proprietary rights violation action. Moreover, if the Company's trademarks or copyrights infringe the trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

     The Company also relies on trade secrets and proprietary know-how and employs various methods to protect its concepts, ideas and the documentation of its television programming and concepts in development. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Furthermore, although the Company has and expects to have confidentiality and non-competition agreements with its employees and appropriate consultants, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or that others will not independently develop programming similar to that of the Company. See "Business -- Proprietary Information."

     16. Insurance and Potential Liability. The operation of a television, radio and interactive media business subjects the Company to possible liability claims from others, including viewers, listeners and callers to the Help Line for claims arising from the unauthorized use of name or likeness, invasion of privacy, defamation and slander. The Company maintains general liability insurance (with coverage in amounts of up to $1,000,000 per occurrence and $1,000,000 per annum), including insurance relating to personal injury and advertising injury, in amounts which the Company currently considers adequate. Nevertheless, a partially or completely uninsured claim against the Company, if successful, could have a material adverse effect on the Company. See "Business -- Insurance."


     17. Control by Management. Upon the consummation of this offering, the Company's current officers and directors will in the aggregate, beneficially own approximately 25.2% of the outstanding Common Stock. Accordingly, such persons may have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's shareholders for approval. See "Management" and "Principal Shareholders."


     18. Dependence on Key Personnel; Need for Qualified Personnel. The success of the Company will be largely dependent on the personal efforts of George H. Henry, Chairman of the Board of the Company, and William D. Moses, President, Chief Executive Officer of the Company, and other key personnel. Neither of such officers, nor any other officer of the Company, prior to joining the Company, had been employed by a company in the areas of Recovery Issues or Prevention Issues. Although the Company has entered into an employment agreement with Mr. Moses, the Company does not have an employment agreement with Mr. Henry, and the loss of the services of either of such officer or other key personnel would have a material adverse effect on the Company's business and prospects. The Company has obtained key-man life insurance in the amount of $2,000,000 on the life of Mr. Moses. The Company has applied for and intends to obtain key-man life insurance in the amount of $2,000,000 on the life of Mr. Henry. There can be no assurance, however, that the Company will be able to obtain such insurance on commercially reasonable terms, or at all. The success of the Company will also be dependent upon its ability to hire and retain additional qualified industry, programming, marketing, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that the Company will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified personnel would have a material adverse effect on the Company. See "Management."


     19. Use of Proceeds to Repay Indebtedness; Benefits to Related Parties; Broad Discretion in Application of Proceeds. The Company has allocated approximately $2,741,000 (33.1%) of the net proceeds of this offering to repay the Financing Notes (including an aggregate of $900,000 principal amount of Financing Notes held by officers, directors and/or principal shareholders of the Company) and the Promissory Notes, plus accrued interest thereon. Accordingly, such proceeds will not be available for other purposes. In addition, approximately $1,522,000 (18.4%) of the estimated net proceeds of this offering has been allocated to working capital and general corporate purposes. The Company will have broad discretion as to the application of such proceeds. The Company will also be required to make payments under the Nesting Contract to ATN, an affiliate of Messrs. Henry and Moses, for ATN Services (in an amount not to exceed $60,000 per month during the first six months of the contract and $65,000 per month during the seventh through twelfth months of the contract). As a result, the Company has allocated approximately $1,014,000 of the net proceeds of this offering to make required payments to ATN under the Nesting Contract. Additionally, to the extent cash flow from operations is insufficient for such purposes, a portion of the proceeds allocated to working capital may be utilized to pay a portion of the salary and benefits of the Company's officers estimated to be approximately $442,000 over the twelve months following the consummation of this offering. See "Use of Proceeds," "Business -- Overview -- The Recovery Network," "Management" and "Certain Transactions."


     20. No Dividends. To date, the Company has not paid any cash dividends on the Common Stock and does not expect to declare or pay dividends on the Common Stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of future loan agreements or the future authorization and issuance of Preferred Stock. See "Dividend Policy."

     21. Possible Adverse Effect of Outstanding Options and Warrants. As of the date of this Prospectus, there are 123,039 shares reserved for issuance upon exercise of outstanding non-plan stock options, of which 110,423 are exercisable at an exercise price of $2.32 per share, 2,867 are exercisable at an exercise price of $.77 per share and 9,749 are exercisable at an exercise price of $5.00 per share; 30,768 shares are reserved for issuance upon exercise of outstanding options under the Company's 1996 Employee and Consultants Stock Option Plan which are exercisable at $5.00 per share; 113,652 shares are reserved for issuance upon exercise of outstanding options under the Company's 1996 Board of Directors and Advisory Board Retainer Plan which are exercisable at $5.00 per share; and 195,831 shares are reserved for issuance upon exercise of outstanding options under the 1997 Management Bonus Plan, all of which are exercisable at $5.00 per share. In addition, as of the date of this Prospectus, there are 515,498 shares reserved for issuance upon exercise of outstanding Warrants, including 500,000 shares reserved for issuance upon exercise of the Financing Warrants. The Financing Warrants are exercisable until March 6, 2002 at a price of $5.50 per share. To the extent warrants or options are exercised, dilution of the interests of the Company's Common Stock may occur. Moreover, the terms upon which the Company will be able to obtain additional equity financing may be adversely affected since the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain capital on terms more favorable to the Company than those provided by such options and warrants. See "Use of Proceeds", "Plan of Operation" and "Description of Securities -- Recent Financing".


     22. Substantial Dilution; Disparity of Consideration. Investors purchasing Common Stock in this offering will incur immediate and substantial dilution of $3.04 (60.8%) per share between the adjusted net tangible book value per share after this offering and the initial public offering price per share included in the Units. Existing stockholders have paid an average price of $1.45 per share for their shares of Common Stock, and, as a result, the investors purchasing Units in this offering will bear most of the risk of economic loss. See "Dilution."


     23. Benefits of Offering to Existing Shareholders. Upon the consummation of this offering, the existing shareholders of the Company will receive substantial benefits, including the creation of a public trading market for their securities (although substantially all of such shares are subject to a 12-month lock-up agreement with the Underwriter (the Financing Shares, Financing Warrants and shares issuable upon exercise of the Financing

Warrants will be subject to a 24-month lock-up agreement) and will not be registered for sale under the Securities Act and will thus be "restricted securities" as defined in Rule 144 promulgated under the Securities Act) and the corresponding facilitation of sales by such shareholders of their shares of Common Stock in the secondary market, as well as an immediate increase in net tangible book value of $1.96 per share to such shareholders based upon the adjusted net tangible book value per share after this offering and the initial public offering price per share offered hereby. If, at the time the existing shareholders are able to sell their shares of Common Stock in the public market, the market price per share remains at the $5.00 initial public offering price (of which there can be no assurance) such shareholders would realize an aggregate gain of $8,949,649 ($3.55 per share) on the sale of all of their existing shares. See "Use of Proceeds," "Dilution," "Underwriting" and "Shares Eligible for Future Sale."


     24. No Assurance of Public Market; Arbitrary Determination of Offering Prices; Possible Volatility of Market Price of Common Stock and Warrants. Prior to this offering, there has been no public trading market for the Units, Common Stock or Warrants. There can be no assurance that a regular trading market for the Units, Common Stock or Warrants will develop after this offering or that, if developed, it will be sustained. The initial public offering prices of the Units and the exercise price of the Warrants have been determined arbitrarily by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth, results of operations or any other established criteria of value and may not be indicative of the prices that may prevail in the public market. In addition, the market prices of the Company's securities following this offering may be highly volatile as has been the case with the securities of other emerging companies. Factors such as the Company's operating results, announcements by the Company or its competitors, introduction of new programs by the Company or its competitors, changes in financial estimates of securities analysts and factors effecting the cable television industry generally may have a significant impact on the market price of the Company's securities. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small and emerging growth companies, the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. See "Underwriting."


     25. Possible Delisting of Securities from Nasdaq Systems; Risks Relating to Penny Stocks. It is currently anticipated that the Common Stock and Warrants will be eligible for listing on the Nasdaq SmallCap Market upon the completion of this offering. In order to continue to be listed on the Nasdaq SmallCap Market, however, the Company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value on the public float. In addition, continued inclusion requires two market makers, a minimum bid price of $1.00 per share and adherence to certain corporate governance provisions. The failure to meet these maintenance criteria in the future may result in the delisting of the Common Stock and Warrants from the Nasdaq SmallCap Market, and trading, if any, in the Common Stock and Warrants would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.


     In addition, if the Common Stock and Warrants were to become delisted from trading on the Nasdaq SmallCap Market and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the Common Stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the Common Stock which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.



     26. Potential Adverse Effect of Warrant Redemption. The Warrants are subject to redemption by the Company commencing on the Separation Date, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice (the "Call Date") has been at least 150% (currently $8.25, subject to adjustment) of the then effective exercise price of the Warrants and the Company obtains the written consent of the Underwriter to such redemption prior to the Call Date. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Redeemable Warrants."



     27. Possible Inability to Exercise Warrants. The Company intends to qualify the sale of the Units, Common Stock and Warrants in a limited number of states. Although certain exemptions in the securities laws of certain states might permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held by purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current prospectus covering the Common Stock issuable upon exercise of the Warrants must be in effect before the Company may accept Warrant exercises. There can be no assurance the Company will be able to have a prospectus in effect when this Prospectus is no longer current, notwithstanding the Company's commitment to use its best efforts to do so. See "Description of Securities -- Redeemable Warrants."



     28. Shares Eligible for Future Sale; Registration Rights. Upon the consummation of this offering, the Company will have 4,521,250 shares of Common Stock outstanding (assuming no exercise of the Warrants included in the Units or the other outstanding options or warrants), of which the 2,000,000 shares included in the Units being offered hereby, will be freely tradeable without restriction or further registration under the Securities Act. All of the remaining 2,521,250 shares of Common Stock outstanding are "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act, and in the future may be sold only pursuant to an effective registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Of the 2,521,250 restricted shares, an aggregate of 1,681,139 shares will be eligible for sale, without registration, under Rule 144 (subject to certain volume limitations prescribed by such rule and to the contractual restrictions described below), commencing 90 days following the date of this Prospectus. In addition, 833,223 of such restricted shares (not including 500,000 shares issuable upon exercise of the Bridge Warrants) are subject to certain registration rights, and the Company has granted the Underwriter demand and piggyback registration rights with respect to the securities issuable upon exercise of the Underwriter's Warrants. No prediction can be made as to the effect, if any, that sales of such securities or the availability of such securities for sale will have on the market prices prevailing from time to time. While all of the Company's officers, directors and securityholders have agreed not to (i) sell or otherwise dispose of any shares of Common Stock in any public market transaction (including pursuant to Rule 144) or (ii) exercise any rights held by such holders to cause the Company to register any shares of Common Stock for sale pursuant to the Securities Act for a period of 12 months (24 months with respect to the Financing Shares, Financing Warrants and shares issuable upon exercise of the Financing Warrants) following the date of this Prospectus without the Underwriter's prior written consent, the possibility that a substantial number of the Company's securities may be sold in the public market may adversely affect prevailing market prices for the Common Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities," "Underwriting" and "Shares Eligible for Future Sale."

     29. Limitation of Liability of Directors and Officers. As permitted by the Colorado Business Corporation Act, the Company's Articles of Incorporation provide that directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for breach of a director's or officer's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for acts relating to unlawful distributions or for any transaction from which the director or officer derived an improper personal benefit. The Company's Articles of Incorporation also provide (subject to certain exceptions) that the Company shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Company's bylaws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders. See "Management -- Limitation of Liability of Directors and Officers."

     30. Possible Restrictions on Market-Making Activities in the Company's Securities. The Company believes that the Underwriter intends to make a market in the Company's securities and may be responsible for a substantial portion of the market making activities in such securities. Regulation M under the Exchange Act may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of outstanding Warrants until the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of the Warrants following such solicitations; and any period during which the Underwriter, or any affiliated parties, participate in a distribution of any securities of the Company for the account of the Underwriter or any such affiliate. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods, including while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the liquidity of the Company's securities. See "Underwriting."

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of 2,000,000 Units offered hereby (after deducting underwriting discounts and commissions and other expenses of the offering) are estimated to be approximately $8,270,000 ($9,601,100 if the Underwriter's over-allotment option is exercised in full). The Company expects to use the net proceeds (assuming no exercise of the Underwriter's over-allotment option) approximately as follows:





                                                                               Approximate
                                                             Approximate        Percentage
Application of Net Proceeds                                 Dollar Amount     of Net Proceeds
---------------------------                                ---------------   ----------------
Repayment of outstanding indebtedness(1)  ...............     $2,741,000            33.1%
Programming expenses(2)    ..............................      2,000,000            24.2
Sales and marketing(3)  .................................      1,835,000            22.2
Commencement of merchandising operations(4)  ............        172,000             2.1
Working capital and general corporate purposes(5)  ......      1,522,000            18.4
                                                              -----------         ------
  Total  ................................................     $8,270,000           100.0%
                                                              ===========         ======


------------

(1) Represents amounts to be used for the repayment of (i) the $2,000,000 principal amount of the Financing Notes plus accrued and unpaid interest thereon of approximately $45,000 and (ii) the $605,250 principal amount of the Promissory Notes plus interest of $90,800. The Financing Notes bear interest at the rate of 9% per annum and are repayable on the earlier of the consummation of this offering or March 6, 1998. The net proceeds of the Private Financing are being used by the Company for the costs of, among other things, an affiliate marketing campaign in connection with the national launch of The Recovery Network, programming expenses for the production of Full Circle, Testimony and Bottoms, a capital contribution in the amount of $200,000 to Recovery Interactive and payments under the Nesting Contract with ATN in the amount of $102,000. The Promissory Notes are due on the earlier of two business days after the consummation of this offering or one year after their issuance. The net proceeds of the Promissory Notes were used for working capital. See "Plan of Operation."

(2) Represents anticipated costs of approximately (i) $708,000 for the production, editing and/or licensing of the Company's programming; (ii) $38,000 for the production of programming for Recovery Talk Radio; (iii) $1,014,000 for ATN Services under the Nesting Contract; and (iii) approximately $240,000 for the salaries of three production personnel. See "Business -- The Recovery Network -- Programming."

(3) Represents anticipated costs of approximately (i) $1,076,000 for an affiliate marketing campaign and approximately $277,000 for salaries and benefits of six marketing and sales personnel; (ii) $140,000 for the development of the National Partnership for Recovery and Prevention; and
    (iii) $342,000 associated with selling advertising time. See "Business -- The Recovery Network."

(4) Represents expenses associated with the development of merchandising operations for recovery and prevention-related products and services by the Company's subsidiary, Recovery Direct and related salaries. See "Business -- Merchandise Sales."

(5) Represents proceeds allocated to working capital and to general corporate purposes. To the extent cash flow from operations is insufficient for such purposes, a portion of the proceeds allocated to working capital may be utilized to pay a portion of the salaries and benefits of the Company's officers estimated to be approximately $442,000 over the twelve months following the consummation of this offering.


     If the Underwriter's over-allotment option in exercised full, the Company will realize additional net proceeds of approximately $1,331,100. See "Underwriting."


     The allocation of the net proceeds from this offering set forth above represents the Company's best estimate based upon its currently proposed plans and assumptions relating to its operations and certain assumptions regarding general economic conditions. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes.

     The Company anticipates that the net proceeds of this offering, together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements for approximately 12 months following the consummation of this offering. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all.


     Proceeds not immediately required for the purposes described above will be invested principally in short-term bank certificates of deposit, short-term securities, United States Government obligations, money market instruments and/or other interest-bearing investments.


                                    DILUTION


     The difference between the public offering price per share of Common Stock included in the Units and the net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) on such date by the number of then outstanding shares of Common Stock.



     As of June 30, 1997, the net tangible book value of the Company was $(1,700,824) or approximately $(.67) per share of Common Stock. The Pro Forma Adjustments (see footnote 1 of "Prospectus Summary -- Summary Financial Information") had no effect on the Company's net tangible book value. After giving effect to (i) the sale of the 2,000,000 Units being offered hereby (less underwriting discounts and commissions and estimated expenses of this offering) and (ii) non-recurring charges of $610,137 relating to the Private Financing and the Promissory Notes, the adjusted net tangible book value of the Company as of June 30, 1997 would have been approximately $5,823,289, or $1.29 per share, representing an immediate increase in net tangible book value of $1.96 per share of Common Stock to existing shareholders and an immediate dilution of $3.04 per share to new investors. The following table illustrates this dilution to new investors on a per share basis:




Public offering price .................................                $5.00
   Net tangible book value before offering ............    $ (.67)
   Increase attributable to new investors  ............    $ 1.96
                                                           ------
Adjusted net tangible book value after offering  ......                 1.29
                                                                       -------
Dilution to new investors   ...........................                $3.04
                                                                       =======


     The following table sets forth with respect to existing shareholders and new investors in this offering, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total cash consideration, the percentage of total cash consideration and the average price per share (allocating $5.00 of the purchase price of each Unit to the Common Stock included therein).




                                                                 Total Cash            Average
                                   Shares Purchased          Consideration Paid
                                -----------------------   -------------------------   Price Per
                                 Number       Percent       Amount        Percent      Share
                                -----------   ---------   -------------   ---------   ----------
Existing shareholders  ......   2,521,250        55.8%    $ 3,656,601        26.8%     $ 1.45
New Investors ...............   2,000,000        44.2      10,000,000        73.2        5.00
                                ---------      ------     ------------     ------
  Total .....................   4,521,250       100.0%    $13,656,601       100.0%
                                =========      ======     ============     ======



     The above tables assume no exercise of the Underwriter's over-allotment option. If such option is exercised in full, the new investors will have paid $11,500,000 for 2,300,000 shares of Common Stock, representing approximately 75.9% of the total consideration for 47.7% of the total number of shares of Common Stock outstanding. In addition, the above table assumes no exercise of other outstanding stock options or warrants. As of the date of this Prospectus, there are also outstanding Financing Warrants to purchase 500,000 shares of Common Stock at an exercise price of $5.50 per share, other warrants to purchase 15,498 shares of Common Stock at an exercise price of $3.87, outstanding stock options granted under the Stock Option Plans to purchase an aggregate of 324,745 shares of Common Stock at an exercise price of $5.00 per share and outstanding non-plan options to purchase an aggregate of 123,039 shares of Common Stock at exercise prices ranging from $.77 to $5.00.



                                DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock, and the Board of Directors does not intend to declare or pay any dividends on its Common Stock in the foreseeable future. The Board currently intends to retain all available earnings (if any) generated by the Company's operations for the development and growth of its business. The declaration in the future of any cash or stock dividends on the Common Stock will be at the discretion of the Board and will depend upon a variety of factors, including the earnings, capital requirements and financial position of the Company and general economic conditions at the time in question. In addition, the payment of cash dividends on the Common Stock in the future could be limited or prohibited by the terms of financing agreements that may be entered into by the Company (e.g., a bank line of credit or an agreement relating to the issuance of other debt securities of the Company) or by the terms of any Preferred Stock that may be authorized and issued. See "Description of Securities."

                                CAPITALIZATION

     The following table sets forth (i) the capitalization of the Company as of June 30, 1997, (ii) the pro forma capitalization at such date after giving retroactive effect to the Pro Forma Adjustments (See footnote 1 of "Prospectus Summary -- Summary Financial Information"), and (iii) the pro forma capitalization as adjusted to give effect to the sale of the Common Stock and Warrants offered hereby and the anticipated application of the estimated net proceeds therefrom (including the repayment of the Financing Notes and Promissory Notes plus accrued interest thereon):




                                                                                     June 30, 1997
                                                              -----------------------------------------------------------
                                                                  Actual           Pro Forma            As Adjusted
                                                              ----------------   ----------------   ---------------------
                                                                                  (unaudited)           (unaudited)
Short-term debt, including current portion of capital lease
 obligation   .............................................    $  1,537,461       $  2,142,711       $        17,029
                                                               ============       ============       ===============
Long-term debt and obligation under capital lease, net of
 current maturities .......................................    $     30,301       $     30,301       $        30,301
                                                               ------------       ------------       ---------------
Shareholders' equity (deficit):
   Common Stock, $.01 par value: 25,000,000 shares
    authorized; 2,521,250 shares issued and
    outstanding, actual and pro forma; 4,521,250
    shares issued and outstanding, as adjusted(1) .........          25,212             25,212                45,212
   Additional paid-in capital   ...........................       4,176,708          4,176,708            12,426,708
   Prepaid consulting costs  ..............................          (5,625)            (5,625)               (5,625)
   Deficit accumulated in the development stage   .........      (5,897,119)        (5,897,119)           (6,643,006)(2)
                                                               ------------       ------------       ---------------
      Total shareholders' equity (deficit)  ...............      (1,700,824)        (1,700,824)            5,823,289
                                                               ------------       ------------       ---------------
         Total capitalization   ...........................    $ (1,670,523)      $ (1,670,523)      $     5,853,590
                                                               ============       ============       ===============


------------

(1) Does not include: (i) 2,000,000 shares of Common Stock reserved for issuance upon exercise of the Warrants; (ii) an aggregate of 400,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants and the warrants included therein; (iii) 15,506 shares of Common Stock reserved for issuance upon exercise of stock options available for future grant under the Stock Option Plans; (iv) 324,745 shares of Common Stock reserved upon exercise of outstanding options granted under the Stock Option Plans; (v) 123,039 Shares of Common Stock reserved for issuance upon exercise of outstanding non-plan stock options; (vi) 515,498 Shares of Common Stock reserved for issuance upon exercise of warrants which have been issued by the Company, including 500,000 shares of Common Stock issuable upon exercise of the Financing Warrants; and (vii) an indeterminable number of shares of Common Stock reserved for issuance in the event the Company fails under certain circumstances to register, or to maintain an effective registration statement with respect to, the Financing Shares and the Financing Warrant Shares. See "Plan of Operation -- Liquidity and Capital Resources," "Management -- Stock Option Plans," "Description of Securities" and "Underwriting."


(2) Includes non-recurring charges of approximately (i) $479,568 representing the loan discount related to the Private Financing and $100,269 representing the issuance costs of the Financing Notes; (ii) $45,000 representing interest expense incurred subsequent to June 30, 1997 on the Financing Notes; and (iii) $30,300 representing deferred financing costs relating to the Promissory Notes and $90,800 representing interest expense on the Promissory Notes.

                               PLAN OF OPERATION



General


     The Company was organized in 1992, was reorganized in 1995 and is in the development stage. Since its inception, the Company has been primarily engaged in test broadcasting of The Recovery Network in limited markets (which was launched nationally in 1997), affiliate marketing, development, acquisition and production of programming, establishing Radio Talk Recovery and the Help Line and forming relationships with individuals and organizations in the recovery field.


     The Company has not generated any meaningful revenues and does not expect to generate any meaningful revenues for the foreseeable future. To date, the Company has incurred significant net losses, including net losses of $1,223,829 and $3,817,652 for the year ended June 30, 1996 and 1997, respectively. Since June 30, 1997, the Company has continued to incur significant losses. The Company believes that generation of meaningful revenues will be dependent upon the Company entering into affiliation agreements with local cable systems with a significant number of subscribers, developing television programming to enable The Recovery Network to expand its hours of broadcast, achieving significant viewer loyalty, attracting advertisers and developing or entering into arrangements for the supply of products, such as videotapes, audio cassettes and books, to merchandise. The Company expects to incur substantial up-front capital expenditures and operating costs in connection with the operation and expansion of The Recovery Network, satellite transmission of its programming and the development and production of television programming, which will result in significant losses for the foreseeable future. The Company will also incur a non-recurring charge during the fiscal quarter in which this offering is consummated of approximately $610,137 relating to the Private Financing.


     In April 1997, the Company launched The Recovery Network nationally via satellite transmission under the Nesting Contract. Pursuant to the Nesting Contract, ATN provides the ATN Services on its satellite transponder to The Recovery Network for two hours of broadcast time every day to subscribers of cable systems with which ATN has affiliation agreements. Currently, The Recovery Network is broadcast one hour in the morning to approximately 16 million subscribers and one hour in the evening to approximately 5 million subscribers. In addition to the distribution under the Nesting Contract, the Company is seeking two hours of broadcast time per day in other local cable systems in a large number of markets. The Company has identified all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at those 259 systems. The Company is also targeting a more focused affiliate marketing effort on 11 major cities whose communities contain 103 of those 259 systems.


     The Company anticipates that it will generate revenues from sales of advertising on The Recovery Network and Recovery Talk Radio, merchandising recovery-related products and services on The Recovery Network, Recovery Talk Radio and the Company's site on the world wide web by seeking sponsorships for its programming and from license fees from cable systems for its programming. The Company does not expect that it will generate any meaningful revenues from license fees until such time, if ever, that The Recovery Network enters into affiliation agreements providing the Company with a significant subscriber base. There can be no assurance that the Company will be able to enter into affiliation agreements with local cable systems with a sufficient number of subscribers, achieve significant viewer loyalty or attract advertisers for The Recovery Network, generate meaningful revenues or achieve profitable operations. The Company also anticipates that Recovery Interactive will generate revenue from monthly subscriber fees from managed care companies, insurance companies and employers for delivering mental and behavioral health benefits to covered individuals and merchandising.


Liquidity and Capital Resources


     The Company's primary capital requirements will be to fund the costs of its affiliate marketing efforts, sales of advertising time and producing its programming, satellite transponder costs, costs for uplink and transmission services under the Nesting Contract and working capital expenses.


     The Company's capital requirements have been and will continue to be significant and its cash requirements have been exceeding its cash flow from operations. At June 30, 1997, the Company had a working capital deficit of $2,417,568 (which has increased to approximately $3,300,000 as of August 31, 1997) due to, among other things, costs associated with program development and affiliate marketing efforts. As a result, the Company has been substantially dependent on loans from its shareholders and private placements of its debt and equity securities to fund its operations.


     During the period from November 1995 through April 1996, the Company issued in a private placement 322,663 shares of Common Stock at a price of $2.32 per share for proceeds of approximately $749,500. The Company issued to a director of the Company 17,220 shares of Common Stock valued at $2.32 per share in consideration for certain strategic and operational consulting services rendered by him from June 1995 to May 1996.

     During April 1996, the Company issued, pursuant to a shareholder rights offering, 259,281 shares of Common Stock and received proceeds of $200,767. In connection with the shareholder rights offering, the Company granted each shareholder of record one transferable right for each share of Common Stock owned by such shareholder. Five rights entitled a shareholder to purchase one share of Common Stock at a price of approximately $.77 per share.

     During the period from July 1996 through October 1996, the Company issued 10% Convertible Promissory Notes (the "Convertible Notes") in the aggregate principal amount of $310,000. The Convertible Notes became due and payable on the earlier of the first anniversary of their issuance or the consummation of an equity offering with gross proceeds of at least $1.5 million. Convertible Notes in the aggregate principal amount of $60,000 were issued to two directors and/or officers of the Company. The principal and interest on the Convertible Promissory Notes was convertible at any time at the option of the holder into shares of Common Stock at a conversion price of $3.87 per share of Common Stock. Upon conversion on or before maturity, the noteholder was entitled to receive warrants to acquire shares of Common Stock in an amount that equaled twice the number of shares issued upon conversion. If the Convertible Notes were held to maturity and not converted, the noteholder was entitled to receive warrants to purchase the number of shares of Common Stock that equaled the number of shares the principal on the Note would have been converted into. All of such warrants are exercisable at any time during the period within two years after the date of issuance.

     In October 1996, the holder of a convertible promissory note dated October 9, 1994 in the aggregate principal amount of $20,000 agreed to a modification of the terms of the note pursuant to which interest was paid in cash and the principal amount of the note was converted into 6,888 shares of Common Stock at a price of $2.90 per share.

     From October 1996 through January 1997, the Company issued in a private placement 138,761 shares of Common Stock at a price of $3.48 per share for proceeds of approximately $483,500. The Company issued 7,749 shares in consideration of services rendered in connection with such offering. The purchasers were granted certain registration rights with respect to the Common Stock issued in the private placement. See "Description of Securities -- Registration Rights."

     During November 1996, in order to induce the noteholders to convert the Convertible Notes, the Company offered the noteholders who converted their Convertible Notes and exercised the warrants issuable upon conversion of the Convertible Notes, a reduction in the conversion price of $3.87 per share of Common Stock to an effective price of approximately $3.68 per share and a reduction of the exercise price of the warrants from $3.87 per share to $2.32 per share. The converting noteholders were also granted certain registration rights with respect to the shares of Common Stock issued upon conversion of the Convertible Notes and shares received upon the exercise of the warrants. In November and December 1996, Convertible Notes in the aggregate principal amount of $250,000 and interest of approximately $11,500 were converted into an aggregate of 71,033 shares of Common Stock. The noteholders also received and exercised warrants for 142,065 shares of Common Stock resulting in proceeds to the Company of approximately $330,000. The remaining outstanding Convertible
Note in the principal amount of $60,000 was repaid in April 1997 from the net proceeds of the Private Financing, and in connection with such repayment the Company issued to the holder warrants to purchase 15,498 shares of Common Stock, exercisable at a price of $3.87 per share.

     In November and December 1996, certain directors and shareholders exercised options to acquire 73,615 shares of Common Stock at an exercise price of $2.32 per share resulting in proceeds to the Company of approximately $171,000.

     In March and April 1997, the Company completed a private financing pursuant to which it issued to 21 "accredited investors" an aggregate of 40 Units consisting of an aggregate of (i) $2,000,000 principal amount of unsecured non-negotiable promissory notes which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock; and (iii) warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.50 per share. The offering price was $50,000 per Financing Unit. After payment of $200,000 in placement agent fees to the Underwriter, which acted as placement agent for the Company in connection with the Private Financing, and other offering expenses of approximately $262,000, the Company received net proceeds of approximately $1,538,000 from the sale of the Financing Units. The net proceeds of the Private Financing are being used by the Company for, among other things, an affiliate marketing campaign in connection with the national launch of The Recovery Network, programming expenses for the production of Full Circle, Testimony and Bottoms, a capital contribution in the amount of $200,000 to Recovery Interactive and payments under the Nesting Contract with ATN in the amount of $102,000. The Company intends to use a portion of the proceeds of this offering to repay the entire principal amount of, and accrued interest on, the Financing Notes. During the three month period ended June 30, 1997, the Company amortized approximately $713,000 of loan discount and deferred offering costs related to the Financing Notes. See "Use of Proceeds" and "Description of Securities -- Recent Financing."

     From July through September 1997, the Company issued the Promissory Notes with an aggregate principal amount of $605,250 to five lenders. The Promissory Notes are due on the earlier of (i) the date which is two business days following the consummation of this offering and (ii) one year after their issuance; provided, however, that in the event that the Promissory Notes are repaid prior to the one year anniversary, the lenders will receive a full year's interest. The Company paid to the lender a loan origination fee in an amount equal to 5% of the Promissory Notes, or approximately $30,300. The net proceeds from the issuance of the Promissory Notes were used for working capital. The Company intends to repay the Promissory Notes, plus $90,800 of interest thereon, from the net proceeds of this offering.

     The Company anticipates that the net proceeds of this offering, together with projected revenues from operations, will be sufficient to fund the Company's operations and capital requirements for approximately 12 months following the consummation of this offering. There can be no assurance, however, that such funds will not be expended prior thereto due to unanticipated changes in economic conditions or other unforeseen circumstances. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing shareholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail and possibly cease its operations. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing shareholders.

                                   BUSINESS

General

     The Company, a development stage company, was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems ("Recovery Issues"), as well as to persons seeking to prevent the onset of these problems and select positive life-style choices ("Prevention Issues"). The Company currently addresses Recovery Issues and Prevention Issues through The Recovery Network, a cable television network which commenced test-broadcasting on a limited basis in March 1996, was launched nationally via satellite transmission in April 1997 and is currently airing on over 200 cable systems; Recovery Talk Radio, a nationally syndicated talk radio program introduced in December 1996 currently airing every Sunday morning from 8:00 a.m. to 9:00 a.m. (EST) on 45 stations and from 9:00 a.m. to 10:00 a.m. (EST) on 36 stations; and a toll-free telephone helpline (the "Help Line") which offers information to viewers of The Recovery Network about where to obtain information and help in their communities. The Company also owns a 50% interest in RecoveryNet Interactive, L.L.C. ("Recovery Interactive"), a joint venture with TCII (an affiliate of Tele-Communications, Inc., "TCI"), formed in August 1996 to commence a business to provide health care products and services to managed care organizations and other organizations offering or providing behavorial health care services, as well as to provide information, interaction and support regarding Recovery Issues and Prevention Issues through an integrated multimedia platform.

Overview

     The Recovery Market

     The Company believes that the market for recovery and prevention-oriented programming consists of four groups: (i) friends, families and co-workers of persons afflicted with Recovery Issues (the "Affected Others"); (ii) persons who are already in recovery ("Persons in Recovery") and seek the daily support and connection to others in recovery; (iii) afflicted persons who are not yet in recovery either because they are unaware of the resources that are available or are unwilling or unable to attend meetings or seek help publicly ("Afflicted Persons"); and (iv) persons concerned about Prevention Issues, particularly families with children. The Company believes that these four groups make up a significant portion of the nation's population.

     The Company expects that a substantial portion of its audience will be the Affected Others. According to The American Journal of Psychiatry Official Practice Guide published in November 1995, approximately 56 million persons in the United States are directly affected by alcohol abuse or addiction alone. The National Association for Children of Alcoholics estimated that in 1995 there were approximately 26.8 million children of alcoholics in the United States. A substantial number of employers and coworkers are affected by alcohol abuse in the workplace.

     Persons in Recovery include the millions of Americans who regularly attend meetings of various support groups, such as Alcoholics Anonymous, Al-Anon, Overeaters Anonymous, Cocaine Anonymous, Narcotics Anonymous, or are in some other form of treatment, including counseling. While this group is smaller than the Affected Others, the Company believes that The Recovery Network's programming will provide a useful and important service to Persons in Recovery, and that members of this group are likely to make an effort to seek out the Company's programming and to inform others in their respective support groups about The Recovery Network.


     Afflicted Persons include the estimated 43 million Americans who, according to the 1995 National Household Survey on Drug Abuse (the "National Household Survey"), are heavy or binge drinkers and the approximately 12.8 million who use illegal drugs. Afflicted Persons also include approximately 20% of the female population between the ages of 12 and 30 that Anorexia and Related Disorders, Inc. in 1992 estimated had a major eating disorder such as anorexia or bulimia or some of its symptoms, and the 59% of the adult population that Scientific American, in August 1996, estimated met the current definition of clinical obesity.


     Afflicted Persons also include persons suffering from depression and persons who wish to quit smoking. In 1993, The National Institute of Health estimated that more than 11 million Americans suffered from depression and that one in eight persons will be affected by depression sometime in their lives. The National Household Survey estimates that there were 61 million Americans who were current smokers in 1995, many of whom the Company believes wish to quit smoking.

     With the recent substantial rise in drug use, especially among adolescents, the Company believes that there is and will continue to be a growing interest in Prevention Issues, particularly in families with adolescents ages 13 to 18. According to the National Household Survey, the percentage of adolescents using illegal drugs increased 105% from 1992 to 1995, and, in 1995, approximately 18% of 18 to 20-year olds and approximately 15.6% of 16 and 17-year olds used illegal drugs. A recent survey by the National Center on Addiction and Substance Abuse cited drugs as the number one problem facing teenagers.


     The economic and social impact of addiction on society is high. A study conducted by Brandeis University in October 1993 estimated the annual negative impact on the economy from substance abuse exceeded $230 billion. It is commonly believed among industry experts that substance abuse is a major cause of crime and family problems, especially family violence, and is a factor in one out of three divorces.


     Despite the perceived size of the market for recovery and prevention-related products and services, the Company believes that there is currently no effective national marketplace to enable suppliers of such products and services to reach their target consumers. The Company believes that, to date, consumers seeking recovery and prevention-related products and services have done so primarily through local support groups, such as Alcoholics Anonymous, local treatment centers, counseling through health professionals, churches and schools in their communities, and from self-help books and other materials. A disadvantage of these traditional sources is that they all require, to some extent, that the consumer publicly acknowledge that he or she is seeking information. The Company believes that many persons in its target audience may be reluctant to seek help publicly.


     The Cable Television Market


     Cable television was first developed in the late 1940s primarily to serve rural communities unable to receive broadcast television signals. By June 1995, there were more than 11,200 cable systems serving over 60 million subscribers in over 32,000 communities in the United States. Of these cable systems, 259 of them have 50,000 or more subscribers. The largest cable system in the country has over 1,000,000 subscribers, but only the 30 largest systems have 200,000 subscribers or more. Cable system operators range from large multiple system operators ("MSOs") that own many systems to small, independent systems that serve as few as several thousand households. The 10 largest MSOs control 231 of the 259 largest systems and have approximately 80% of their subscribers. Despite this concentration, each system operates under a franchise from the government of the local community in which it is located. Thus, MSOs and other cable operators have to contract with the local franchising authorities for each cable system.


     The cable industry is regulated by federal and state governments in part to help local communities insure that their community receives some benefit from the valuable local rights-of-way it grants to the cable system operator. Many local franchising authorities require that cable systems devote a portion of their channel capacity to public access, educational and governmental access channels. Many communities also expect cable systems to offer a minimum amount of channel capacity, certain system design features and programming that either originates from or addresses the needs and interests of the local community. This concept is commonly referred to in the industry as "localism." Prominent individuals in the cable industry are aware that, for a variety of reasons, the industry has not fulfilled on the promise of localism. The Company believes that, as cable franchise contracts expire and are subject to renewal over the next several years, many cable systems will need to upgrade and expand channel capacity as well as to demonstrate to the communities their continued commitment to localism to obtain renewal.


     Most programming decisions for the majority of cable systems that are owned by MSOs are made at the MSO level in negotiations between the MSO and the various television networks. Typically, these negotiations, if successful, result in one of two types of affiliation agreement. In one, the agreement specifically identifies which local cable systems will carry the programming and does not directly involve the cable system in negotiations. In the other, the agreement specifies terms that are approved at the MSO level but requires the network to negotiate affiliation agreements with each individual cable system. Many cable systems also have local channels which are designed to serve the community's needs and interests, and the decision to add programming to these channels is typically left to the discretion of the local cable system manager. Some, but not all, networks, receive license fees calculated on a per subscriber, per month basis. According to an industry survey of 41 networks in 1996, 38 networks received monthly fees ranging from $.03 per subscriber to $.70 per subscriber and three networks did not receive license fees. Of those 38 networks that received license fees, 22 networks received license fees ranging from $.10 to $.29. Generally, networks that air less than 16 hours of programming per day do not receive license fees. Also, new networks often offer their programming for some period of time after their launch free to cable systems that sign affiliation agreements within a certain time after launch. In some cases, newly-launched networks also provide affiliates with monetary launch support or other financial incentives in order to secure initial carriage.

     Channel capacity on most cable systems is currently limited. Channel capacity is generally a function of the bandwidth of the individual cable system's infrastructure. There are three categories of cable systems: (i) low capacity systems that can offer a maximum of 50 to 55 channels; (ii) medium capacity systems that can offer a maximum of 80 channels; and (iii) high capacity systems that can offer approximately 110 channels, effectively the limit of the current analog infrastructure. Of the 259 largest systems, approximately 107 have 55 channels or less, 132 have 80 channels or less, and only 20 have more than 80 channels. Until the recent introduction of new digital technologies, in order for a low or medium capacity cable system to expand channel capacity it needed to upgrade its entire hardware infrastructure to a higher capacity analog system. Another alternative is to install new fiber optic cable wiring. Although industry analysts expect that fiber optic cable will eventually be installed nationwide, this is not likely to occur until the next century. Both of these approaches are expensive and time consuming.

     Recently developed digital technologies offer cable systems a less expensive alternative for expanding channel capacity. Digital technologies enable the cable systems to compress multiple digital channels into the bandwidth currently required for a single analog channel. The cable system sends the compressed, multi-channel signal to a subscriber's home where it is decompressed by a digital converter box ("digibox"). This new technology permits a cable system to expand significantly its current channel capacity with a much lower capital investment than would be required to install fiber optic cables or to make other major infrastructure upgrades. While the Company expects that digiboxes will most likely be offered first to subscribers willing to pay an additional fee to receive premium channels and other services, some, including TCI, the nation's largest MSO, have stated their intention to provide digiboxes to all of their subscriber base. Cable systems can install digiboxes on a subscriber-by-subscriber basis at a rate determined by market demand and funded in part by higher fees. A system can choose to convert only a portion of its analog bandwidth to digital transmission, and thus continue to provide analog service to its subscribers who do not want to pay a premium while offering expanded programming and services to customers willing to pay for them.

     The recent introduction of direct satellite services ("DSS") has also increased pressure on cable systems to offer more channels and services. DSS systems offer their subscribers more than twice as many channels as all but a small number of cable systems, with better audio and video quality. The price of the satellite dishes required to receive programming has dropped to the point that DSS is currently price competitive with premium cable. There were approximately 4.5 million DSS subscribers in February 1997, and industry analysts expect that number to reach approximately 19 million by the year 2000.


     The Company believes that the combination of DSS and the conversion of cable systems from analog to digital signal transmission will create substantial additional channel capacity over the next several years. The Company believes that these developments will enable The Recovery Network to eventually become a full time cable television network.


The Recovery Network

     In April 1997, the Company launched The Recovery Network nationally via satellite transmission under the Nesting Contract with ATN. Pursuant to the Nesting Contract, ATN provides the ATN Services on its satellite transponder to The Recovery Network for two hours of broadcast time every day to subscribers of cable systems with which ATN has affiliation agreements. Currently the Recovery Network is broadcast one hour in the morning to approximately 16 million subscribers and one hour in the evening to approximately 5 million subscribers. ATN provides distribution of the Company's programming into cable systems through existing affiliation agreements between ATN and those systems.

     Pursuant to the Nesting Contract, the Company is charged a daily rate for broadcast time provided by ATN at an estimated rate of approximately $2,100 for April 1997 which increases to an estimated rate of approximately $3,595 by March 1998. The actual charge for each calendar month is based on the actual monthly number of households served by affiliates of ATN ("ATN Affiliates"). The Nesting Contract provides, however, that the Company will not be charged more than $60,000 per calendar month during the first six months of the Nesting Contract or more than $65,000 during the subsequent six months of the Nesting Contract. ATN has also agreed to provide the ATN Services for two additional hours of broadcasting, if such time is available, to the Company at ATN's cost plus 20%, which fee is in addition to the charges for broadcast time. ATN has also agreed to provide authorization services for cable systems with which the Company directly enters into affiliation agreements to enable the Company to broadcast its programming on such affiliates' cable systems, provided that the Company purchase the necessary equipment, if any. The Nesting Contract expires in April 1998, unless renewed by both parties. In the event the number of ATN Affiliates decreases by 10%, the Company may terminate the Nesting Contract upon 30 days written notice. The Company has granted ATN the right, for the term of the Nesting Contract and for a period of one year thereafter, to match any other nesting arrangement presented to the Company by a third party.


     In addition to its distribution under the Nesting Contract, the Company is seeking two hours of broadcast time per day in other local cable systems in a large number of markets. The Company has identified all local cable systems in the United States with at least 50,000 subscribers and is engaged in a general marketing campaign ("affiliate marketing") directed at those 259 systems. The Company is also targeting a more focused affiliate marketing effort on 11 major cities whose communities contain 103 of those 259 systems.


     The Company is currently producing its flagship program, Full Circle, an on-going one-hour program that documents the recovery process by featuring Persons in Recovery in actual meetings, as well as Testimony and Bottoms. The Company is also in various stages of development or production of several other half-hour series focusing on several Recovery Issues and Prevention Issues. See "Programming."


     The Company requires the proceeds of this offering for continued transmission under the Nesting Contract and has allocated $1,014,000 of the proceeds of this offering to make payments under the Nesting Contract. The Company used $102,000 of the proceeds of the Private Financing for payments under the Nesting Contract. Certain officers and directors of the Company are officers, directors and/or principal shareholders of ATN. See "Management" and "Certain Transactions."


     Affiliate Marketing Strategy


     The Company's strategy for obtaining affiliation agreements with cable systems is based on the premises that cable systems are effectively monopolies franchised by local governments, and in order to renew their franchises, many cable systems will need to demonstrate a commitment to localism by providing programming and Help Line services that benefit the local community, and, that although it will be difficult to obtain a full time dedicated channel for a new network until new digital technologies expand channel capacity, more channel capacity will become available over the next several years.


     The first premise forms the basis for the Company's grassroots affiliate marketing strategy. The Company believes that The Recovery Network's programming offers local cable systems an opportunity to demonstrate their commitment to localism. If The Recovery Network is successful in establishing significant community support for its programming, the Company believes that its ability to enter into affiliation agreements will be significantly improved. As part of its strategy to demonstrate this support, the Company has formed The National Partnership for Recovery and Prevention (the "Partnership"), an umbrella coalition of national recovery and prevention organizations. The Company believes that the members of the Partnership will help to establish The Recovery Network's credibility and social significance. The Company is also seeking support from other grassroots organizations, local politicians and law enforcement agencies and officials, and believes that the socially responsible nature of The Recovery Network's programming will help it obtain that support.


     The second premise accounts for the Company's strategy to seek to obtain two hours of air time per day in a large number of markets. The Company believes that satellite transmission via its Nesting Contract will facilitate distribution of The Recovery Network for two hours per day by additional cable systems. Because the satellite transmission signal provided under the Nesting Contract is available to all cable systems in the United States, the Company believes it will be able to add additional cable systems beyond those that have an affiliation agreement with ATN. The Company believes that most cable systems will readily perceive the potential benefits to them from airing the Recovery Network's programming, including a demonstration of the system's support for localism and the political and public relations benefits from offering socially responsible programming to its viewers. With channel capacity currently so limited, the cost of committing a dedicated, full time channel to The Recovery Network in order to receive those benefits could be too high for many systems. Instead, the Company is initially asking cable systems to carry The Recovery Network for only two hours per day, and Company believes, based on discussions with operators of cable systems, that most of the 259 largest systems have the capacity to provide those hours. There can be no assurance, however, that such systems will continue to have available channel capacity or otherwise be willing to air The Recovery Network. With the support of local communities and politicians for socially responsible programming, the Company believes, although there can be no assurance, it will be able to enter into affiliation agreements for these initial two hours.

     Once its programming is airing on a cable system, the Company can concentrate on building viewer loyalty and advertiser awareness in that community. Because many of the Company's viewers are likely to be "appointment viewers" (that is, they will be aware of when the Company's programming airs and schedule time to see it, rather than finding it through "channel surfing"), the Company expects that it will be able to reach its target audience airing only two hours per day. The Company also believes that by demonstrating an ability to attract viewers and advertisers, it will create increased demand for The Recovery Network's programming. As demand increases, the Company expects to enter into additional affiliation agreements with new cable systems and increase the number of daily programming hours with existing affiliates. As channel capacity increases, the Company believes it will be able to expand into a full time network. There can be no assurance, however, that the Company will be able to enter into additional affiliation agreements with new cable systems or increase the number of daily programming hours with existing affiliates or that the Company will be able to expand into a full time network.

     The Company is implementing a two-tiered affiliate marketing strategy to expand distribution beyond that currently provided under the Nesting Contract. The Company has identified all local cable systems with at least 50,000 subscribers and is engaged in a general marketing campaign directed at those 259 systems. The Company commenced this campaign in December 1996 by sending informational mailings to the general managers, programming directors and marketing directors at these systems. The Company has established a promotional web site, which contains programming schedules, information about the Company and the Partnership and links to sources of recovery information on the web. The Company will also rely on traditional marketing tools, such as mail, telephone, trade advertisements, public relations and participation in trade shows and conferences in connection with its general affiliate marketing strategy.

     The Company is also targeting a more in-depth affiliate marketing effort on the 11 cities whose communities contain 103 of the 259 largest systems. Such systems have an aggregate subscriber base of nearly 12 million households. Company executives intend to visit each of these 11 cities to meet with cable system managers, local grassroots organizations, and local politicians and community leaders. The Company is seeking support from these organizations and individuals to further demonstrate the credibility and social significance of The Recovery Network to local cable systems.

     The Company is initially seeking to enter into short-term affiliation agreements with local cable systems with a term of one year and that provide for two hours of airing per day (one hour in the morning, one hour in the evening), with no license fees paid to the Company, and have a 30-day termination clause. The agreements also provide that the programming can be aired on local origination and on public, educational and government access channels or on other channels at the cable system's discretion.

     The Company intends to use approximately $1,076,000 of the net proceeds of this offering for its affiliate marketing expenses during the 12 months following the consummation of this offering.

     Programming

     The Company's programming goal is to create and maintain an open national platform for airing a broad spectrum of information about Recovery Issues and Prevention Issues. The Company will focus on producing informative, educational, inspirational, and entertaining programming. The programming will also be sensitive to the traditions and concerns of the many support groups and treatment programs that also address Recovery Issues. The Company's programming mission is to first to help its viewers identify and understand issues in their lives, to then provide them tools for effecting solutions and finally to inspire them by example into making positive lifestyle choices.


     The Company believes that the market for recovery and prevention-oriented programming consists of the Affected Others, Persons in Recovery, Afflicted Persons and persons concerned about Prevention Issues. The Company believes its target audience will respond best to ordinary people relating their own stories, rather than to celebrities and actors. This belief underlies the network's motto, "Real People, Real Solutions." By observing real people sharing the steps they have taken to solve their problems, the Company believes its viewers will receive the information and support they need to take the critical first steps towards addressing similar problems in their own lives and in the lives of their families and friends. The Company expects that its core concept of real people sharing the solutions that worked for them to form the basis of documentaries, talk shows, dramas, how-to instructional shows and even comedy. The Company's programming is also expected to address the causes underlying many Recovery Issues, such as sexual abuse, child abuse, family violence and depression.


     In response to the recent substantial rise in drug and alcohol use among young persons in the United States, the Company has identified this segment of the population, together with their parents, as an important target audience and is developing several prevention programs specifically for this audience. The Company believes that creating programming with which young people can identify will help them handle the difficult decisions they will encounter and select positive lifestyle choices, and also help to foster better relations between the youths and their parents.


     The Company has commenced in house production of original programming for The Recovery Network. The Company is currently airing its flagship series, Full Circle, as well as Testimony and Bottoms, all of which premiered upon the national launch of The Recovery Network. As of the date of this Prospectus, the Company has produced 59 episodes of Full Circle, 21 episodes of Testimony and two episodes of Bottoms. The story lines of these three programs are as follows:


   o Full Circle -- An on-going, one-hour program documenting the inner working of the recovery group process. The program follows five separate groups of persons struggling with their addictions to alcohol, drugs, food, nicotine, or sex, through the course of one year. The audience will follow each person's progress through recovery.


   o Testimony -- A program in which individuals from diverse socioeconomic backgrounds describe their stories of addiction and recovery.


   o Bottoms -- A comedy program that takes recovering alcoholics and addicts back to the scenes of their lowest moments and turning points on the road to recovery. The programs shows the role humor plays in recovery. In each episode, host Tom Kramer (formerly of Not Necessarily the News and Candid Camera) joins one or more Persons in Recovery on a lighthearted yet poignant tour of where they hit bottom and started turning their lives around.


     The Recovery Network is also currently airing programming that is licensed from third parties, reformatted by the Company and "bumpered" with The Recovery Network's logo and related program introductions and network promotions, including the following programs:


   o Stolen Lives: Children of Addicts -- A documentary about the violation, neglect and abuse endured by children of substance abusers.


   o Secrets: Women, Drugs and Alcohol -- A program where women speak intimately and honestly about their abuse of and recovery from drugs and alcohol.


     The Company currently has more than a dozen additional programs, in addition to Full Circle, Testimony and Bottoms in various stages of production and/or development. Some of the current titles and storylines representative of the Company's programming are as follows:

   o Unhooked -- A series of music programs live from popular venues across the country, featuring artists that have either made the decision not to use drugs or those that are in recovery from alcohol or drug abuse. Following the music, the artists will host question and answer discussions with the young people in the audience.

   o Let's Rap - Kids to Kids. A series of shows on location at schools, street ball courts, neighborhoods and living rooms where a group of kids will meet weekly to discuss how drugs and alcohol have affected their lives and to share ideas for what they can do about it. Other variations will include Let's Rap - Kids to Parents, which will give kids a chance to raise issues they normally could not and to give parents a chance to understand what their kids are facing and Let's Rap - Parent to Parent, which will bring together parents of kids facing these issues to help them understand and share their children's problems, concerns and solutions.

   o SLAM! -- A documentary-style alcohol abuse prevention program for middle and high school students, Slam will follow individual kids through their daily lives, into their schools, neighborhoods and homes. While focusing on drug and alcohol prevention, SLAM! will also examine other issues adolescents must contend with, such as problems at home, peer pressure, sexuality, life goals and growing up.

   o Family Counsel -- A program featuring an in-depth look at home life and its role in addiction and recovery. The hosts will be therapists who identify and demonstrate solutions to the problems specific to family interaction.

   o Behind the Badge -- A program exploring the daily traumas and stress facing police officers and offering support and solutions for officers and the communities they serve.

   o Secrets -- A program that seeks to show victims of sexual abuse that they are not alone and give them the strength they need to take the first steps toward overcoming abuse. Sexual abuse is a leading cause of behavioral and mental health problems, but the shame victims feel often makes it hard for them to acknowledge what has happened to them and to seek help.

   o What's Eating You? -- A program seeking to help viewers with eating disorders, one of the most difficult compulsive behaviors because it involves a relationship with a substance that cannot be given up entirely.


   o Up in Smoke -- A program that is designed to help viewers quit smoking and that reflects the Company's commitment to a broad range of Recovery Issues.

   o Equilibrium -- A program featuring a panel of medical experts in the field of, and persons afflicted with, depression discussing the causes of depression and offering solutions to fight depression on a day-to-day basis.

   o Recovery Theatre -- A program that will seek to show popular classic and current movies and excerpts from movies that address or illustrate Recovery Issues and Prevention Issues with introductions, discussion and commentary by experts on the issues illustrated by the program.

   o Recovery America -- A nationwide project that will encourage producers and community groups to create programming for The Recovery Network that is relevant to the community's concerns and issues.

     The Company believes that Recovery America will add a local component to its programming. The Recovery Network intends to provide program format and other production support to producers and community groups for producing approximately 20 episodes of Recovery America. The Recovery Network will also seek to work with local cable operators to use their production facilities to produce episodes. The Recovery Network will also seek to involve local grassroots organizations and members of the Partnership with this project. The Company also expects the program to serve as a platform for members of the Partnership to address issues of concern to their constituencies. The Company expects Recovery America to provide another means for cable systems to demonstrate a commitment to localism.

     The Company believes its focus on reality-based programming that can be produced without elaborate scripting, staging, equipment, talent and location expenses will permit it to produce programming at a cost well below industry standards. Programming costs for location, talent and post-production, but not including Company staff costs and overhead, are expected to average $5,000 per hour of Full Circle, $2,500 per one-half hour of Testimony, $5,000 per one-half hour of Bottoms and $7,000 per episode of original programming in the future.


     There can be no assurance that the Company's program development and production efforts will be successfully completed on a timely basis, or at all, or that unexpected events will not occur which would result in increased costs or material delays in program development and production and delays in the Company's ability to air original programming.


     The Company intends to use approximately $708,000 of the net proceeds from this offering for producing original programming and licensing and/or acquisition of programming from third parties.


     Advertising


     The Company believes that its projected audience demographics will enable it to attract both mainstream advertisers, as well as companies which offer recovery and prevention-related products and services ("non-mainstream advertisers"). Non-mainstream advertisers market their products to a large market but have no effective medium to access this market nationally and, therefore, have not traditionally advertised on television. Because the Company expects to offer the only national medium focused on Recovery and Prevention Issues, the Company believes that non-mainstream advertisers will purchase the Company's advertising time upon The Recovery Network's launch. The Company has already attracted several non-mainstream advertisers for The Recovery Network and expects that such non-mainstream advertisers will account for substantially all of The Recovery Network's advertising revenues in the short term. Although as of March 31, 1997, the Company has generated only limited revenues from advertising, the Company believes it will continue to attract additional non-mainstream advertisers.


     The Company is also focusing its marketing efforts on attracting mainstream advertisers for The Recovery Network and has attracted such advertisers on a limited basis. However, mainstream advertisers are generally ratings sensitive when purchasing time to offer products and services, and the Company does not expect to have ratings to generate sufficient advertising revenue from mainstream advertisers until such time, if ever, that it enters into affiliation agreements with cable systems with a significant number of subscribers. Many mainstream advertisers, however, also purchase time for corporate responsibility advertising, where the focus of the advertising is to create public relations benefits, rather than marketing products or services. The Company believes its socially responsible programming and the support of grassroots organizations will improve its efforts to obtain corporate responsibility advertising. The Company will also seek sponsorship from corporations for its programming.


     As The Recovery Network enter into additional affiliation agreements and the number of viewers increases, the Company believes its audience demographics will be appealing to many mainstream advertisers. Based on a research study commissioned by the Company and on its analysis of market research, the Company expects that the majority of its audience will be female, well-educated, viewers of day-time talk shows, buyers of self-help books and tapes and have an annual household income in excess of $60,000. The Company believes that these demographics are attractive for many mainstream advertisers. The Company also believes it will be attractive to mainstream advertisers because its programming is expected to attract "appointment viewers" from this demographic group. As a result of an increase in programming narrowly targeted at specific interest groups and the rise of "niche" networks, viewers now often tune in specifically to watch programming tailored to their interest. Such viewers generally have a higher level of interest in programming relating to their specific area of interest, and the Company believes that these viewers will demonstrate loyalty to advertisers who support that programming.


     The Company expects that the majority of its advertising time will be sold by contracts with advertisers and advertising agencies and that unsold advertising time will be placed through arrangements with certain wholesale agents. The Company expects that such wholesale arrangements will provide the Company compensation based on a percentage of sales made by the advertisers, or a small fee based on customer inquiries, generated by the advertisement. There can be no assurance that the Company will generate any meaningful revenues from the sale of advertising time.

     Viewership


     Upon distribution in a geographic market, either through an affiliation agreement with a local system or under the Nesting Contract, marketing directly to viewers in that community becomes important to the success of The Recovery Network. The Company expects to advertise on other local networks and radio stations. The Company is also seeking to promote viewership by working with a well-known public relations firm to create national awareness for The Recovery Network. Additionally, the Company will work with the members of the Partnership to alert their respective constituencies to the availability and timing of The Recovery Network's programming in their communities. The Company believes that these promotion efforts will help build and retain viewer loyalty.


     The Company believes that it will be the first national medium to provide the Affected Others, Persons in Recovery and Afflicted Persons the information, interaction and support they need in the privacy of their homes. Because the Company believes many of those in its target audience are unable or unwilling to seek help publicly, the Company hopes to build a loyal core audience among this group. The Company believes its programming will also appeal to viewers outside its core target audience, who will be intrigued by the opportunity to observe real people struggling to find real solutions to their problems.


Recovery Talk Radio


     In December 1996, the Company launched Recovery Talk Radio, a nationally syndicated audience participation talk radio program on the Talk America Radio Network which focuses on Recovery Issues and Prevention Issues. Currently, the Company is airing one program entitled The Meeting on Air on Recovery Talk Radio every Sunday morning from 8:00 a.m. to 9:00 a.m. (EST) on 45 stations and from 9:00 a.m. to 10 a.m. (EST) on 36 stations. Recovery Talk Radio is based in Boston, and listeners can call in to the program on a toll-free 800 telephone number. The Meeting on Air features guest speakers who discuss their experiences and perspectives with callers and the program's host. The Company currently sells advertising time during such programming, although as of June 30, 1997, the Company has generated only limited revenues from such advertising.


     The Company has not yet generated any material revenues from Recovery Talk Radio, and the Company does not expect that Recovery Talk Radio will account for a material portion of the Company's revenues in the future. The Company intends to utilize Recovery Talk Radio to help create support for and awareness of The Recovery Network in markets in which The Recovery Network will or hopes to air. The Company also intends to promote recovery-related merchandise on Recovery Talk Radio. The Company intends to use approximately $38,400 of the net proceeds from this offering to produce Recovery Talk Radio for approximately 12 months following this offering.


Help Line


     In March 1996, the Company commenced operations of a toll free help-line and referral service for the viewers of The Recovery Network (the "Help Line"). During the hours which The Recovery Network is airing, the Company displays a toll-free 800 telephone number for viewers to call for information about how to obtain additional help in their communities. Telephone calls are answered seven days a week during the hours of 6:30 to 7:30 a.m. (EST) and Mondays to Fridays during the hours of 9:00 a.m. to 5:00 p.m. (EST) by a trained crisis response counselor provided to the Company by an affiliate of Father Martin's Ashley Treatment Center, a treatment center dedicated to the treatment of chemically addicted persons. At times when the counselor is not available, viewers may leave a message, and their calls will be returned. Father Joseph Martin, the founder of the Ashley Treatment Center, is a member of the Company's Board of Advisors. See "Management -- Advisory Board."


     To the extent that the Company enters into affiliation agreements to air The Recovery Network in additional communities, the Company expects to expand caller capacity of the Help Line, as well as expand its existing national database of local groups, treatment centers and other sources of help and information. The Company also intends to use the projected expanded call center capacity to also offer recovery and prevention-related products and services directly to its viewers.

     The Company does not generate any revenues from the Help Line, and does not receive any fees or commissions for this service, including from referrals made by the Help Line. The Company operates the Help Line solely to provide support to its viewers and as a community service. The Company also expects that providing the toll-free Help Line will help build and maintain viewer loyalty and support for The Recovery Network. A portion of the proceeds of this offering allocated to affiliate marketing will be used to operate the Help Line.


The National Partnership for Recovery and Prevention

     The Partnership, an umbrella coalition of national recovery and prevention organizations, was formed in November 1996 to work in conjunction with the Company to employ the Company's television, radio and interactive media services to develop and distribute effective and accurate information concerning alcoholism and addiction. The Company's goal is to create a Partnership of prominent national prevention and recovery organizations, public figures who are passionate about recovery and prevention, and corporations and institutions that are willing to support the Company's mission. To date, the Company has identified, and is in discussions with, more than 50 recovery and prevention organizations. Member organizations of the Partnership currently include African American Parents for Drug Prevention, Community Anti-Drug Coalitions of America, Dharma Associates, Gateway Foundation, Hands Across Cultures, ISA Associates, National Asian Pacific American Families Against Substance Abuse, National Association of Addiction Treatment Providers, National Drug Prevention League, National Families in Action, National Hispanic/Latino Community Prevention Network, National Parents Resource Institute for Drug Education, National Treatment Consortium, Physicians for Prevention, Prevention Intervention and Treatment Coalition for Health, The Bralove Group, The Miami Coalition for a Safe and Drug Free Community and The Village.

     Depending on their interests and abilities, partners may have the opportunity to review and comment on The Recovery Network's programming, provide ideas for programming that is of interest to their constituencies and, in some cases, produce programming. The Recovery Network may also air public service messages from the partners and otherwise help them disseminate information that is important to them. With a national platform, the Partnership will seek to help focus the attention of government and society on the issues of interest to the Partnership's members and also foster better communication among its members, their constituencies and the communities they are designed to serve. The Company believes that the member organizations of the Partnership will be instrumental in helping the Company demonstrate to cable operators a high level of community support for The Recovery Network and how carriage of the Company's programming can help the local operator fulfill the promise of localism. The Company believes that the individual constituents of the Partnership's member organizations will account for a significant portion of the initial audience for The Recovery Network's programming, and the Company expects that the Partnership will communicate to its constituents information about The Recovery Network's programming schedule and availability.



Recovery Interactive

     The Company owns a 50% interest in Recovery Interactive, a joint venture with TCI Online RecoveryNet Holdings, Inc., an affiliate of TCI ("TCII"), formed on August 1, 1996 to commence a business that expects to provide behavioral health care products and services ("Recovery Interactive Services") to managed care agencies, large group medical practices, state, local and federal governments and governmental agencies, employee assistance programs, corporations and other organizations offering or providing health care services (collectively, "Health Care Entities") as well as to provide information, interaction and support regarding Recovery Issues and Prevention Issues, through an integrated multimedia platform, including a site on the world wide web. The Company and TCII have each made a capital contribution in the amount of $300,000 to Recovery Interactive. Neither party may transfer its ownership interest in the joint venture until June 30, 1999. After such date, the members have a right of first refusal with respect to the sale of an ownership interest by the other member. Pursuant to the joint venture agreement, to the extent distributions of cash are made by Recovery Interactive, such distributions will be made equally to TCII and the Company. Jonathan Katch, a principal stockholder and a former officer and director of the Company, is the Chief Executive Officer of Recovery Interactive. See "Certain Transactions."

     Recovery Interactive has developed and is continuing to develop Recovery Interactive Services for Health Care Entities and their clients. Recovery Interactive currently plans to deliver these services through a platform allowing access by computer, telephone or television.

     In May 1997, Recovery Interactive entered into a five year license agreement with Merit Behavioral Care Corporation ("Merit"). The license agreement provides for Merit to distribute Recovery Interactive Services through interactive multimedia platforms. During the term of the agreement, Recovery Interactive may not make Recovery Interactive Services available to certain of Merit's competitors unless such competitor makes an equity investment in Recovery Interactive of not less than $2,000,000. The license agreement provides for Merit to pay Recovery Interactive an amount equal to Merit's gross revenues received from customers who use Recovery Interactive Services less 115% of Merit's costs for merchandising such services. Recovery Interactive Services are offered as a separate service to Merit's customers. None of Merit's existing customers currently receive Recovery Interactive Services, and Merit does not require its customers to agree to receive Recovery Interactive Services to receive other services offered by Merit. The license agreement does not set a specific or minimum fee. The Company expects that Recovery Interactive will receive a per month, per customer license fee, based on a capitated rate for every Merit customer that receives Recovery Interactive Services.


     Recovery Interactive is also seeking to enter into additional license agreements with other Health Care Entities whereby, for a per person fee, these companies will be able to provide Recovery Interactive Services such as risk assessments and evaluations, to individuals insured by such companies. In order to provide this service, Recovery Interactive may provide this service on the customer's intranet or may provide links from the Recovery Interactive web site to dedicated sections of the web site that can be accessed only by customers who have paid a fee and have obtained clearance to access that section of the web site. Industry sources estimate, with 102 million members, behavioral health managed care organizations provided $81.2 billion dollars in behavioral health benefits in 1994. The Company believes that employers, schools and government institutions may also be interested in establishing similar designated web sites for the delivery of behavioral health products and services to their constituents. The Company believes Recovery Interactive will be a more cost effective system for the delivery of many of these behavioral benefits than more traditional, in person and paper form-based methods.


     Pursuant to the joint venture agreement, TCII agreed to cause its affiliate, @Home Corp. ("@Home"), to enter into an affiliation agreement with Recovery Interactive. @Home was formed to distribute interactive media content by cable, utilizing recently developed cable modems. Cable modems are capable of delivering data at rates far higher than the current telephone-based modems. This higher speed is expected to allow delivery of much more sophisticated interactive media, including high resolution, true color graphics, full motion video and CD-quality audio. Current telephone-based modems are able to deliver primarily text and low resolution graphics, with very limited audio and video capability. @Home has begun limited trials, but does not to date have a significant installed base of cable modems. There can be no any assurance that Recovery Interactive and @Home will enter into an affiliation agreement on terms favorable to Recovery Interactive, or at all, or that @Home will ever expand its base beyond the current trials.


     Recovery Interactive is a development stage company and has not yet generated any revenues. The Company believes that the generation of meaningful revenues will depend on Merit obtaining customers for Recovery Interactive Services, Recovery Interactive's ability to enter into additional license agreements with Health Care Entities and upon further development of Recovery Interactive's products. As of June 30, 1997, Recovery Interactive has not generated any revenues, and has incurred operating losses of approximately $757,000 since its inception. Recovery Interactive will seek to generate revenues from monthly subscriber fees generated from the Recovery Interactive web site, merchandising and from Health Care Entities and employers for delivering mental and behavioral health benefits to covered individuals. Although the Company believes that Recovery Interactive will provide the Company with significant opportunities relating to an interactive multimedia business, there can be no assurance that Recovery Interactive will be commercially successful.


Merchandise Sales


     The Company believes that the market for products and services addressing Recovery and Prevention Issues is significant. The Company also believes that, because it is attempting to create a nationwide medium specifically targeting this market, if successful, it will be in a unique position to offer such recovery and prevention-related products and services. The Company has formed a subsidiary, Recovery Direct, through which it will seek to develop recovery and prevention- related products and services to market on The Recovery Network, as well as on Recovery Talk Radio, the Help Line and, through Recovery Interactive, on the Internet. The Company intends for Recovery Direct to offer a variety of self-help and recovery and prevention-related products, including videos of the Company's programming aired on The Recovery Network and audio tapes of programs aired on Recovery Talk Radio. In addition, the Company intends for Recovery Direct to offer tapes and videos by other well-known individuals in the recovery field.

     The Company expects to use approximately $172,000 of the proceeds from this offering to fund the initial operations of Recovery Direct to commence the merchandising of recovery and prevention-related products and services.

     The Company will also seek to enter into arrangements with third parties to provide or develop recovery and prevention-related products and services and to research opportunities for the direct marketing of products advertised on The Recovery Network and on Recovery Talk Radio through a toll-free 800 telephone number.


Competition

     The Recovery Network will compete with all other existing and planned television networks and other television programming for available air time, channel capacity, advertiser revenue and revenue from license fees. Many of these television networks and producers of television programming are well-established, have reputations for success in the development and operation of television networks and/or development of television programming, have established significant viewer loyalty and have significantly greater industry, financial, marketing, programming, personnel and other resources than the Company. In addition, if cable television channel capacity increases as the Company expects competition from smaller competitors and other start-up television networks could increase significantly.

     Although the Company is not aware of any television network with programming focusing solely on Recovery Issues and Prevention Issues, there are an increasing number of recently introduced or planned cable networks which focus on overall life-style, self-improvement and health themes and there are numerous programs which address Recovery Issues and Prevention Issues. Such networks include, America's Health Network which provides daily live programming and prerecorded programming relating to health issues, The Health Channel, which provides programming about health, medicine and wellness, Health-Net, an interactive health-related program aimed at aging baby boomers, and Jones Health Network, which provides instruction to persons seeking credentials or accreditation in the health field. Moreover, because The Recovery Network's programming is intended to provide information and support to persons facing Recovery Issues and Prevention Issues, The Recovery Network and the Company's recovery and prevention-related products and services will compete with other products and services which perform similar functions, such as support groups, self-help videos, audio cassettes and books and helplines. There can be no assurance that the Company will be able to successfully compete for air time, channel capacity, advertiser time or viewership.


Government Regulation


     The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission ("FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial educational TV stations); commercial leased access rules designating 10% to 15% of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating additional channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relationships between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the ability of the Company to enter into arrangements for the distribution of its programming. Since ATN is a cable program provider, the aforementioned regulatory constraints on the availability of channel capacity on cable systems and FCC regulations governing relationships between program providers and cable system affiliates also affect distribution by ATN of The Recovery Network's programming as part of the services provided to cable systems by ATN. Although program providers that do not hold FCC licenses or operate distribution outlets, such as The Recovery Network and Recovery Talk Radio, are not within the FCC's direct jurisdiction, the satellite uplink provided by ATN must be licensed by the FCC, and ATN must operate and maintain the uplink in accordance with the FCC's technical standards. If ATN does not comply with the FCC's licensing and technical standards, ATN could lose the ability to use its uplink and would be unable to deliver The Recovery Network's programming to ATN's cable system affiliates. In addition, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems or radio stations to FCC fine or other sanctions, adversely affect the Company's relationship with such entities and result in the discontinuation of carriage of the Company's programming by such entities.

     Federal and state regulation governing interactive or on-line information services and potentially affecting the activities of Recovery Interactive is currently evolving. Regulations governing purchases of information services via toll-free telephone calls and laws governing obscene, indecent, or otherwise unlawful communications have been adopted, and there can be no assurance whether such laws and regulations will be applied to, and therefore affect, the business and operations of Recovery Interactive. Additional laws and regulations are currently being considered by the federal government and many state and local governments. There can be no assurance that these or existing laws or regulations will not be applied in a manner that will adversely affect the Company's business or operations. Moreover, the FCC currently is considering proposals that could increase the charges most individuals and entities pay to access Internet and on-line services, which, if adopted, could adversely affect the Company's business or operations.

     The FCC does regulate common carriers whose services are used for purchases of information services via toll-free telephone calls or pay-per-call services, which regulation could affect the Help Line, Recovery Interactive and certain other products and services contemplated by the Company. The Federal Trade Commission also has jurisdiction over the provision of such services. Among the FCC's regulations are disclosure requirements and other prerequisites to charging calling parties for such services. The FCC also regulates certain marketing methods such as the permissible time periods for telephone solicitations to residences, the maintenance of do-not-call lists, and use of autodialers, facsimile machines and artificial or prerecorded voice systems for marketing purposes. It is uncertain at this time whether or how any of these requirements can or will apply to or affect the Company's business or operations or its business relationship with entities providing the communications links used by it or its customers.

     The Communications Decency Act ("CD Act") would make it unlawful to: (i) knowingly send to a minor or display in a manner available to a minor "obscene", "indecent" or "patently offensive" communications using a telecommunications device or on-line service, (ii) send such a communication to anyone with the intent to annoy, threaten or harass; or (iii) allow a telecommunications facility under one's control to be used for such purpose. A preliminary injunction against enforcement of the CD Act with respect to indecent or patently offensive communications has been affirmed by the United States Supreme Court, which found the CD Act's provisions to violate the First Amendment. Although it is unlikely that the enjoined provisions of the CD Act will ever become effective, there can be no assurance that information content made available on or through Recovery Interactive's offerings, by the Company or by users of those offerings would not violate the CD Act, if it were to become effective, or similar legislation that Congress might enact in the future, or that attempts to implement defenses to such legislation would not adversely affect the Company's business or operations. Federal laws dealing with obscenity and child pornography as well as various state laws similar to those laws or to the CD Act may also apply to information content available on or through Recovery Interactive's offerings. There is no assurance that those laws will not be applied in a manner that will adversely affect the Company's business or operations.

     Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FCC and state and local governments from time to time, and a number of such proposals are under consideration at this time. It is possible that certain of the provisions and requirements described herein are now, and in the future may be, the subject of federal or state legislation, agency proceedings or court litigation. It is not possible to predict what legislative, regulatory or judicial changes, if any, may occur or their impact on the Company's business or operations.

Proprietary Information

     The Company has pending registration applications in the United States Patent and Trademark Office for four trademarks, including the "Recovery Network" trademark. The Company believes that its trademarks and copyrights, including "The Recovery Network" tradename and the signature look of the network, have significant value and are important to the marketing and promotion of The Recovery Network and the Company's recovery and prevention-related products and services. Although the Company believes that its trademarks and copyrights do not and will not infringe trademarks or violate proprietary rights of others, it is possible that existing trademarks and copyrights may not be valid or that infringement of existing or future trademarks or proprietary rights may occur. In the event the Company's trademarks or copyrights infringe trademarks or proprietary rights of others, the Company may be required to change the name of its network, proposed television shows, radio talk show or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, on acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a trademark infringement or proprietary rights violation action. Moreover, if the Company's trademarks or copyrights infringe the trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

     The Company also relies on trade secrets and proprietary know-how and employs various methods to protect its concepts, ideas and the documentation of its television programming concepts in development. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how, concepts, ideas and documentation. Furthermore, although the Company has or expects to have confidentiality and non-competition agreements with its employees, and appropriate consultants, there can be no assurance that such arrangements will adequately protect the Company's trade secrets or that others will not independently develop programming similar to that of the Company.


Insurance

     The operation of a television, radio and interactive media business subjects the Company to possible liability claims from others, including viewers, listeners and callers to the Help Line for claims arising from the unauthorized use of name or likeness, invasion of privacy, defamation and slander. The Company maintains general liability insurance (with coverage in amounts of up to $1,000,000 per occurrence and $1,000,000 per annum), including insurance relating to personal injury and advertising injury, in amounts which the Company currently considers adequate.


Employees

     The Company currently has 15 full time employees, of which five are engaged in affiliate marketing sales, one in advertising sales, three in programming, and six in administration. The Company expects, depending upon its level of business activities, that it will hire approximately three additional affiliate marketing employees during the three months following this offering. The Company also from time to time retains a number of marketing and political consultants to support its grassroots marketing efforts nationwide and in local communities.


Property

     The Company leases offices of approximately 10,000 square feet in Santa Monica, California pursuant to a five-year lease that expires in May 2002. The monthly rental is currently $20,000 per month and will increase annually to a maximum rental of $25,000 per month. The Company has an option to extend the lease through May 2004 at a price to be negotiated by the parties based upon then prevailing rental rates.

                                  MANAGEMENT


Directors and Executive Officers

     The following are the directors and executive officers of the Company:



Name                            Age     Position
----                            ---     ---------
George H. Henry    .........    43      Chairman of the Board
William D. Moses   .........    35      President, Chief Executive Officer and
                                        Director
Donald J. Masters  .........    51      Executive Vice President and Director
John Wheeler    ............    43      Senior Vice President of Sales and
                                        Marketing and Vice President of Operations
Bill Megalos    ............    42      Vice President of Production
Carlene L. Feichter   ......    40      Vice President of Finance and
                                        Administration
Nimrod J. Kovacs   .........    47      Vice Chairman of the Board of Directors
Paul Graf    ...............    29      Director


     George H. Henry has been Chairman of the Board of Directors since May 1997 and a director of the Company since December 1995. Since April 1986, Mr. Henry has been President of G. Howard Associates, Inc., a private investment firm. Prior to April 1986, Mr. Henry was a Vice President in the Corporate Finance Department of the predecessor of Schroder & Co. Incorporated, an investment banking firm. Mr. Henry is a director of PhoneTel Technologies, Inc., a publicly traded telecommunications company. Mr. Henry is also Chairman and Chief Executive Officer of ATN. Mr. Henry is also a trustee of Mitchell College.


     William D. Moses has been President and Chief Executive Officer of the Company since November 1994. Mr. Moses has been a director of the Company since 1995. In January 1993, Mr. Moses co-founded ATN and served as a director of ATN from June 1993 to June 1996. From July 1991 to December 1994, Mr. Moses was a managing partner of Axiom Partners, a New York investment banking and brokerage firm. From January 1992 to January 1994, Mr. Moses was a money manager for Oscar Gruss & Co. From 1988 to 1991, Mr. Moses served as an independent financial consultant. From 1986 through 1987, Mr. Moses was employed by Bear Stearns & Co., Inc.

     Donald J. Masters has been Executive Vice President of the Company since May 1997 and a director of the Company since November 1995. Mr. Masters also serves as Chairman of the Advisory Board and is responsible for developing and overseeing the activities of the National Partnership for Recovery and Prevention. Mr. Masters co-founded ATN, and he served as a director of ATN from January 1993 to March 1996. From April 1992 until January 1996, Mr. Masters was a partner in Masters Smith & Co., a media consulting firm that provided services to the Company. From May 1989 to April 1992, Mr. Masters was Vice President of Corporate Development and a founding officer of United International Holdings, Inc. From November 1985 to May 1989, Mr. Masters was Vice President and General Counsel of United Cable Television Corp., where he was engaged in the development of the Discovery Channel, E! Entertainment, Preview Guide, and several home shopping channels.


     John Wheeler has been Senior Vice President of Sales and Marketing since March 1997 and Vice President of Operations since May 1997. From June 1994 through February 1997 Mr. Wheeler was the president of a cable network. From November, 1989 through May, 1994, Mr. Wheeler served as President of Cellular System Management, Inc., a builder and manager of cellular properties throughout the United States. From February 1982 to July 1987, Mr. Wheeler was Vice President of Marketing of Metro Mobile CTS, a cellular company. From 1979 to 1982, Mr. Wheeler served as Vice President of Vision Cable Communications Inc. Mr. Wheeler served as Northeast Regional Marketing manager for Showtime Entertainment in 1978. Mr. Wheeler began his career at Cablevision Systems of Long Island in 1976.


     Bill Megalos has been Vice President of Production since April 1997 and Executive Producer of the Company since May 1996. From 1981 to 1986, Mr. Megalos worked on various aspects of film production on a freelance basis, including producing comedy features and directing dramatic films, commercials and music videos. Mr. Megalos' credits include numerous documentaries, such as the Emmy Award winning "W. Eugene Smith" with Peter Riegart for American Masters, "A Night in Havana--Dizzy Gillespie in Cuba"
(1986), the PBS series "Quest for the Killers" (1986-1988), "Legendary Trails"
(1992) and the Academy Award winning "Down and Out in America" (1990). His work as a director ranges from commercials and music videos to dramatic films. His biography of Jack Benny for HBO was awarded the Cine Golden Eagle Award in 1994, and he has filmed nearly 50 full-length documentaries for BBC during the past ten years.


     Carlene L. Feichter has been Vice President of Finance and Administration of the Company since April 1997 and has been employed by the Company since January 1997. From January 1995 through December 1996, Ms. Feichter was Assistant Finance Director for Jewish Family Service of Los Angeles. From February 1994 to January 1995, Ms. Feichter was Assistant Controller for the Writer's Guild of America, West, an entertainment industry labor union. From April 1992 to January 1994, Ms. Feichter was the Finance Director for the Institute for Policy Studies.


     Nimrod J. Kovacs has been a director of the Company since October 1996 and serves as Vice Chairman of the Board of Directors and Chairman of the Company's Executive Committee. Since January 1995, Mr. Kovacs has been President of Eastern European Electronic Distribution & Global Programming Group of United International Holdings, Inc ("UIH"). From 1991 to 1996, Mr. Kovacs directed UIH's investments which included Kabelkom in Hungary, Kabelvision in Sweden, Kabel Net in the Czech Republic, Multicanal in Portugal, and HBO Czech/TV Max in the Czech Republic. From 1989 to 1992, Mr. Kovacs was President of NJK International, an international media consulting company. From 1982 to 1989, Mr. Kovacs was responsible for the investments of United Cable, and subsequently United Artists, in the Discovery Channel in the United States and Europe, E! Entertainment, Think Entertainment, Preview Guide, Bravo UK, and several home shopping channels.


     Paul Graf has been a director of the Company since April 1997. Mr. Graf is currently a private investor and since October of 1989 has been Chief Executive Officer and founder of International Arts, a business specializing in antique art from Asia. From December 1992 to September 1995, Mr. Graf was Vice President of Marketing and Productions for Wizard Management, Inc., an independent record/management company. Since January 1997, Mr. Graf has been a director of Catamount Brewing Co.


     All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Non-employee directors do not receive cash compensation for serving as directors. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each member of the Board of Directors is eligible to participate in the Company's 1996 Board of Directors and Advisory Board Retainer Plan.


Committees of the Board of Directors


     In October 1996, the Company established a Finance and Compensation Committee of the Board of Directors which reviews the compensation for all officers and directors and affiliates of the Company. The Committee also administers the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Plan and the 1997 Management Bonus Plan. Mr. Henry is Chairman of the Finance and Compensation Committee and Messrs. Moses, Fuellhart and Graf are also members of the Finance and Compensation Committee.


     In May 1997, the Company established an Audit Committee of the Board of Directors which meets with management and the Company's independent public accountants to review the adequacy of internal controls and other financial reporting matters. Mr. Henry is the Chairman of the Audit Committee and Messrs. Graf and Kovacs are also members of the Audit Committee.


     In October 1996, the Company established an Executive Committee of the Board of Directors which is responsible for overseeing strategic planning and operations for the Company. Mr. Masters is the Chairman of the Executive Committee and Messrs. Henry, Moses and Kovacs are also members of the Executive Committee.

Executive Compensation

     For the fiscal year ended June 30, 1997, the executive officers were paid an aggregate of approximately $343,000. William D. Moses, President and Chief Executive Officer of the Company, received cash compensation during the fiscal year ended June 30, 1997 of approximately $97,000, and approximately $57,000 of cash compensation the preceding year.

     The following table sets forth the cash compensation paid by the Company to the chief executive officer and all other officers who received compensation in excess of $100,000 (the "Named Executive Officers") during fiscal 1997:


                           Summary Compensation Table



                                                                                    Long Term
                                                      Annual Compensation       Compensation Awards
                                                   --------------------------   --------------------
                                                                                      Shares
                                    Year Ended                                      Underlying           All Other
  Name and Principal Position        June 30,      Salary ($)     Bonus ($)        Options (#)          Compensation
---------------------------------   ------------   ------------   -----------   --------------------   ----------------
William D. Moses, President and
 Chief Executive Officer   ......      1997          $109,000        --               75,000                    --
Larry Namer, former Chief Operat-
 ing Officer                           1997          $120,000        --               12,915            $   33,263(1)

------------

     (1) Paid pursuant to termination of an employment agreement between the Company and Mr. Namer.

     The following table sets forth information concerning the grant of stock options to the Named Executive Officers during fiscal 1997:


                     Option Grants During Last Fiscal Year



                              Number of          % of Total
                               Shares          Options Granted
                             Underlying         to Employees        Exercise         Expiration
         Name              Options Granted     in Fiscal Year     Price ($/sh)          Date
------------------------   -----------------   ----------------   --------------   ----------------
William D. Moses  ......       75,000                47.6%            $5.00        April 30, 2002
Larry Namer ............       12,915                 8.2%            $5.00        April 30, 2002

     No options of the Company were exercised by such persons during fiscal
1997.


Employment Agreements

     Effective December 1, 1996, the Company entered into an employment agreement with William D. Moses, the Company's President and Chief Executive Officer, which expires on September 30, 1998. The employment agreement provides for a base compensation payable to Mr. Moses of $12,000 per month through September 30, 1998. Pursuant to the agreement, Mr. Moses is entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Moses' employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Moses is entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through September 30, 1998 and his base salary and vacation compensation for one year, payable one-half upon termination and the balance ratably over the following six months. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Moses, Mr. Moses is entitled to such compensation as is mutually agreed on between the Company and Mr. Moses but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Moses has agreed not to compete with the Company during the term of the employment agreement and for a period of two years after termination of his employment relationship with the Company in the development or provision of media services or any other line of business which the Company is engaged in or forms the intention to engage in during this period. In the event of a "change in control" (as defined in the employment agreement), Mr. Moses will be deemed to have been terminated without "good cause", and the covenant not to compete will have no further effect.

     Effective December 1, 1996, the Company entered into an employment agreement with Donald J. Masters, the Executive Vice President of the Company, which expires on November 30, 1998. The employment agreement provides for a base compensation payable to Mr. Masters of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Masters is entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Master's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Masters is entitled to severance compensation, equal to his base salary and vacation compensation, at the option of the Company, for such period of time between one year and two years that the non-compete covenant described below is in effect and such severance compensation shall be payable one-half on the date of termination and the balance shall be payable ratably over six months following the date of termination. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Masters, Mr. Masters is entitled to such compensation as mutually agreed on between the Company and Mr. Masters but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." In addition, Mr. Masters has agreed under certain circumstances not to compete with the Company during the term of the employment agreement and for up to two years after termination of his employment relationship with the Company in any media business whose programming, content or services address or relate to Recovery Issues or in any organization whose primary business is offering products and services relating to Recovery Issues. In connection with his employment, Mr. Masters was granted an option (the "Option") to purchase 12,915 shares of Common Stock at an exercise price of $2.32 per share. The Option vests with respect to 10,770 shares on February 1, 1997 and the remainder vests ratably monthly thereafter. In the event of a "change in control" (as defined in the employment agreement), Mr. Masters will be deemed to have been terminated without "good cause," the covenant not to compete will have no further effect and the Option will vest in full. In addition on April 16, 1997, Mr. Masters was granted an option under the Company's Management Bonus Plan to purchase 12,915 shares of Common Stock at an exercise price of $5.00 per share, which will vest quarterly over one year commencing on October 1, 1997.

     Effective May 13, 1997, the Company entered into an employment agreement with John Wheeler, the Company's Senior Vice President of Sales and Marketing, which expires on May 31, 1999. The employment agreement provides for a base compensation payable to Mr. Wheeler of $12,000 per month through May 13, 1999. In addition to the base salary, Mr. Wheeler will receive a commission payable quarterly in the amount of $.01 for each additional subscriber household in excess of one million subscriber households to which an affiliated cable system service delivers a minimum of two hours of the Company's programming, so long as the household subscriber does not already receive the programming through the Company's Nesting Contract with ATN or through any other agreement under which the Company purchases carriage rights. Pursuant to the agreement, Mr. Wheeler is entitled to participate in any employee benefits plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Wheeler's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Wheeler is entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through March 13, 1999 and his base salary and vacation compensation for ninety days, payable one-half upon termination and the balance ratably semi-monthly over the compensation reference period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Wheeler, Mr. Wheeler is entitled to such compensation as is mutually agreed on between the Company and Mr. Wheeler but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Wheeler has agreed not to compete with the Company during the term of the employment agreement for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or forms the intention to engage in during this period.

     Effective May 1, 1997, the Company entered into an employment agreement with Bill Megalos, the Company's Vice President of Production, which expires on November 30, 1998. The employment agreement provides for a base compensation payable to Mr. Megalos of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Megalos is entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Megalos's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Megalos is entitled to severance compensation equal to his base salary and vacation compensation for 90 days, payable ratably over such 90 day period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Megalos, Mr. Megalos is entitled to such compensation as is mutually agreed on between the Company and Mr. Megalos but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Megalos has agreed not to compete with the Company during the term of the employment agreement and for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or in which the Company forms the intention to engage with the active participation of Mr. Megalos during this period.


Stock Option Plans

     The Company has adopted two stock option plans, the 1996 Employee and Consultants Stock Option Plan (the "Employee and Consultants Plan") and the 1996 Board of Directors and Advisory Board Stock Option Plan (the "Directors and Advisory Board Plan"). The Company has reserved an aggregate of 144,420 shares of Common Stock for future issuance under these plans. All options granted or to be granted under these plans are non-qualified stock options under the Internal Revenue Code of 1986, as amended. On February 6, 1997, the Company's shareholders approved the 1997 Management Bonus Plan (the "Management Bonus Plan"). The Company has reserved 195,831 shares of Common Stock for issuance under such plan. The options granted under the Management Bonus Plan are either non-qualified or incentive stock options, at the discretion of the Company. The Management Bonus Plan also provides for non-option awards, such as stock appreciation rights and restricted stock awards.

     1996 Employee and Consultants Stock Option Plan

     Effective December 3, 1996, the Company established its Employee and Consultants Plan for its employees and consultants. The purpose of the Employee and Consultants Plan is to enable the Company to recognize the contributions made to the Company by its employees and consultants and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 30,768 shares of Common Stock have been reserved for issuance under the Plan. As of the date of this Prospectus, all 30,768 authorized Employee and Consultants options have been granted at an exercise price of $5.00 per share. Options granted to employees vested approximately 8% on February 1, 1997 and vest monthly thereafter for a period of 33 months. Options to purchase 5,583 shares of Common Stock granted to two consultants are fully vested. The Employee and Consultants Plan is administered by the Finance and Compensation Committee.

     1996 Board of Directors and Advisory Board Retainer Plan

     Effective December 3, 1996, the Company established its Directors and Advisory Board Plan. The purpose of the Directors and Advisory Board Plan is to enable the Company to recognize the contributions made to the Company by its directors and members of the Advisory Board and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 113,652 shares of Common Stock are reserved for issuance under the Directors and Advisory Board Plan.

     Effective January 16, 1997, each director of the Company on December 31, 1996, was granted 12,915 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. Also effective as of such date, each member of the Advisory Board and each individual who became a member of the Advisory Board before March 3, 1997, was granted 2,583 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. As of January 16, 1997, 113,652 options have been granted under the Directors and Advisory Board Plan at an exercise price of $5.00 per share of which options to purchase 12,915 shares have been granted to each of Messrs. Henry, Moses, Masters and Kovacs and to two former directors. Options granted to directors vest approximately 22% on February 1, 1997 and ratably thereafter for a period of 28 months, except that 12,915 options granted to a former director are fully vested. Options granted to advisors vest approximately 6% on February 1, 1997, and monthly thereafter for a period of 34 months. The Directors and Advisory Board Plan is administered by the Finance and Compensation Committee.

     1997 Management Bonus Plan

     Effective February 6, 1997, the Company's shareholders approved the Management Bonus Plan to enable the Company to recognize the contributions made to the Company by its directors and key personnel and to provide such persons with additional incentive to devote themselves to the future success of the Company. The

Company has reserved 195,831 shares for issuance under the Management Bonus Plan and has the right to grant either non-qualified or incentive stock options and other stock-related awards. The exercise price of incentive stock options granted under the Management Bonus Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant or 110% with respect to holders of more than 10% of the voting power of the Company's outstanding Common Stock. Under the terms of the Management Bonus Plan, the Finance and Compensation Committee determines the fair market value of the Common Stock. The exercisability and term of each option and the manner in which it may be exercised is determined by the Finance and Compensation Committee, provided that no incentive stock option may be exercised more than five years after the date of grant. The Company may grant options for any number of shares, except that the value of the shares subject to one or more incentive stock options first exercisable in any calendar year may not exceed $100,000 (determined at the grant date). The Finance and Compensation Committee administers the Management Bonus Plan.


     The Company has granted to Mr. Graf a non-qualified stock option to purchase 12,915 shares of Common Stock at an exercise price of $5.00 per share under the Management Bonus Plan, which vests monthly over three years commencing May 1, 1997. The Company has also granted incentive stock options to Messrs. Masters and Wheeler, each to purchase 12,915 shares of Common Stock, an incentive stock option to Ms. Feichter to purchase 1,000 shares of Common Stock, incentive stock options to purchase 3,300 shares of Common Stock to other employees of the Company and incentive stock options to purchase 2,894 shares of Common Stock to a consultant, all of which options are at an exercise price of $5.00 per share under the Management Bonus Plan, all of which options vest monthly over three years commencing May 1, 1997.


     The Company has also granted the following incentive stock options to purchase an aggregate of 133,686 shares of Common Stock at an exercise price of $5.00 per share, all of which options vest monthly over three years commencing July 1, 1997, including options to purchase 35,000, 75,000, 9,686 and 10,000 shares to Messrs. Henry, Moses, Wheeler and Kovacs, respectively, and an option to purchase 4,000 shares to Ms. Feichter.


Non-Plan Stock Options


     The Company has granted 123,039 non-plan stock options to acquire shares of Common Stock, of which 110,423 were granted at an exercise price of $2.32 per share, 2,867 were granted at an exercise price of $.77 per share and 9,749 were granted at an exercise price of $5.00 per share.


Limitation of Liability and Indemnification


     The articles of incorporation of the Company provide for the indemnification of the Company's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the articles of incorporation and the corporation law of the State of Colorado, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     As permitted by the Colorado Business Corporation Act, the Articles of Incorporation provide that directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 7-108-403 of the Colorado statute relating to unlawful distributions or (iv) for any transaction from which the director derived an improper personal benefit. The

Articles of Incorporation also provide (subject to certain exceptions) that the Company shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Company's bylaws require the Company to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.


Advisory Board

     The Board of Directors of the Company has established a Board of Advisors (the "Advisory Board") to assist the Company in the development and implementation of its long-term strategy and goals and to propose, adopt and audit compliance by the Company with programming and business standards that are consistent with the delivery of effective, non- exploitative, and non-biased recovery based services. The Advisory Board will recommend to the Company's Board of Directors the adoption of standards and practices to provide guidance for the Company's employees in determining appropriate programming and online content, advertising, and merchandise sales. The Advisory Board will advise on technical matters and also serve as an independent voice for the recovery community.

     The Company has enlisted the membership of eight noted professionals in the field of recovery, with nationally recognized expertise for their commitment and contributions in the treatment of alcoholism and drug addiction, child welfare issues, and the treatment and recovery field generally to serve on the Advisory Board. The following persons serve on the Advisory Board:

     Claudia Black, Ph.D. is a nationally-recognized expert and author on the issues confronting children of addiction and past Chairperson and founder of the National Association for Children of Alcoholics. Dr. Black designs and presents workshops and seminars, and has published several best selling books in her areas of expertise.

     David Bralove is the founder of a law firm representing substance abuse and behavioral care providers nation-wide, and is Board President of The National Treatment Consortium.

     Dr. Mark Gold is a Professor of Neuroscience, Psychiatry and Community Health and Family Medicine at the University of Florida College of Medicine. Dr. Gold has been a national leader in the field for 25 years leading treatment and the general public toward a greater understanding of the nature of addiction and its successful treatment. Dr. Gold has done pioneering research in tobacco, alcohol, cocaine and opiate addictions and has been granted several patents for his discoveries. Dr. Gold is widely recognized by his peers, the government, the business community and the general public as a best selling author and addiction expert.

     Earnie Larsen is a nationally known lecturer on managing personal relationships and overcoming dysfunctional behaviors, and an author and producer of over 55 motivational self-help books and videos. He is the originator of the process known as "Stage II Recovery" where one attempts to resolve life issues which often impede spiritual growth.

     Robert Lindsey is a veteran of over 20 years in the field of alcoholism and drug addiction treatment. Mr. Lindsey is currently the Vice President of Longview Associates, Inc., a consulting firm specializing in the design and implementation of employee assistance programs. Prior to this, Mr. Lindsey served as the Community Relations Director at the Betty Ford Center and as the Executive Director of the New York State Council on Alcoholism and Other Drug Addictions.

     Father Joseph Martin is the founder of Ashley, Inc., a non-profit center dedicated to the treatment of the chemically addicted. He is an internationally recognized speaker and creator of the film "Chalk Talk", the principal educational vehicle on alcoholism for most treatment centers in the country.

     Joseph A Pursch, M.D. is a nationally-recognized psychiatrist involved, since 1962, in the treatment and rehabilitation of individuals with addictive behaviors. Dr. Pursch is the former Director of Alcohol Rehabilitation Service at the Naval Regional Medical Center at Long Beach, California. An author and syndicated columnist, Dr. Pursch has supervised drug testing programs for numerous sports events and has treated many public figures. Dr. Pursch has been on the President's Commission on Alcohol and Drugs since 1979.

     David Smith, M.D. is the founder and president of the Haight-Ashbury free clinics. A specialist in the field of addiction medicine and clinical toxicology, Dr. Smith is also the founder and executive editor of the Journal of Psychoactive Drugs and is the president of the American Society of Addiction Medicine (ASAM). He is a leader in the areas of treatment of addictive disease, the psychopharmacology of drugs, and new strategies in the management of drug abuse problems.

     The Advisory Board meets semi-annually on a formal basis, and deals with individual issues as they arise. Advisors serve terms of three years, are compensated for meetings attended, and are eligible to participate in the Company's 1996 Board of Directors and Advisory Board Retainer Plan.

                            PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information, as of the date of this Prospectus and as adjusted to reflect the sale by the Company of 2,000,000 shares of Common Stock included in the Units offered hereby (based on information obtained from the persons named below), relating to the beneficial ownership of shares of Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each of the Company's directors and (iii) all directors and executive officers of the Company as a group.






                                                                          Percentage of Shares
                                                                         Beneficially Owned (2)
                                                                       ---------------------------
                                               Number of Shares           Before         After
Name and address of Beneficial Owners(1)    Beneficially Owned (2)       Offering       Offering
-----------------------------------------   ------------------------   --------------   ----------
William D. Moses ........................            645,282(3)             25.0%          14.1%
George H. Henry  ........................            287,234(4)             11.1            6.3
6860 Sunrise Court
Coral Gables, Florida 33133
Terrance and Daryl Berman ...............            195,519(5)              7.6            4.3
15601 Cheswick Court
Tampa, Florida 33647
Jonathan Katch   ........................            165,388(6)              6.5            3.6
Paul Graf  ..............................            136,538(7)              5.3            3.0
High Pine, Turk Hill Road
Brewster, New York 10509
Robert P. Gordon ........................            132,648(8)              5.2            2.9
234 21st Avenue, NE
St. Petersburg, FL 33704
Donald J. Masters   .....................             97,842(9)              3.8            2.1
Nimrod J. Kovacs ........................             25,199(10)             *              *
50 Falcon Hills Drive
Highland Ranch, Colorado 80126
All directors and executive officers as a
 group (8 persons)  .....................          1,203,226(11)            43.4%          25.2%



------------
 *  Less than 1%.
 (1) Unless otherwise indicated, the address for each named individual or group is in care of The Recovery Network, Inc.,1411 5th Street, Suite 250, Santa Monica, California 90401.
 (2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Memorandum have been exercised and converted. Assumes a base of 2,521,250 shares of Common Stock outstanding prior to this offering and a base of 4,521,250 shares of Common Stock outstanding immediately after this offering, before any consideration is given to outstanding options, warrants or convertible securities.

 (3) Includes (i) currently exercisable options to purchase 16,516 shares of Common Stock and (ii) currently exercisable Financing Warrants to purchase 43,750 shares of Common Stock. Does not include options to purchase 71,399 shares of Common Stock which are not currently exercisable.
 (4) Includes (i) currently exercisable options to purchase 10,966 shares of Common Stock and (ii) currently exercisable Financing Warrants to purchase 62,500 shares of Common Stock. Does not include options to purchase 36,949 shares of Common Stock which are not currently exercisable.
 (5) Includes currently exercisable Financing Warrants to purchase 43,750 shares of Common Stock.
 (6) Includes currently exercisable options to purchase 21,170 shares of Common Stock. Does not include options to purchase 4,660 shares of Common Stock which are not currently exercisable.
 (7) Includes (i) currently exercisable options to purchase 2,513 shares of Common Stock and (ii) currently exercisable Financing Warrants to purchase 62,500 shares of Common Stock. Does not include options to purchase 10,402 shares of Common Stock which are not currently exercisable. Does not include 83,686 shares of Common Stock held by Mr. Graf's father as to which Mr. Graf disclaims beneficial ownership.
 (8) Includes (i) currently exercisable options to purchase 15,498 shares of Common Stock, (ii) currently exercisable Financing Warrants to purchase 6,250 shares of Common Stock and (iii) currently exercisable warrants to purchase 15,498 shares of Common Stock.
 (9) Includes (i) currently exercisable options to purchase 22,245 shares of Common Stock, (ii) 37,212 shares of Common Stock held jointly by Mr. Masters and his spouse, (iii) 14,259 shares of Common Stock held in the name of trusts for the benefit of the children of Mr. Masters and his spouse (Mr. Masters disclaims beneficial ownership of the shares of Common Stock held in trust) and (iv) currently exercisable Financing Warrants to purchase 6,250 shares of Common Stock held jointly by Mr. Masters and his spouse. Does not include options to purchase 16,500 shares of Common Stock held by Mr. Masters which are not currently exercisable.
(10) Includes (i) currently exercisable options to purchase 7,491 shares of Common Stock, and (ii) 5,000 shares of Common Stock and Financing Warrants exercisable to purchase 6,250 shares of Common Stock held by Kovacs Communication, Inc., of which Mr. Kovacs is a controlling shareholder. Does not include options to purchase 15,424 shares of Common Stock which are not currently exercisable.
(11) Includes (i) currently exercisable options to purchase 70,862 shares of Common Stock and (ii) currently exercisable Financing Warrants to purchase 181,250 shares of Common Stock. Does not include options to purchase 183,588 shares of Common Stock which are not currently exercisable.

                             CERTAIN TRANSACTIONS


     In May 1994, the Company entered into a one-year consulting agreement with Masters, Smith & Co. pursuant to which Masters, Smith & Co. was engaged to assist the Company in the financing and development of its business. Pursuant to the agreement, Masters, Smith & Co. received 42,818 shares of Common Stock valued at $.93 per share, $10,000 upon execution of the agreement and a monthly retainer in the amount of $10,000 commencing June 1, 1994. During 1995, Masters, Smith & Co. agreed to accept 64,424 shares of Common Stock valued at $.93 per share in lieu of such cash payments. Donald J. Masters, Executive Vice President of the Company, was a partner of Masters, Smith & Co. The Company believes that its arrangements with Masters, Smith & Co. were fair and reasonable to the Company and were on terms no less favorable than could have been obtained from an unaffiliated party.


     In November 1994, William D. Moses, the Company's President, Chief Financial Officer and Acting Chief Financial Officer purchased 186,074 shares of Common Stock from the Company at a purchase price of $.54 per share (or an aggregate of $100,000). In June 1995, Mr. Moses was issued an additional 186,074 shares at $.54 per share for services rendered to the Company during the fiscal year ended June 30, 1995.


     In January 1995, Jonathan Katch, a principal stockholder and a former director and officer of the Company and Chief Executive Officer of Recovery Interactive, was issued 78,776 shares of Common Stock, valued at $.93 per share, as reimbursement for expenses incurred by him on behalf of the Company.


     During November 1995 and April 1996, the Company sold shares of Common Stock at $2.32 per share in a private placement. George H. Henry, a director of the Company, purchased 32,288 shares of Common Stock in such offering, at the same price and on the same terms as the other investors in such offering. In May 1996, the Company issued to Mr. Henry 17,220 shares, valued at $2.32 per share, of Common Stock in consideration for certain strategic and operational consulting services rendered by him from June 1995 to May 1996. In June 1996, Mr. Henry was also granted an option to purchase an additional 15,498 shares of Common Stock at an exercise price of $3.87 for certain strategic and operational consulting services to be rendered by him from June 1996 to May 1997.


     During April 1996, the Company issued shares of Common Stock in a shareholders rights offering, pursuant to which the Company granted each shareholder of record one transferable right for each share of Common Stock owned by such shareholder. Five rights entitled a shareholder to purchase one share of Common Stock at a price of $.77 per share. Mr. Moses exercised rights to purchase 87,670 shares of Common Stock, Mr. Henry exercised rights to purchase 31,581 shares of Common Stock and Mr. Katch exercised rights to purchase 10,020 shares of Common Stock in such offering.


     During the period from July 1996 through October 1996, the Company issued an aggregate principal amount of $310,000 of Convertible Notes in a private placement. The Company sold a Convertible Note in an aggregate principal amount of $30,000 to each of Messrs. Henry and Moses on July 17, 1996 and October 14, 1996, respectively. In November 1996, Messrs. Henry and Moses each converted the principal and interest on their Convertible Note into 8,524 shares of Common Stock at an effective purchase price of $3.68 per share. Pursuant to the terms of the Convertible Notes, as modified by a change in terms offered to all noteholders, each of Messrs. Henry and Moses received and exercised warrants to purchase an additional 17,048 shares of Common Stock at a purchase price of $2.32 per share. In addition, Messrs. Moses and Henry were granted certain registration rights with respect to the shares of Common Stock issued upon conversion of the Convertible Notes and upon the exercise of the warrants.


     Effective August 30, 1996, the Company entered into a consulting and bonus agreement (the "Consulting Agreement") with Jonathan Katch. Mr. Katch was granted a bonus of 12,915 stock options at an exercise price of $2.32 per share for his services relating to the creation of Recovery Interactive and for his services as a former officer and director of the Company. The stock options vested upon execution of the Consulting Agreement. In addition, the Consulting Agreement provides that Mr. Katch will serve as a consultant to the Company's management for a period of three years for which Mr. Katch was granted an additional 12,915 stock options at an exercise price of $2.32 per share. Such stock options commenced vesting at the rate of 1,075 stock options per fiscal quarter, on September 30, 1996.

     From October to November 1996, the Company reduced the exercise price of options granted to its non-employee directors from $3.87 to $2.32 to encourage such directors to exercise their vested options. Mr. Henry and Mr. Kovacs exercised options to purchase 28,412 and 6,458 shares of Common Stock, respectively. Each director was granted certain registration rights with respect to the shares of Common Stock issued upon exercise of the options. See "Description of Securities -- Registration Rights."

     During October and November 1996, Messrs. Katch and Moses were issued 10,763 and 32,287 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Company.

     During October 1996 to January 1997, the Company sold shares of Common Stock at $3.48 per share in a private placement. Messrs. Henry and Berman purchased 28,699 shares and 71,891 shares of Common Stock, respectively, in such offering at the same price and on the same terms as the other investors in such offering. The purchasers in the private placement, including Messrs. Henry and Berman, were granted certain registration rights with respect to the shares of Common Stock purchased.

     On November 22, 1996, Mr. Moses agreed to convert $49,000 of deferred compensation earned by him from May 1996 to November 1996 into 21,094 shares of Common Stock, at a price of $2.32 per share.

     In March and April 1997, the Company sold an aggregate of 40 Financing Units in the Private Financing. Each Financing Unit consisted of a $50,000 principal amount Financing Note, 10,000 shares of Common Stock and 12,500 Financing Warrants. The offering price was $50,000 per Financing Unit. In connection with the Private Financing, Mr. Henry purchased 5 Financing Units; Paul Graf, a director of the Company, purchased 5 Financing Units; Mr. Masters and his spouse jointly purchased .5 Financing Units; Mr. Moses purchased 3.5 Financing Units; Terrance and Daryl Berman, principal shareholders of the Company, purchased 3.5 Financing Units; and Kovacs Communication, Inc., of which Mr. Nimrod Kovacs, a director of the Company is a controlling shareholder, purchased .5 Financing Units in the Private Financing. See "Description of Securities -- Recent Financing."

     In April 1997, the Company launched The Recovery Network nationally via satellite transmission under the Nesting Contract entered into with ATN. Under the Nesting Contract, ATN provides the ATN Services on its satellite transponder to The Recovery Network for two hours of broadcast time per day, one hour in the morning and one hour in the evening. ATN provides distribution of the Company's programming into cable systems through existing affiliation agreements between ATN and those systems. Under the Nesting Contract, the Company is charged a daily rate for broadcast time provided by ATN to the Company with the actual charges for each calendar month being based on the actual monthly number of households served by ATN affiliates. However, the Nesting Contract provides that in no event will charges exceed $60,000 per calendar month for the first six months of the Nesting Contract, or $65,000 for the subsequent six months of the Nesting Contract. ATN has also agreed to provide the ATN Services for two additional hours of broadcasting, if such time is available, to the Company at ATN's cost plus 20%, which fee is in addition to the charges for broadcast time. ATN has also agreed to provide authorization services for cable systems with which the Company directly enters into affiliation agreements to enable the Company to broadcast its programming on such affiliates' cable systems, provided that the Company purchase the necessary equipment, if any. The Nesting Contract expires in April 1998, unless renewed by both parties. In the event the number of ATN Affiliates decreases by 10%, the Company may terminate the Nesting Contract upon 30 days written notice. The Company has granted ATN the right, for the term of the Nesting Contract and for a period of one year thereafter, to match any other nesting arrangement presented to the Company by a third party. Mr. George H. Henry, the Chairman of the Board of the Company, is the Chairman of the Board and Chief Executive Officer and a principal shareholder of ATN. Mr. William D. Moses, the President and Chief Executive Officer, is a principal shareholder of ATN.

     The Company believes that all of the foregoing transactions and arrangements with affiliates were fair and reasonable to the Company and were and are on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and affiliates will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by the Company's Finance and Compensation Committee.

                           DESCRIPTION OF SECURITIES


General

     The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, the Company had outstanding 2,521,250 shares of Common Stock owned by approximately 88 holders of record.


Units

     Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock. The securities comprising the Units will become detachable and separately transferable commencing 90 days from the date of this Prospectus (or such earlier date as to which the Underwriter consents).



Common Stock

     The holders of the Common Stock are entitled to one vote for each share held of record in the election of directors of the Company and in all other matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voting for the election of directors can elect all of the directors. Holders of Common Stock are entitled (i) to receive such dividends as may be declared from time to time by the board of directors out of funds legally available for such purpose, and (ii) in the event of the liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, upon issuance and sale, validly issued, fully paid, and nonassessable. Holders of Common Stock have no preemptive right to subscribe for or purchase additional shares of any class of the Company's capital stock.


Redeemable Warrants


     Each Warrant offered hereby will entitle the registered holder thereof (the "Warrant Holders") to purchase one share of Common Stock at a price of $5.50, subject to adjustment in certain circumstances, commencing on the
Separation Date through and including      , 2002.

     The Warrants are redeemable by the Company commencing on the Separation Date upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice (the "Call Date") has been at least 150% (currently, $8.25, subject to adjustment) of the then effective exercise price of the Warrants and the Company obtains the written consent of the Underwriter to such redemption prior to the Call Date. The Warrant Holders shall have the right to exercise their Warrants until the close of business on the date fixed for redemption.


     The Warrants will be issued in registered form under a warrant agreement by and among the Company, American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"), and the Underwriter (the "Warrant Agreement"). The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at prices below the exercise price of the Warrants. Reference is made to the Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

     The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the Warrant Agent for the number of Warrants being exercised. The Warrant Holders do not have the rights or privileges of holders of Common Stock.

     No Warrant will be exercisable unless, at the time of exercise, the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there can be no assurance that the Company will be able to do so.


     No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant Holder exercises all Warrants then owned of record by him or her, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.


Recent Financing


     In March and April 1997, the Company sold to 21 persons who qualify as "accredited investors" 40 Units. Each Unit consisted of (i) a Financing Note in the principal amount of $50,000 bearing interest at the rate of 9% per annum due and payable on the earlier of the consummation of this offering or March 6, 1998; (ii) 10,000 Financing Shares; and (iii) Financing Warrants to purchase 12,500 shares of Common Stock. The Financing Warrants are exercisable until March 6, 2002 at a price of $5.50 per share.


     The aggregate $2,000,000 principal amount of Financing Notes and accrued interest thereon of approximately $45,000 will be repaid from the proceeds of this offering.


Registration Rights


     In connection with the Private Financing, the Company has agreed to include the 400,000 Financing Shares and the 500,000 shares issuable upon exercise of the Financing Warrants (the "Financing Warrant Shares") in a registration statement which the Company will prepare and file with, and use its best efforts to have declared effective by, the Commission so as to permit the public trading of the Financing Shares and Financing Warrant Shares pursuant thereto commencing no later than 15 months following the effective date of the Registration Statement of which this Prospectus is a part. If such registration statement is not declared effective by the Commission within 15 months following the consummation of this offering, then commencing on the first day of the 16th month following the consummation of this offering, the Company shall issue to each holder of Financing Shares and Financing Warrant Shares, on the first day of each month a registration statement continues not to have declared effective by the Commission, such number of additional shares of Common Stock as is equal to 10% of the number of Financing Shares and Financing Warrant Shares issued to and held by such holder and such number of additional warrants as is equal to 10% of the number of Financing Warrants issued to and held by such holder. The holders of the Financing Shares and Financing Warrants have agreed not to sell or otherwise dispose of any of such securities and the shares issuable upon exercise of the Financing Warrants for a period of 24 months following the effective date of the Registration Statement of which this Prospectus is a part. See "Shares Eligible for Future Sale."


     The Company has granted certain "demand" and "piggyback" registration rights to the holders of an additional 433,223 shares of Common Stock. The demand registration rights are exercisable, under certain circumstances, at various times commencing 12 months following the date of this Prospectus.



     In connection with this offering, the Company has agreed to grant to the Underwriter certain demand and piggyback registration rights in connection with the 400,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants and the warrants included therein. See "Underwriting."



Transfer Agent and Registrar


     The Transfer Agent and Registrar for the Units and Common Stock, and the Warrant Agent for the Warrants, is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

Reports to Stockholders

     The Company has agreed, subject to the sale of the Units offered hereby, that on or before the date of this Prospectus, it will register its Units, Common Stock and Warrants under the provisions of Section 12(g) of the Exchange Act and that it will use its best efforts to maintain such registration. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.


                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of this offering, the Company will have 4,521,250 shares of Common Stock outstanding (assuming no exercise of the Warrants included in the Units or the other outstanding options and warrants), of which the 2,000,000 shares included in the Units being offered hereby will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate of the Company" (in general, a person who has a controlling position with regard to the Company), which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.


     All of the remaining 2,521,250 shares of Common Stock currently outstanding are "restricted securities" or owned by "affiliates" (as those terms are defined in Rule 144) and thus may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. Of the 2,521,250 restricted shares, an aggregate of 1,681,139 shares will be eligible for sale, without registration, under Rule 144 (subject to certain volume limitations prescribed by such rule and to the contractual restrictions described below), commencing 90 days following the date of this Prospectus and the balance of such shares will become eligible for sale at various times commencing October 1997. Holders of all of the 2,521,250 outstanding shares of Common Stock have agreed not to (i) sell or otherwise dispose of any shares of Common Stock in any public market transaction (including pursuant to Rule 144) or (ii) exercise any rights held by such holders to cause the Company to register any shares of Common Stock for sale pursuant to the Securities Act, in each case, for a period of 12 months following the date of this Prospectus, without the Underwriter's prior written consent.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate) who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's Common Stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell such shares in compliance with Rule 144, other than the holding period requirement. A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Prior to this offering, there has been no market for the Common Stock or Warrants and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or Warrants or the availability of such shares for sale will have on the market prices of the Common Stock and Warrants prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 UNDERWRITING


     Whale Securities Co., L.P. (the "Underwriter") has agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase 2,000,000 Units from the Company. The Underwriter is committed to purchase and pay for all of the Units offered hereby if any of such securities are purchased. The Units are being offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.


     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD")
concessions, not in the excess of $     per Unit, of which not in excess of
$     per Unit may be reallowed to the dealers who are members of the NASD.


     The Company has granted to the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 300,000 additional Shares and/or 300,000 additional Warrants at the public offering prices set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriter may exercise this option in whole or, from time to time, in part, solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Units offered hereby.

     The Company has agreed to pay to the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds of this offering, of which $50,000 has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the Units, Common Stock and Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter. The Company has agreed to sell to the Underwriter and its designees for an aggregate of $220.00, warrants (the "Underwriter's Warrants") to purchase up to (i) 200,000 shares of Common Stock at an exercise price of $8.25 per share (165% of the public offering price per Unit attributed to each share) and (ii) up to 200,000 Warrants (each exercisable to purchase one share of Common Stock at a price of $9.075 per share) at an exercise price of $.165 per Warrant (165% of the public offering price per Unit attributed to each Warrant). The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this Prospectus, except to the officers and partners of the Underwriter and members of the selling group and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the sale of the Underwriter's Warrants, the underlying shares of Common Stock or the underlying warrants, or the shares of Common Stock issuable upon exercise of such underlying warrants may be deemed additional underwriting compensation. The Company has agreed, at the request of the holders of a majority of the Underwriter's Warrants, at the Company's expense, to register the Underwriter's Warrants, the shares of Common Stock and warrants underlying the Underwriter's Warrants, and the shares of Common Stock issuable upon exercise of the underlying warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Underwriter's Warrants, and all such underlying securities in any appropriate registration statement which is filed by the Company during the seven years following the date of this Prospectus.


     In addition, the Company has agreed to enter into a consulting agreement to retain the Underwriter as a financial consultant for a period of two years from the consummation of this offering at an annual fee of $30,000, the entire $60,000 payable in full, in advance. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder. In the event that the Underwriter originates a financing or a merger, acquisition, joint venture or other transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction.

     The Company has agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of this Prospectus), to pay to the Underwriter for bona fide services provided a fee of 5% of the exercise price for each Warrant exercised; provided however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of Common Stock at the time of the exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of Warrants at the time of exercise; (iv) the holder of the Warrants has not confirmed in writing that the Underwriter solicited such exercise; or (v) the transaction was in violation of Regulation M promulgated under the Exchange Act.

     The Company has also agreed, for a period of five years following the date of this Prospectus, if so requested by the Underwriter, to nominate and use its best efforts to select a designee of the Underwriter as a director of the Company, or, at the Underwriter's option, as a non-voting advisor to the Company's Board of Directors. All of the Company's current officers, directors and shareholders beneficially owning 5% or more of the Common Stock have agreed to vote their Common Stock in favor of such designee. The Underwriter has not yet exercised its right to designate such a person.

     The Underwriter acted as placement agent for the Company in connection with the Private Financing and was paid a placement agent fee of $200,000, constituting 10% of the gross proceeds of the Private Financing, plus a non-accountable expense allowance of $25,000.

     Regulation M promulgated under the Exchange Act may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation; and any period during which the Underwriter, or any affiliated parties, participate in a distribution of securities of the Company for the account of the Underwriter or any such affiliate. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

     The Underwriter has informed the Company that it does not expect sales to discretionary accounts to exceed 1% of the securities offered hereby.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

     Prior to this offering, there has been no public trading market for the Units, the Common Stock or the Warrants. Consequently, the initial public offering price of the Units and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in determining the offering price of the Units and the exercise price of the Warrants were the Company's financial condition and prospects, certain financial and operating information and market prices of companies engaged in activities similar to those of the Company and the general condition of the securities market.

     In order to facilitate the offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the prices of the Units, Common Stock and Warrants. Specifically, the Underwriter may over-allot in connection with the offering, creating a short position in the Units, Common Stock and/or Warrants for its own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock and Warrants, the Underwriter may bid for, and purchase, Units, Common Stock and Warrants in the open market. The Underwriter may also reclaim selling concessions allowed to a dealer for distributing the Units in the offering, if the Underwriter repurchases previously distributed Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Units, Common Stock and Warrants above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Tenzer Greenblatt LLP, New York, New York.


                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report which includes an explanatory paragraph regarding the Company's ability to continue as a going concern.


                            ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules thereto filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issues that file electronically with the Commission. The address of that site is http://www.sec.gov.

                          THE RECOVERY NETWORK, INC.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                             Page
                                                                                             -----
Report of Independent Public Accountants  ................................................   F-2

Balance Sheet at June 30, 1997   .........................................................   F-3

Statements of Operations for the fiscal years ended June 30, 1996 and 1997 and for the
  period from inception (May 1992) to June 30, 1997  .....................................   F-4

Statements of Shareholders' Deficit for the period from inception (May 1992) to June 30,     F-5
  1997 Statements of Cash Flows for the fiscal years ended June 30, 1996 and 1997 and
  for the period from inception (May 1992) to June 30, 1997  .............................   F-7

Notes to Financial Statements ............................................................   F-8

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Recovery Network, Inc.:

We have audited the accompanying balance sheet of The Recovery Network, Inc. (a Colorado corporation in the development stage) as of June 30,1997, and the related statements of operations, shareholders' deficit and cash flows for the years ended June 30, 1996 and 1997 and for the period from inception (May 1992) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Recovery Network, Inc. as of June 30, 1997 and the results of its operations and its cash flows for the years ended June 30, 1996 and 1997 and for the period from inception (May 1992) to June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through multimedia channels, (3) to achieve a critical mass of viewers to attract advertisers and healthcare providers and (4) to acquire and develop appropriate programming for broadcast. The Company plans to raise additional working capital through private and public offerings, as well as attain listing of its stock for trading in the NASDAQ SmallCap Market. The success of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                        ARTHUR ANDERSEN LLP

Los Angeles, California
September 5, 1997

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                                 BALANCE SHEET
                              AS OF JUNE 30, 1997

                                    ASSETS


CURRENT ASSETS:
   Cash    ...........................   $ 10,883
   Accounts receivable    ............     25,631
   Prepaid expenses    ...............     15,693
                                         ---------
      Total current assets   .........     52,207
CAPITALIZED PROGRAMMING COSTS   ......    237,600
FURNITURE AND EQUIPMENT, net    ......    112,750
INVESTMENT IN JOINT VENTURE  .........         --
DEFERRED FINANCING COSTS  ............    100,269
DEFERRED OFFERING COSTS   ............    270,040
OTHER   ..............................     26,386
                                         ---------
                                         $799,252
                                         =========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT


CURRENT LIABILITIES:
   Notes payable  .......................................    $  1,520,432
   Accounts payable and accrued liabilities  ............         502,642
   Accrued professional fees  ...........................         312,249
   Current portion of capital lease obligation  .........          17,029
   Deferred compensation   ..............................          51,672
   Due to shareholders and directors   ..................          65,751
                                                             ------------
         Total current liabilities  .....................       2,469,775
CAPITAL LEASE OBLIGATION, net of current portion   ......          30,301
                                                             ------------
         Total Liabilities    ...........................       2,500,076
                                                             ------------
COMMITMENTS & CONTINGENCIES
SHAREHOLDERS' DEFICIT:
   Common stock, $.01 par value:
      Authorized--25,000,000 shares
      Issued and outstanding, 2,521,250 shares  .........          25,212
   Additional paid-in capital    ........................       4,176,708
   Prepaid consulting costs   ...........................          (5,625)
   Deficit accumulated in the development stage    ......      (5,897,119)
                                                             ------------
         Shareholders' deficit   ........................      (1,700,824)
                                                             ------------
                                                             $    799,252
                                                             ============

       The accompanying notes are an integral part of this balance sheet.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                           STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED JUNE 30, 1996 AND 1997, AND FOR
             THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997




                                                                    For the
                                                             Years Ended June 30,         From inception
                                                         -----------------------------      (May 1992)
                                                             1996            1997        to June 30, 1997
                                                         --------------   ------------   -----------------
DOMESTIC ADVERTISEMENT SALES  ........................    $       --      $  33,464         $   33,464
                                                          ----------      ----------        -----------
SALARIES AND CONSULTING EXPENSES    ..................       680,205      1,175,362          2,538,347
GENERAL AND ADMINISTRATIVE EXPENSES    ...............       328,754        768,938          1,247,720
PROGRAMMING EXPENSES    ..............................       192,349        358,447            550,796
MARKETING EXPENSES   .................................        28,135        468,017            508,882
LOSS ON INVESTMENT IN JOINT VENTURE    ...............            --        300,000            300,000
                                                          ----------      ----------        -----------
 Operating Expenses  .................................     1,229,443      3,070,764          5,145,745
                                                          ----------      ----------        -----------
 Loss from operations   ..............................     1,229,443      3,037,300          5,112,281
INTEREST (INCOME) EXPENSE, net   .....................        (6,414)       778,552            781,438
                                                          ----------      ----------        -----------
 Loss before provision for state income taxes   ......     1,223,029      3,815,852          5,893,719
PROVISION FOR STATE INCOME TAXES    ..................           800          1,800              3,400
                                                          ----------      ----------        -----------
NET LOSS    ..........................................    $1,223,829      $3,817,652        $5,897,119
                                                          ==========      ==========        ===========
LOSS PER SHARE INFORMATION:
Loss per share    ....................................    $    (0.75)     $   (1.52)
                                                          ==========      ==========
Weighted average number of common and common
 equivalent shares outstanding   .....................     1,633,028      2,504,887
                                                          ==========      ==========

        The accompanying notes are an integral part of these statements.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                      STATEMENTS OF SHAREHOLDERS' DEFICIT

           FOR THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997




                                           Common Stock       Additional
                                       --------------------    Paid-in
                                        Shares     Amount      Capital
                                       ---------  ---------  ------------
 Issuance of common stock for
  cash:
 August 1992 at $0.45 per share......    192,669    $ 1,927    $ 85,573
 June 1993 at $23.36 per share ......      1,714         17      39,983
 November 1993 at $32.70 per
  share   ...........................      2,141         21      69,979
 Issuance of common stock for
  consulting services issued:
 May 1993 at $0.62 per share   ......     10,704        107       6,524
 August 1993 at $5.92 per share......      7,600         76      44,924
 May 1994 at $0.93 per share.........     23,764        238      21,842
 Stock subscriptions for:
 Purchase of common stock issued
  July 1994 at $11.62 per share   .           --         --          --
 Shares to be issued for payment
  of consulting services rendered
  at $0.93 per share  ...............         --         --          --
 Amortization of prepaid consult-
  ing costs                                   --         --          --
 Net loss    ........................         --         --          --
                                        --------   --------    ---------
BALANCE, June 30, 1994   ............    238,592      2,386     268,825
 Issuance of common stock for
  cash and stock subscription:
  July 1994 at $11.62 per share      .     5,595         56      64,944
  January 1995 at $0.54 per
   share  ...........................    186,074      1,861      98,139
 Issuance of common stock for
  consulting services and stock
  subscription issued November
  1994 through June 1995:
  at $0.54 per share  ...............    186,074      1,861      98,139
  at $0.93 per share  ...............    261,239      2,612     241,328
  at $2.32 per share  ...............      2,583         26       5,974
 Issuance of common stock for
  conversion of debt and accrued
  interest issued on November
  1994 at $0.93 per share   .........     52,793        528      48,524
 Amortization of prepaid consult-
  ing costs                                   --         --          --
 Net loss    ........................         --         --          --
                                        --------   --------    ---------
BALANCE, June 30, 1995   ............    932,950      9,330     825,873
 Issuance of common stock for
  cash:
  November 1995 through April
   1996 at $2.32 per share,
   including 17,220 shares
   issued for services for stock
   offering  ........................    339,883      3,399     746,101
  April 1996 at $0.77 per share   .      259,281      2,593     198,174


                                                                               Deficit
                                              Stock            Prepaid      Accumulated in
                                          Subscriptions       Consulting   the Development
                                        (Notes Receivable)      Costs           Stage           Total
                                       --------------------  ------------  ----------------  -------------
 Issuance of common stock for
  cash:
 August 1992 at $0.45 per share......      $       --        $      --       $        --     $   87,500
 June 1993 at $23.36 per share ......              --               --                --         40,000
 November 1993 at $32.70 per
  share   ...........................              --               --                --         70,000
 Issuance of common stock for
  consulting services issued:
 May 1993 at $0.62 per share   ......              --               --                --          6,631
 August 1993 at $5.92 per share......              --          (45,000)               --             --
 May 1994 at $0.93 per share.........              --          (22,080)               --             --
 Stock subscriptions for:
 Purchase of common stock issued
  July 1994 at $11.62 per share   .            15,000               --                --         15,000
 Shares to be issued for payment
  of consulting services rendered
  at $0.93 per share  ...............          17,703          (17,703)               --             --
 Amortization of prepaid consult-
  ing costs                                        --           20,380                --         20,380
 Net loss    ........................              --               --          (365,297)      (365,297)
                                           ----------        ----------      -----------     -----------
BALANCE, June 30, 1994   ............          32,703          (64,403)         (365,297)      (125,786)
 Issuance of common stock for
  cash and stock subscription:
  July 1994 at $11.62 per share      .        (15,000)              --                --         50,000
  January 1995 at $0.54 per
   share  ...........................              --               --                --        100,000
 Issuance of common stock for
  consulting services and stock
  subscription issued November
  1994 through June 1995:
  at $0.54 per share  ...............              --               --                --        100,000
  at $0.93 per share  ...............         (17,703)              --                --        226,237
  at $2.32 per share  ...............              --               --                --          6,000
 Issuance of common stock for
  conversion of debt and accrued
  interest issued on November
  1994 at $0.93 per share   .........              --               --                --         49,052
 Amortization of prepaid consult-
  ing costs                                        --           48,153                --         48,153
 Net loss    ........................              --               --          (490,341)      (490,341)
                                           ----------        ----------      -----------     -----------
BALANCE, June 30, 1995   ............              --          (16,250)         (855,638)       (36,685)
 Issuance of common stock for
  cash:
  November 1995 through April
   1996 at $2.32 per share,
   including 17,220 shares
   issued for services for stock
   offering  ........................              --               --                --        749,500
  April 1996 at $0.77 per share   .                --               --                --        200,767

        The accompanying notes are an integral part of these statements.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                STATEMENTS OF SHAREHOLDERS' DEFICIT (continued)

           FOR THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997




                                            Common Stock         Additional
                                       -----------------------    Paid-in
                                         Shares      Amount       Capital
                                       -----------  ----------  ------------
 Issuance of common stock for
  consulting services January,
  May and June 1996 at $2.32
  per share  ........................    59,855         598       138,442
 Cash received for shares to be
  issued at $2.32 per share .........        --          --            --
 Amortization of prepaid consult-
  ing costs                                  --          --            --
 Net loss    ........................        --          --            --
                                       ---------    --------    ----------
BALANCE, June 30, 1996   ............  1,591,969     15,920     1,908,590
 Issuance of common stock for
  consulting services issued dur-
  ing October and November
  1996 at $2.32 .....................    59,194         592       136,908
 Issuance of common stock for
  conversion of debt, accrued
  interest and deferred compen-
  sation during November 1996:
  at $2.32 per share  ...............    31,857         319        73,681
  at $2.90 per share  ...............     6,888          69        19,931
  at $3.68 per share  ...............    71,033         710       260,790
 Issuance of common stock for
  cash:
  during November 1996, 73,615
   options exercised at $2.32
   per share    .....................    73,615         736       170,264
  during November 1996 through
   January 1997, warrants exer-
   cised under convertible notes
   payable at $2.32 per share    ....   142,065       1,420       328,580
  during November 1996 through
   January 1997, shares issued
   at $3.48 per share, including
   7,749 shares issued for ser-
   vices for stock offering             146,510       1,465       482,035
  during December 1996, 44
   options exercised at $0.77
   per share    .....................        44          --            33
 Issuance of common stock for an
  outstanding stock subscription
  during December 1996   ............       216           2           498
 Shares retired during December
  1996 pursuant to a settlement
  with a shareholder valued at
s $2.32 per  hare  ..................    (2,141)        (21)       (4,952)
 Issuance of common stock and
  warrants for cash net of offer-
  ing costs of $260,290 under
  the February 1997 private
  placement at $2.02 and $0.51
  per share, respectively   .........   400,000       4,000       800,350
 Amortization of prepaid consult-
  ing costs                                  --          --            --
 Net loss    ........................                    --            --
                                       --------     --------    ----------
BALANCE,
 June 30, 1997  .....................  2,521,250    $ 25,212    $4,176,708
                                       =========    ========    ==========

                                                                               Deficit
                                              Stock            Prepaid      Accumulated in
                                          Subscriptions       Consulting   the Development
                                        (Notes Receivable)      Costs           Stage            Total
                                       --------------------  ------------  ----------------  ---------------
 Issuance of common stock for
  consulting services January,
  May and June 1996 at $2.32
  per share  ........................             --                 --               --          139,040
 Cash received for shares to be
  issued at $2.32 per share .........            500                 --               --              500
 Amortization of prepaid consult-
  ing costs                                       --             15,000               --           15,000
 Net loss    ........................             --                 --       (1,223,829)      (1,223,829)
                                             -------          ---------     ------------     -------------
BALANCE, June 30, 1996   ............            500             (1,250)      (2,079,467)        (155,707)
 Issuance of common stock for
  consulting services issued dur-
  ing October and November
  1996 at $2.32 .....................             --            (22,500)              --          115,000
 Issuance of common stock for
  conversion of debt, accrued
  interest and deferred compen-
  sation during November 1996:
  at $2.32 per share  ...............             --                 --               --           74,000
  at $2.90 per share  ...............             --                 --               --           20,000
  at $3.68 per share  ...............             --                 --               --          261,500
 Issuance of common stock for
  cash:
  during November 1996, 73,615
   options exercised at $2.32
   per share    .....................             --                 --               --          171,000
  during November 1996 through
   January 1997, warrants exer-
   cised under convertible notes
   payable at $2.32 per share   .                 --                 --               --          330,000
  during November 1996 through
   January 1997, shares issued
   at $3.48 per share, including
   7,749 shares issued for ser-
   vices for stock offering                       --                 --               --          483,500
  during December 1996, 44
   options exercised at $0.77
   per share    .....................             --                 --               --               33
 Issuance of common stock for an
  outstanding stock subscription
  during December 1996   ............           (500)                --               --               --
 Shares retired during December
  1996 pursuant to a settlement
  with a shareholder valued at
s $2.32 per  hare  ..................             --                 --               --           (4,973)
 Issuance of common stock and
  warrants for cash net of offer-
  ing costs of $260,290 under
  the February 1997 private
  placement at $2.02 and $0.51
  per share, respectively   .........             --                 --               --          804,350
 Amortization of prepaid consult-
  ing costs                                       --             18,125               --           18,125
 Net loss    ........................             --                 --       (3,817,652)      (3,817,652)
                                             -------          ---------     ------------     -------------
BALANCE,
 June 30, 1997  .....................        $    --          $  (5,625)    $ (5,897,119)    $ (1,700,824)
                                             =======          =========     ============     =============

        The accompanying notes are an integral part of these statements.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED JUNE 30, 1996 AND 1997, AND FOR
             THE PERIOD FROM INCEPTION (MAY 1992) TO JUNE 30, 1997

                          Increase (Decrease) in Cash



                                                                           For the
                                                                    Years Ended June 30,            From inception
                                                             -----------------------------------      (May 1992)
                                                                  1996               1997          to June 30, 1997
                                                             ----------------   ----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ................................................    $ (1,223,829)      $ (3,817,652)         (5,897,119)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
   Amortization of notes payable discount  ...............              --            585,072             585,072
   Amortization of deferred financing costs   ............              --            127,653             127,653
   Amortization of capitalized programming costs .........              --            118,789             118,789
   Depreciation and other amortization  ..................          10,081             25,709              40,533
   Common stock issued for services and interest
    expense  .............................................         126,900             32,625             789,118
   Provision for deferred compensation  ..................          24,167            136,505              51,672
   Provision for settlement of shareholder dispute  ......          95,027                 --                  --
   Loss on investment in joint venture  ..................              --            300,000             300,000
 Changes in assets and liabilities:
   Accounts receivable   .................................              --            (25,631)            (25,631)
   Prepaid expenses   ....................................            (700)           (14,993)            (15,693)
   Security deposit and other assets    ..................         (25,000)            (1,386)            (27,616)
   Capitalized programming costs  ........................              --           (356,389)           (356,389)
   Accounts payable and accrued liabilities   ............          98,433            418,142             502,642
   Deferred compensation .................................              --            (35,000)                 --
   Accrued professional fees   ...........................          14,286            297,963             312,249
   Due to shareholders and directors    ..................         107,141            (39,417)             65,751
                                                              ------------       ------------        ------------
    Net cash used in operating activities  ...............        (773,494)        (2,248,010)         (3,428,969)
                                                              ------------       ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of furniture and equipment   ..................         (49,721)           (45,396)            (99,920)
 Net proceeds from an officer  ...........................          10,200                 --                  --
 Investment in joint venture   ...........................              --           (300,000)           (300,000)
                                                              ------------       ------------        ------------
    Net cash used in investing activities  ...............         (39,521)          (345,396)           (399,920)
                                                              ------------       ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from borrowings   ..............................              --          1,245,360           1,305,360
 Payments on borrowings  .................................              --            (60,000)            (60,000)
 Payments on capital lease obligation   ..................            (292)            (4,511)             (4,803)
 Proceeds from the issuance of common stock, warrants
   and stock subscriptions  ..............................         950,767          1,788,883           3,102,150
 Repurchase of common stock    ...........................              --             (4,973)             (4,973)
 Deferred offering and financing costs incurred  .........              --           (497,962)           (497,962)
                                                              ------------       ------------        ------------
    Net cash provided by financing activities ............         950,475          2,466,797           3,839,772
                                                              ------------       ------------        ------------
NET INCREASE (DECREASE) IN CASH   ........................         137,460           (126,609)             10,883
CASH, beginning of period   ..............................              32            137,492                  --
                                                              ------------       ------------        ------------
CASH, end of period   ....................................    $    137,492       $     10,883        $     10,883
                                                              ============       ============        ============

        The accompanying notes are an integral part of these statements.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. Organization and Line of Business and Significant Business Risks

     a. Organization and Line of Business

     The Recovery Network, Inc. (the "Company"), a Colorado corporation in the development stage, was organized to provide information, interaction and support via television, radio and interactive media services to persons affected by or afflicted with alcoholism, drug and substance abuse, eating disorders, depression and a variety of behavioral and mental health problems, as well as to persons seeking to prevent the onset of these problems and select positive lifestyle choices. The Company was incorporated in May 1992 and commenced operations in February 1993. The Company has defined and developed its marketing concept and has procured and produced programming. The Company commenced test broadcasting on a limited basis in March 1996 and was launched nationally for two hours a day in April 1997.

     The Company owns a 50% interest in Recovery Interactive ("RI"), a joint venture with TCI OnLine RecoveryNet Holdings, Inc. ("TCIR"), an affiliate of Tele-Communications, Inc. ("TCI"), formed on August 1, 1996 to commence a business to provide behavioral health care products and services to managed care organizations and other organizations offering or providing health care services, as well as to provide information, interaction and support regarding recovery issues and prevention issues, through an integrated multimedia platform. The Company and TCI each made a capital contribution in the amount of $300,000 to Recovery Interactive. The Joint Venture agreement is to continue through December 31, 2044. The Company's investment in the Joint Venture is accounted for under the equity method of accounting. During the year ended June 30, 1997, the Company recorded a loss on investment in the joint venture for its entire investment of $300,000. The Company is not required to contribute any additional funding to RI and does not intend to make any additional contributions. Should RI require additional funding and TCIR agree to contribute additional funds, the Company's 50 percent interest would be reduced accordingly.

     The Company owns an inactive subsidiary with no assets or operations as of year-end. However, the Company intends to start selling merchandising products through its subsidiary.

     Effective February 10, 1997, the Company approved a one for 7.7432 reverse split of common stock. Unless otherwise indicated, all information relating to the number and price per share of common stock has been retroactively adjusted to reflect the stock split.

     b. Significant Business Risks

     Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has recurring losses from operations, has minimal operating revenues, and has a net capital deficiency that raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional capital, (2) to distribute its programming and services through multimedia channels, (3) to achieve a critical mass of viewers to attract advertisers and healthcare providers and (4) to acquire and develop appropriate programming for broadcast. The Company plans to raise additional working capital through private and public offerings, as well as attain listing of its stock for trading in the NASDAQ SmallCap Market. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

     The financial statements do not include any adjustments related to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

1. Organization and Line of Business and Significant Business Risks
                                    -- (Continued)
     Government Regulations

     The cable television industry is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the Federal Communications Commission (the "FCC"). Regulations governing the rates that can be charged to subscribers by cable systems not in markets subject to effective competition from other multichannel video program distributors could adversely affect the ability of cable systems with limited channel capacity to finance rebuilding or upgrading efforts to increase channel capacity or otherwise restrict their ability to add new programming such as The Recovery Network. In addition, federal "must-carry" rules requiring cable operators to devote up to one-third of their channels to carriage of local commercial TV broadcast stations (and additional channels for noncommercial education TV stations); commercial leased access rules designating 10 to 15 percent of system channels for lease by unaffiliated programmers; and local regulatory requirements mandating further channel set-asides for public, governmental and educational use could reduce channel availability which might otherwise be available for The Recovery Network on many cable systems. Statutory provisions and FCC rules governing relationships among cable systems and competing forms of multichannel video program distribution, as well as the relations between the Company and its cable system affiliates could adversely affect the marketability of the Company's programming and the flexibility of the Company in its business dealings with outlets for its programming. Although program providers that do not hold FCC licenses or operate distribution outlets, such as The Recovery Network and Recovery Radio, are outside the FCC's direct jurisdiction, the cable systems and radio stations that carry the Company's programs are regulated by the FCC and, therefore, are subject to its rules and policies, such as those relating to sponsorship identification, broadcast of indecent language, provision of equal opportunities for political candidates and related measures pertaining to program content and format. Failure of the Company's programs to comply with one or more of these rules could subject the cable systems or radio stations to FCC fine or other sanction and thus could adversely affect the Company's relationship with such entities and could result in the discontinuation of carriage of the Company's programming by such entities.

     Dependence upon Access Television Network (ATN, a related company)

     ATN's subscribers currently represent substantially all of the households, which receive broadcast of the Company's programming. The Company is dependent upon ATN to broadcast its programming to ATN's subscribers and to provide the necessary services to enable the Company to broadcast its programming through cable systems with which the Company directly enters into affiliation agreements. It is possible that ATN or its affiliates could experience broadcast interruptions and equipment failures, which could last for a significant period of time. The Company's prospects will be affected by ATN's ability to maintain its existing subscriber base and to enter into additional affiliation agreements to expand its subscriber base. Moreover, the Nesting Contract with ATN expires April 1998 unless renewed by both parties.

2. Summary of Significant Accounting Policies

     a. Use of Estimates

     In the normal course of preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b. Cash

     At times, the Company maintains cash balances over the Federal Depository Insurance Corporation insurable limit of $100,000 per customer per financial institution.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

2. Summary of Significant Accounting Policies  -- (Continued)

     c. Furniture and Equipment

     Furniture and equipment is depreciated over the estimated useful lives of the assets using accelerated methods. Estimated useful lives range from 3 to 7 years.

     Furniture and equipment, at cost, consist of the following at June 30, 1997:


       Computer equipment   ..................    $  76,083
       Office furniture  .....................       75,971
                                                  ---------
                                                    152,054
       Less--accumulated depreciation   ......      (39,304)
                                                  ---------
                                                  $ 112,750
                                                  =========

     d. Income Taxes

     The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

     Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses and credits are based on the changes in the deferred income tax assets and liabilities from period to period.

     e. Deferred Offering Costs

     Costs associated with offerings of Company common shares are initially capitalized and then netted with the proceeds received from the sale of the common shares when the offering is completed. If the intended offering is terminated these costs are charged to operations. Offering costs of $270,040 are capitalized as of June 30, 1997.

     f. Deferred Financing Costs

     Debt issuance costs are initially capitalized as deferred financing costs and amortized over the terms of the notes using the effective interest rate method. In the event the notes are repaid prior to their original maturity, any unamortized portion of the debt issuance costs capitalized will be charged to operations. Debt issuance costs of $227,922, net amortization of $127,653, have been capitalized as of June 30, 1997.

     g. Capitalized Programming Costs

     Capitalized programming costs include direct costs of production and production overhead. Production costs are accumulated by each series produced. Production overhead is allocated proportionately to each series based on the direct production costs incurred for each series. The costs are charged to earnings as the series are broadcast based on the estimated number of future showings in accordance with SFAS 63, "Financial Reporting by Broadcasters."

     Capitalized programming costs are stated at the lower of unamortized costs or estimated net realizable value on a series-by-series basis. A series estimated net realizable value is periodically reviewed by management and revised downward when warranted by changing conditions. Once adjusted, the new estimated realizable value establishes a new unamortized cost basis.

     h. Prepaid Consulting Costs

     The value of common stock issued for consulting services is recorded as prepaid consulting costs as a component of shareholders' deficit. Such amounts are amortized, using the straight-line method, over the life of the consulting agreements.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

2. Summary of Significant Accounting Policies  -- (Continued)

     i. Non-Monetary Exchanges

     Accounting for the transfer or distribution of non-monetary assets or liabilities is based on the fair value of the assets or liabilities received or surrendered, which ever is more clearly evident. Where the fair value of the non-monetary assets received or surrendered cannot be determined with reasonable accuracy, the recorded book value of the non-monetary assets are used.

     j. Statements of Cash Flows

     The Company prepares its statements of cash flows using the indirect method as defined under SFAS No. 95, "Statement of Cash Flows." Required cash and non-cash transaction disclosures are as follows:

     During 1997, the Company issued shares of common stock in connection with the conversion of $270,000 of notes payable, the settlement of deferred compensation of $74,000 and amounts due to consultants and shareholders for both past and future services of $137,500. The Company also entered into $47,568 of capital lease arrangements in connection with the purchase of furniture and equipment during the year.

     During 1996, common stock valued at $27,140 was issued as payment for consulting services performed prior to fiscal 1995 by a shareholder. The Company issued 17,220 shares of common stock valued at $40,000 ($2.32 per share) in connection with an offering of common stock (see Note 7). The Company also entered into a $4,565 capital lease for computer equipment.

     During 1995, common stock valued at $43,589, $32,703, and $56,921 was issued as payment for shareholder notes payable and interest, stock subscriptions, and consulting services performed prior to fiscal 1995 by certain shareholders, respectively. An officer receivable was also recorded for amounts owed pursuant to the Moses transaction (see Note 7). Prior to 1995, common stock and stock subscriptions valued at $91,414 were issued for consulting services of which $84,783 was recorded to prepaid consulting costs as a component of shareholders' deficit and amortized over the life of the consulting agreements. The Company also accrued expenses for consulting services and interest expense of $87,650, which was converted into common stock during 1995 and 1996.

     The Company made cash payments of $1,800 in 1997 and $800 in 1996 for state income taxes. Inception to date payments for income taxes is $3,400. During 1997 and 1996, cash payments for interest expense was approximately $12,762 and $200, respectively.

     k. New Financial Accounting Pronouncements

     SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," must be adopted for fiscal years beginning after December 15, 1995. The Company adopted the new standard effective July 1, 1996. The adoption of SFAS No. 121 was not material to the financial statements.

     SFAS No. 123, "Accounting for Stock-Based Compensation," is effective for transactions entered into fiscal years that begin after December 15, 1995. The Company adopted the disclosure requirements of SFAS No. 123 effective July 1, 1996.

     SFAS No. 128 "Earnings Per Share" and SFAS No. 129 "Disclosure of Information about Capital Structure" is effective for fiscal years ending after December 15, 1997. The Company will adopt the new standards in the fiscal year ending June 30, 1998. The effects of these new standards have not yet been determined.

     SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure About Segments of an Enterprise and Related Information" are effective for fiscal years beginning after December 15, 1997. The Company will adopt the new standards in the fiscal year ending June 30, 1999. The effects of these new standards have not yet been determined.

     l. Loss per Share

     Net loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents during the periods presented. Pursuant to Securities and Exchange Commission Staff

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

2. Summary of Significant Accounting Policies  -- (Continued)

Accounting Bulletin No. 83, common stock issued for consideration below the offering price of $5.00 per share (the "Offering Price") and stock options and warrants issued with exercise prices below the Offering Price during the twelve-month period preceding the initial filing of the proposed September 1997 initial public offering (the "IPO"), have been included in the calculation of common stock, using the treasury stock method, as if they were outstanding for all periods presented. The effect of the stock options and warrants issued at consideration below the IPO price was to increase the weighted average shares outstanding by 460,548 shares for the periods ended June 30, 1997 and prior.


3. Capitalized Production Costs


     Capitalized production costs, net of amortization, are summarized by series as follows:


       Full Circle   ......   $194,631
       Testimony  .........     42,969
                              ---------
                              $237,600
                              =========

     These series were released on a limited basis in 1997. Based on the Company's estimates of future showings, 75 percent of the costs will be amortized within the next three years.


4. Note Payables


     At June 30, 1997, notes payable consist of $2,000,000 promissory notes issued in the Company's March 1997 private placement, net of $479,568 of unamortized loan discount (see Note 7). The notes bear interest at 9 percent per annum (estimated effective rate is 125 percent) and are due on the earlier of the consummation of an initial public offering or one year. The discount is being amortized using the effective interest rate method through September 30, 1997, the date the notes are expected to be repaid.


     In July 1996, the Company issued $310,000 of 10 percent convertible debentures (a total of $120,000 to certain shareholders and Directors). In November and December 1996, certain note holders who converted their notes payable and exercised the resulting warrants, were given a reduced conversion rate of one share for each $3.68 in outstanding principal and interest. The warrant exercise price was also reduced to $2.32 per share (estimated market price at date of repricing). Original conversion rate and exercise price was $3.87. Notes totaling $250,000 in principal, accrued interest of $11,500 and the resulting warrants were converted into 213,098 shares of common stock. Cash of $330,000 was received when the warrants were exercised.


     The remaining $60,000 note payable and accrued interest was paid in April 1997. The note holder received a warrant to purchase 15,498 shares of common stock at $3.87 per share. The warrant expires in April 1999.


     In November 1996, a $20,000 note payable was converted into 6,888 shares of common stock valued at $2.90 per share by the Company. Accrued interest thereon was paid at the time of conversion.


5. Deferred Compensation

     During May and June 1997, five officers (three of which are shareholders) earned compensation in excess of amounts paid by approximately $5,400 to $6,500 each month for each officer. At the option of the employees, amounts are to be repaid with either the proceeds from the subsequent notes payable (see Note 14) or the IPO. If repayment of the amounts is deferred until the IPO is completed, then the employees are entitled to interest under terms identical to that of the subsequent noteholders.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

5. Deferred Compensation  -- (Continued)

     During 1997, an officer and a former officer converted $74,000 in deferred compensation due them into 31,857 shares of common stock valued at $2.32 per share by the Company.

6.  Income Taxes

     The components of the net deferred income tax asset at June 30, 1997 are as follows:


       Development costs capitalized for tax purposes   ......    $  2,045,130
       Carryforward of net operating losses    ...............         252,620
       Other temporary differences    ........................          46,670
                                                                  ------------
                                                                     2,344,420
       Valuation allowance   .................................      (2,344,420)
                                                                  ------------
       Deferred income tax asset   ...........................    $          0
                                                                  ============

     The provision for income taxes of $800 and $1,800 for the fiscal years ended June 30, 1996 and 1997, respectively, consist only of the current state provision.

     Differences between the provision for income taxes and income taxes at the statutory federal income tax rate for the years ended June 30, 1996 and 1997 are as follows:



                                                                    1996                            1997
                                                         ---------------------------   -------------------------------
                                                            Amount         Percent         Amount          Percent
                                                         --------------   ----------   ----------------   ------------
Income tax benefit at federal statutory rate    ......    $ (415,829)       (34.00)%    $ (1,297,390)        (34.00)%
State taxes, net of federal income tax effect   ......           800          0.07             1,800           0.05
Net operating losses and other deferred
 income tax assets not benefited    ..................       415,829         34.00         1,297,390          34.00
                                                          ----------      ----------    ------------       ----------
                                                          $      800          0.07%     $      1,800           0.05%
                                                          ==========      ==========    ============       ==========

     As of June 30, 1997, the Company had approximately $236,000 of federal net operating loss carryforwards, which will expire in fiscal years ending 2008 to 2012. As of June 30, 1997, the Company had approximately $17,000 of California state net operating loss carryforwards, which will expire in fiscal years ending 2001 and 2002. Under SFAS No. 109, the Company has recorded valuation allowances against the realization of its deferred tax assets. The valuation allowance is based on management's estimates and analysis, which include the impact of tax laws which may limit the Company's ability to utilize its tax loss carryforwards.

     Additionally, pursuant to Internal Revenue Service code section 382, the Company's existing net operating loss carryforwards, and other deferred tax assets and liabilities, may be unavailable for future use due to possible significant ownership changes after year end in connection with the sale of the Company's common stock under a planned initial public offering.

7. Capital Stock Transactions

     a. The Moses Transaction

     In November 1994, the Company issued 186,074 shares of common stock to William Moses Jr. for $100,000 ($0.54 per share) of which $10,200 was paid in 1996. Afterwards, Mr. Moses was issued another 186,074 shares for achieving certain other terms during 1995 which were also valued at $100,000 ($0.54 per share) by the Company.

     b. The $2.32 Placement

     During November 1995 through April 1996, the Company sold 322,663 shares of its common stock (of which 107,625 shares were sold to certain Directors of the Company) in a private offering for $2.32 per share

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

7. Capital Stock Transactions  -- (Continued)

(the $2.32 Placement) resulting in net proceeds of $749,500. A Director of the Board rendered certain services directly related to this private offering and was given 17,220 shares of common stock. The shares were valued, by the Company, at $40,000 ($2.32 per share) and treated as direct costs of the offering resulting in no net impact on shareholders' deficit. The Director was also granted an option for services to be rendered in the future.


     c. The $0.77 Placement and Other Related Matters


     After the $2.32 Placement, the Company granted every shareholder of record a right to purchase common stock for each share owned. Five rights could buy one share of common stock for $0.77 per share.


     During June 1996, the Company issued 14,332 shares of common stock to a shareholder for consulting services performed prior to the $2.32 Placement. The shares were valued by the Company at $2.32 per share and deemed to be eligible for the $0.77 per share offering but not issued in time to participate. The Company issued the shareholder an option to purchase 2,867 shares of common stock at $0.77 per share.


     d. The $3.48 Placement


     During November 1996 through January 1997, the Company issued 138,761 shares of common stock for cash of $483,500 ($3.48 per share). The Company also issued 7,749 shares in consideration of services rendered in connection with such placement.


     e. The March 1997 Private Placement


     In March 1997, the Company consummated a private financing pursuant to which it issued 40 units of the Company's securities at $50,000 per unit. The private financing included an aggregate of (i) $2,000,000 principal amount of promissory notes; (ii) 400,000 shares of common stock; and (iii) warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $4.00 per share, which was subsequently changed to $5.50 per share. The net proceeds for the offering were $1,512,654. A loan discount of $1,064,640 was recorded and allocated to the common stock issued and warrants granted in the private placement based upon the relative fair values of the debt and equity instruments issued. Amortization of $585,072 of the loan discount has been charged to operations as interest expense as of June 30, 1997. Offering costs of approximately $487,000 were incurred of which approximately $228,000 was capitalized as debt offering costs. The balance of $259,000 was charged to equity as cost of raising the equity proceeds.


     f. Other Stock Transactions


     During November 1996 the exercise price of 67,157 options granted in fiscal year 1996 to three members of the Board of Directors was reduced to $2.32 (estimated market price at date of repricing) per share and vesting was accelerated so that all options became fully vested. At that time, the options to purchase 67,157 shares of common stock were exercised. Other options to purchase 6,458 shares of common stock at $2.32 per share were also exercised.


     During October 1996, the Company entered into a consulting agreement with an unrelated individual, whereby 9,686 shares of common stock were issued as compensation to help create and maintain a call center for one year. The shares were valued by the Company at $22,500 ($2.32 per share).


     During October 1996, the Company issued 6,458 shares of common stock valued at $15,000 ($2.32 per share) for consulting services rendered during fiscal year 1996.


     During January 1996, the Company issued 45,523 shares of common stock for consulting services valued at $105,748 ($2.32 per share) by the Company.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

7. Capital Stock Transactions  -- (Continued)

     During 1995, unrelated individuals were issued 22,500 and 2,583 shares of common stock for consulting services. The shares were valued at $21,000 ($0.93 per share) and $6,000 ($2.32 per share), respectively.

     In management's opinion, all of the above transactions have been recorded at the estimated fair market value of the Company's common stock at the date of grant.

8. Related Party Transactions


     a. Compensation

     During 1995, the Company issued certain shareholders 98,920 shares of common stock for consulting services valued at $91,931 ($0.93 per share) by the Company and was recorded as salaries and consulting expenses in the accompanying financial statements.

     During fiscal years 1996 and 1997, cash payments of approximately $210,000 and $708,000 were made to shareholders and Directors, including affiliated companies, for compensation in connection with services rendered.

     b. Due to Shareholders and Directors

     As of June 30, 1997, amounts due to shareholders and directors consist of expense reimbursements due of $52,751 and other amounts of $13,000.

     During October and November 1996, the Company issued existing shareholders a total of 43,050 shares of common stock valued by the Company at $2.32 per share for reimbursement of $100,000 of expenses paid for by these shareholders. During February and March 1997, other shareholder claims were settled for $100,000 and the shareholder surrendered 2,141 shares of common stock. When tendered in December 1996, the shares were valued at $4,973 ($2.32 per share) by the Company.

     c. ATN Satellite Nesting Contract

     In April 1997, the Company entered into the Nesting Contract with ATN (a related company) under which ATN will provide the Company with satellite uplink, master control and other related services on its satellite transponder for two hours of broadcast time per day. Under the Nesting Contract, the Company is charged a daily rate for programming time provided by ATN to the Company starting at an estimated rate of approximately $2,100 for April 1997 which increases to approximately $3,600 by March 1998. The actual charge is based on the monthly number of households served by ATN affiliates. The Nesting Contract provides, however, that in no event will the Company be charged more than $60,000 per month for the first six months or $65,000 for the subsequent six months of the Nesting Contract. In addition, ATN will provide the Company with other required services at cost plus 20 percent. The Nesting Contract expires in April 1998 unless extended by mutual consent.

     During 1997, the Company made cash payments of $57,000 to ATN. Accounts payable and accrued expenses include approximately $100,000 due to ATN as of June 30, 1997.

9. Consulting Agreements


     a. Comspan


     During August 1993, the Company entered into a three year consulting agreement with Comspan, an unrelated company at the time the agreement was executed. Under the agreement, Comspan received 7,600 shares of common stock (valued at $5.92 per share or $45,000). The $45,000 was recorded as prepaid consulting costs as a component of shareholders' deficit in the accompanying financial statements and is being amortized over the life of the agreement to salaries and consulting expenses.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

9. Consulting Agreements  -- (Continued)

     Under the agreement, Comspan was also to receive certain monthly cash payments as defined in the agreement. During November 1994, the Company issued Comspan 56,291 shares of common stock (valued at $0.93 per share or $52,305) in satisfaction of amounts owed as of November 1994.


     b. Masters, Smith & Co.


     During May 1994, the Company entered into a twelve month consulting agreement with Masters, Smith & Co. (or MSC), an unrelated company at the time the agreement was executed. Under the agreement, MSC received 42,818 shares of common stock (valued at $0.93 per share or $39,783). MSC received 23,764 shares in May 1994 and the other 19,054 shares in January 1995. During 1994, the entire $39,783 was recorded as prepaid consulting costs as a component of shareholders' deficit in the accompanying financial statements and amortized over the life of the agreement to salaries and consulting expenses. The shares received in January 1995 were recorded as stock subscriptions in 1994.


     Under the agreement, MSC was also to receive certain monthly cash payments as defined in the agreement. The Company issued 64,424 shares of common stock (valued at $0.93 per share or $60,000) in settlement of amounts owed.


10. Employment Agreements


     Effective December 1, 1996 through May 13, 1997, the Company and its wholly-owned subsidiary entered into certain employment agreements with employees, shareholders and/or Directors. The agreements expire at various dates from September 30, 1998 to May 31, 1999. The agreements provide for minimum monthly cash compensation ranging from approximately $10,000 to $12,000, and quarterly commissions to an officer of $0.01 for each subscriber household, as defined, in excess of one million households.


     The employment agreements provide certain option rights and contain certain non-compete and severance pay clauses, as defined, in the agreements. Future minimum payments required under the amended and revised employment agreements, entered into as of June 30, 1997, are approximately $648,000 and $332,000 in fiscal years 1998 and 1999, respectively.


11. Licensing Fees


     During March 1995 through February 1996, the Company entered into certain license agreements whereby the Company is granted the right to broadcast or exhibit certain programs ranging between two to five years and expiring between December 1997 and March 2001. In consideration for the rights granted the Company has agreed to either pay for each program and/or provide available space for advertisements. Fees paid of approximately $21,000 and $118,000 which relate to these agreements have been recorded as programming expenses in the accompanying financial statements during fiscal year 1997 and 1996, respectively.


12. Options and Warrants


     Stock Options


     The Company has three stock option plans: the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Stock Option Plan, and the 1997 Management Bonus Plan. A total of 340,251 shares of common stock are reserved for issuance, pursuant to options granted and to be granted under these plans. 15,506 shares are available for grant, including an option to purchase 12,915 shares which has been terminated, as of June 30, 1997. Options pursuant to the plans generally vest over three years and expire in four to five years.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

12. Options and Warrants  -- (Continued)

     The plans provide for option grants at exercise prices not less than the fair market value on the date of grant. All options granted under these plans are at an exercise price of $5.00 per share.

     Effective during fiscal year 1997, the Company granted non-plan options to acquire 110,423 shares of common stock for services rendered and pursuant to certain employment agreements. Options to purchase 66,513 shares are fully vested as of June 30, 1997. Options to purchase 43,910 shares vest over 1.5 to 2 years. All non-plan options expire in 2001.

     During June 1997, non-plan options to purchase 9,749 shares of common stock were granted. The options' exercise price is $5.00 per share, monthly vesting commences July 1997, and they expire in five years.

     The following is a summary of all options granted to employees, directors and consultants to acquire the Company's common stock as of June 30, 1997:




   Shares        Exercise     Shares      Shares        Shares
  Granted         Price       Vested     Exercised     Terminated
--------------   ----------   --------   -----------   -----------
  347,409          $5.00       67,511        --          12,915
  110,423          $2.32       81,728        --              --

     The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," issued in October 1995. In accordance with provisions of SFAS no. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock options plans and, accordingly, does not recognize compensation cost. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net loss and loss per share would have been increased to the pro forma amounts indicated in the table below (in thousands, except per share amounts):



                                                Year Ended
                                               June 30, 1997
                                               --------------
       Net loss - as reported   ............     $  3,818
       Net loss - pro forma  ...............     $  3,911
       Loss per share - as reported   ......     $  (1.52)
       Loss per share - pro forma  .........     $  (1.55)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:


       Expected dividend yield ...............    0.00%
       Expected stock price volatility  ......    0.00%
       Risk free interest rate ...............    6.00%
       Expected life of options   ............   5 years

     The weighted average fair value of options granted during fiscal year 1997 is $0.31. During 1996, the weighted average fair value of options granted was zero.

     Warrants

     At June 30, 1997, there were 515,498 warrants outstanding related to the Company's prior debt and equity offerings. 500,000 warrants are exercisable through March 2002 at $5.50 per share and 15,498 warrants are exercisable through March 1999 at $3.87 per share.

                          THE RECOVERY NETWORK, INC.
                         (A development stage company)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)
                                 JUNE 30, 1997

13. Commitments and Contingencies

     a. Operating Leases

     During March 1997, the Company executed an operating lease agreement for its office facilities that expires in April 2002. Under the agreement, the Company has an option to extend the lease through May 2004. The lease requires that the Company also pay for certain insurance coverages and common area charges throughout the term of the lease. The aggregate minimum future commitments under operating leases are as follows:



Year Ending June 30,
       1998   ......     93,000
       1999   ......    125,000
       2000   ......    132,000
       2001   ......    142,000
       2002   ......    145,000
                       ---------
                       $637,000
                       =========

     Rent expense charged to operations in fiscal 1996 and 1997 were approximately $11,500 and $79,600, respectively.

     b. Capital Leases

     The Company leases certain office equipment under a capital lease. At June 30, 1997, minimum lease payments under the terms of the lease agreement are as follows:



Year Ending June 30,
       1998    ....................................   $22,997
       1999    ....................................    22,350
       2000    ....................................    18,711
                                                      --------
                                                       64,058
       Less--amounts representing interest   ......    16,728
       Less--Current portion  .....................    17,029
                                                      --------
                                                      $30,301
                                                      ========

14. Subsequent Events

     During July and August 1997, the Company borrowed $605,250 under one year, 15 percent notes payable to unrelated parties. The notes provide for a minimum of $90,790 of interest. The Company incurred $30,260 of deferred financing costs related to these notes.

================================================================================



No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


            -----------------------------------------------------



                               TABLE OF CONTENTS






                                           Page
                                          ---------
Available Information   ...............       2
Prospectus Summary   ..................       3
Risk Factors   ........................       9
Use of Proceeds   .....................      19
Dilution ..............................      20
Dividend Policy   .....................      21
Capitalization ........................      22
Plan of Operation .....................      23
Business.   ...........................      26
Management. ...........................      40
Principal Shareholders. ...............      48
Certain Transactions ..................      50
Description of Securities. ............      52
Shares Eligible for Future Sale  ......      54
Underwriting   ........................      55
Legal Matters. ........................      57
Experts  ..............................      57
Additional Information  ...............      57
Index to Financial Statements.   ......      F-1


Until      , 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the securities offered hereby, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================







                                2,000,000 Units








                                    [LOGO]









                                 THE RECOVERY
                                 NETWORK, INC.


                       2,000,000 Shares of Common Stock
                                      and
                        Redeemable Warrants to Purchase
                       2,000,000 Shares of Common Stock







                                -----------------
                                   PROSPECTUS
                                -----------------










                          Whale Securities Co., L.P.



                                        , 1997




================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.


     The articles of incorporation of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the articles of incorporation and the corporation law of the State of Colorado, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.


     As permitted by the Colorado Business Corporation Act, the Articles of Incorporation provide that directors and officers of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 7-108-403 of the Colorado statue relating to unlawful distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation also provide (subject to certain exceptions) that the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon request shall advance expenses to, any director or officer to the extent permitted under such law as it may from time to time be in effect. The Registrant's bylaws require the Registrant, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Registrant for actions taken by them which constitute negligence, gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Registrant for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders.


Item 25. Other Expenses of Issuance and Distribution.


     The following table sets forth the various expenses (other than selling commissions and other fees paid to the underwriter) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee and the NASD filing fee, all amounts shown are estimates.



     Registration fee   ................................................  $  8,370.60
     NASD filing fee    ................................................     3,262.84
     Nasdaq listing expenses  ..........................................    10,000.00
     Blue sky fees and expenses (including legal and filing fees)    ...    60,000.00
     Printing expenses (other than stock certificates)   ...............   100,000.00
     Printing and engraving of stock certificates  .....................     2,500.00
     Legal fees and expenses (other than Blue Sky)    ..................   250,000.00
     Consulting fee  ...................................................    60,000.00
     Accounting fees and expenses   ....................................    90,000.00
     Transfer Agent and Registrar fees and expenses   ..................     2,500.00
     Miscellaneous expenses   ..........................................    17,366.56
                                                                          ------------
       Total  .........................................................   $604,000.00
                                                                          ============


------------
* To be provided by amendment.

Item 26. Recent Sales of Unregistered Securities.


     From May 1994 through January 1995, the Registrant issued 42,818 shares of Common Stock valued at $.93 per share for consulting services rendered by a third party. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act of 1933 (the "Securities Act").


     From June 1994 to June 1995, the Registrant issued 28,973 shares of Common Stock valued at $.93 for consulting services rendered by third parties. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.


     In July 1994, the Registrant sold 5,595 shares of Common Stock at a price of $11.62 per share. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In November 1994, the Registrant sold 186,074 shares of Common Stock at a purchase price of $.54 per share. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In November 1994, the Registrant issued 56,291 shares of Common Stock valued at $.93 per share to a consultant in lieu of cash payments and any other amounts owed to such consultant. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In January 1995, the Registrant issued 66,514 shares of Common Stock valued at $.93 per share, whereby 20,156 shares of Common Stock were issued for consulting services rendered by third parties and 46,358 shares of Common Stock were issued upon conversion of outstanding promissory notes held by these third parties. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In January 1995, the Registrant issued to an officer of the Registrant 78,776 shares of Common Stock, valued at $.93 per share, as reimbursement for expenses incurred by such officer, on behalf of the Company. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In June 1995, the Registrant issued to an officer of the Registrant 186,074 shares of Common Stock valued at $.54 per share for services rendered to the Registrant by such officer during the fiscal year ended June 30, 1995. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.


     During 1995, the Registrant issued 64,424 shares of Common Stock valued at $.93 per share to a consultant in lieu of cash payments. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     During the period from November 1995 through April 1996, the Registrant sold 322,663 shares of Common Stock at a price per share of $2.32 for proceeds of approximately $749,500. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In January 1996, the Registrant issued 48,106 shares of Common Stock valued at $2.32 per share for consulting services rendered by third parties. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.


     During April 1996, the Registrant issued, pursuant to a shareholder rights offering, 259,281 shares of Common Stock and received proceeds of $200,767. In connection with the shareholder rights offering, the Registrant granted each shareholder of record one transferable right for each share of Common Stock owned by such shareholder. Five rights entitled a shareholder to purchase one share of Common Stock at a price of approximately $.77 per share. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated under the Securities Act.


     In May 1996, the Registrant issued to a director of the Registrant 17,220 shares of Common Stock, valued at $2.32 per share, for consulting services. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

     During June 1996, the Registrant issued 14,332 shares of Common Stock valued at $2.32 per share for consulting services performed and expenses incurred by such consultant prior to November 1995. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     During the period from July 1996 through October 1996, the Registrant sold 10% Convertible Promissory Notes (the "Convertible Notes") in the aggregate principal amount of $310,000. From November 1996 through January 1997, Convertible Notes in the aggregate principal amount of $250,000 and interest of approximately $11,500 were converted into an aggregate of 71,033 shares of Common Stock. The noteholders also received and exercised warrants for 142,065 shares of Common Stock resulting in proceeds to the Registrant of approximately $330,000. The remaining outstanding Convertible Note in the principal amount of $60,000 was repaid in March 1997 from the net proceeds of a private financing (the "Private Financing"), and in connection with such repayment the Registrant issued to the holder warrants to purchase 15,498 shares of Common Stock, exercisable at a price of $3.87 per share. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In October 1996, the Registrant issued to two shareholders of the Registrant 16,144 shares of Common Stock valued at $2.32 per share for consulting services rendered by such shareholders, and the Registrant issued 7,749 shares of Common Stock valued at $3.48 per share for consulting services. In issuing such securities, the Registrant relied on the exemption provided by
Section 4(2) of the Securities Act.

     During October and November 1996, an officer and a former officer of the Registrant were issued 43,050 shares of Common Stock, respectively, valued at $2.32 per share as reimbursement for expenses incurred by them on behalf of the Registrant, and the Registrant reduced the exercise price of 73,615 options from $3.87 to $2.32 and all of such options were exercised. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     From October 1996 through January 1997, the Registrant sold 138,761 shares of Common Stock for a price per share of $3.48 for proceeds of approximately $483,500. The Registrant issued 7,749 shares in consideration of services rendered in connection with such offering. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In November 1996, the Registrant issued 31,857 shares of Common Stock, valued at $2.32 per share to officers of the Registrant upon conversion of deferred compensation earned by such officers. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.

     In November 1996, the Registrant issued 6,888 shares of Common Stock valued at a price of $2.90 upon the conversion of a promissory note. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In March and April 1997, the Registrant sold to 21 "accredited investors" in the Private Financing an aggregate of (i) $2,000,000 principal amount of promissory notes (the "Financing Notes") which bear interest at the rate of 9% per annum and are due on the earlier of the consummation of this offering or March 6, 1998; (ii) 400,000 shares of Common Stock; and (iii) Warrants (the "Financing Warrants") to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $4.00 per share. The Underwriter acted as placement agent in connection with the Private Financing and received a placement agent fee of $200,000 in connection with such offering. In issuing such securities, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act.


     From July through September 1997, the Registrant sold $605,250 aggregate principal amount of promissory notes which bear interest at 15% due on the earlier of two business days after the consummation of this offering and one year after their issuance. The lender received an origination fee of 5% paid out of the proceeds of the notes. In issuing the notes, the Registrant relied on the exemption provided by Section 4(2) of the Securities Act.


     In issuing securities under the exemption provided by Section 4(2) of the Securities Act, each purchaser was either an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act or such purchaser had such knowledge and experience in financial and business matters that such person was capable of evaluating the merits and risks of the investment.

Item 27. Exhibits.




Number                                        Description of Exhibit
--------   ----------------------------------------------------------------------------------------------
  1.1      Form of Underwriting Agreement.
  3.1      Articles of Incorporation of the Registrant.*
  3.2      By-Laws of the Registrant.*
  4.1      Specimen Certificate of the Registrant's Common Stock.*
  4.2      Form of Warrant Agent Agreement (including Form of Warrant).
  4.3      Form of Underwriter's Warrant Agreement (including Form of Underwriter's Warrant).
  4.4      Form of Unit Certificate.
  4.5      1996 Employee and Consultants Stock Option Plan.*
  4.6      Amendment to 1996 Employee and Consultants Stock Option Plan.*
  4.7      1996 Board of Directors and Advisory Board Retainer Plan.*
  4.8      Amendment to 1996 Board of Directors and Advisory Board Retainer Plan.*
  4.9      1997 Management Bonus Plan.*
 4.10      Amendment to 1997 Management Bonus Plan.*
 4.11      Form of Stock Option Contract.*
 4.12      Form of Promissory Note issued by the Registrant.*
 5.1       Opinion of Parker Chapin Flattau & Klimpl, LLP.
10.1       Operating Agreement of RecoveryNet Interactive, L.L.C. dated as of August 1, 1996.*
10.2       Channel Nesting Agreement between the Registrant and Access Television Network, Inc. dated as of April 10, 1977.*
10.3       Employment Agreement between the Registrant and William D. Moses effective as of December
           1, 1996.*
10.4       Non-Disclosure and Inventions Agreement between the Registrant and William Moses dated as of
           January 30, 1997.*
10.5       Employment Agreement between the Registrant and Donald Masters effective as of December 1,
           1996.*
10.6       Non-Disclosure and Inventions Agreement between the Registrant and Donald Masters dated as of February 3, 1997.*
10.7       Employment Agreement between the Registrant and John Wheeler dated as of May 13, 1997.*
10.8       Employment Agreement between the Registrant and William Megalos dated as of May 1, 1997.*
10.9       License Agreement between RecoveryNet Interactive L.L.C. and Merit Behavioral Care
           Corporation dated as of May 1, 1997.*
21.1       List of Subsidiaries.*
23.1       Consent of Arthur Andersen LLP.
23.2       Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).
24.1       Power of Attorney.*
27.1       Financial Data Schedule.


------------
* Filed previously.



Item 28. Undertakings.



     The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing as specified in the Underwriting Agreement Common Stock certificates in such denominations and registered in such names as required by the Underwriting Agreement to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that it will: (1) for determining any liability under the Securities Act of 1933 (the "Act"), treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective; (2) for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, in Santa Monica County, State of California, on the 23th day of September, 1997.


                                          THE RECOVERY NETWORK, INC.




                                          By: /s/ William D. Moses
                                            -----------------------------------

                                            William D. Moses

                                            President and Chief Executive
   Officer


     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.






                 Signature                                         Title                             Date
----------------------------------------------   -------------------------------------------   -------------------
 /s/ George H. Henry                      Chairman of the Board of Directors                    September 23, 1997
 -----------------------
    George H. Henry


  /s/ William D.  Moses                   President, Chief Executive Officer and                September 23, 1997
 -----------------------                  Director (principal accounting officer and
      William D. Moses                    principal financial officer)


             *
-----------------------                   Executive Vice President and Director                 September 23, 1997
   Donald J. Masters


            *
-----------------------                   Vice Chairman of the Board of Directors               September 23, 1997
    Nimrod J. Kovacs

           *
-----------------------                   Director                                              September 23, 1997
       Paul Graf

*By: /s/ George H. Henry
     ---------------------
         George H. Henry
        Attorney-in-fact


                                 EXHIBIT INDEX




Number                                        Description of Exhibit
--------   ----------------------------------------------------------------------------------------------
  1.1      Form of Underwriting Agreement.
  3.1      Articles of Incorporation of the Registrant.*
  3.2      By-Laws of the Registrant.*
  4.1      Specimen Certificate of the Registrant's Common Stock.*
  4.2      Form of Warrant Agent Agreement (including Form of Warrant).
  4.3      Form of Underwriter's Warrant Agreement (including Form of Underwriter's Warrant).
  4.4      Form of Unit Certificate.
  4.5      1996 Employee and Consultants Stock Option Plan.*
  4.6      Amendment to 1996 Employee and Consultants Stock Option Plan.*
  4.7      1996 Board of Directors and Advisory Board Retainer Plan.*
  4.8      Amendment to 1996 Board of Directors and Advisory Board Retainer Plan.*
  4.9      1997 Management Bonus Plan.*
 4.10      Amendment to 1997 Management Bonus Plan.*
 4.11      Form of Stock Option Contract.*
 4.12      Form of Promissory Note issued by the Registrant.*
 5.1       Opinion of Parker Chapin Flattau & Klimpl, LLP.
10.1       Operating Agreement of RecoveryNet Interactive, L.L.C. dated as of August 1, 1996.*
10.2       Channel Nesting Agreement between the Registrant and Access Television Network, Inc. dated as of April 10, 1977.*
10.3       Employment Agreement between the Registrant and William D. Moses effective as of December
           1, 1996.*
10.4       Non-Disclosure and Inventions Agreement between the Registrant and William Moses dated as of
           January 30, 1997.*
10.5       Employment Agreement between the Registrant and Donald Masters effective as of December 1,
           1996.*
10.6       Non-Disclosure and Inventions Agreement between the Registrant and Donald Masters dated as of February 3, 1997.*
10.7       Employment Agreement between the Registrant and John Wheeler dated as of May 13, 1997.*
10.8       Employment Agreement between the Registrant and William Megalos dated as of May 1, 1997.*
10.9       License Agreement between RecoveryNet Interactive L.L.C. and Merit Behavioral Care
           Corporation dated as of May 1, 1997.*
21.1       List of Subsidiaries.*
23.1       Consent of Arthur Andersen LLP.
23.2       Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).
24.1       Power of Attorney.*
27.1       Financial Data Schedule.


------------
* Filed previously.